Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262639

3,544,423 Shares

GROM SOCIAL ENTERPRISES, INC.

This prospectus relates to the resale, from time to time, by the selling stockholder named herein (the “Selling Stockholder”) of (i) an aggregate of 3,240,741 shares of our common stock, par value $0.001 per share, issuable upon the conversion of certain outstanding convertible promissory notes and (ii) and aggregate of 303,682 shares of common stock issuable upon exercise of certain outstanding warrants (the “Warrants”).

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current applicable exercise price with respect to all of the 303,682 shares of common stock, would result in gross proceeds to us of approximately $1,275,464.

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. The Selling Stockholder may sell our shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholder may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “GROM.” On June 24, 2022 the last reported sale price for our common stock on Nasdaq was $0.43.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2022.

GROM SOCIAL ENTERPRISES, INC.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholder named herein (the “Selling Stockholder”) have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholder have done anything that would permit this offering (the “Offering”) or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

If required, each time the Selling Stockholder offer shares of common stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” before buying any of the securities offered.

Unless the context otherwise requires, the terms “the Company,” “we,” “us” and “our” refer to Grom Social Enterprises, Inc. and our subsidiaries.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about the following:

●	our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our goals for future revenues and earnings;

●	the potential impact of COVID-19 on our business and results of operations;

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flows, capital expenditures, liquidity, financial condition and results of operations;

●	our products and services, including their quality and performance in absolute terms and as compared to competitive alternatives, and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	our ability to maintain, protect, and enhance our brand and intellectual property;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flows they are capable of delivering in the future;

●	the effects on our business operations, financial results, and prospects of business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships;

●	industry trends and customer preferences and the demand for our products and services; and

●	the nature and intensity of our competition, and our ability to successfully compete in our markets.

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These statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly-available information with respect to the factors upon which our business strategy is based, or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, without limitation, those discussed under the caption “Risk Factors" in this prospectus as well as other risks and factors identified from time to time in our SEC filings.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock.

Overview

We were incorporated in the State of Florida on April 14, 2014, as Illumination America, Inc. We changed our name to Grom Social Enterprises, Inc. on August 17, 2017, in connection with our acquisition of Grom Holdings, Inc., a Delaware corporation (“Grom Holdings”).

Effective August 17, 2017, we acquired Grom Holdings pursuant to the terms of a share exchange agreement (the “Share Exchange Agreement”) entered into on May 15, 2017 (the “Share Exchange”). In connection with the Share Exchange, the Company issued an aggregate of 3,464,184 shares of its common stock to the Grom Holdings stockholders, pro rata to their respective ownership percentage of Grom Holdings. Each share of Grom Holdings was exchanged for approximately 0.1303 shares of our common stock. As a result, the stockholders of Grom Holdings owned approximately 92% of the Company’s issued and outstanding shares of common stock at such time.

We are a media, technology and entertainment company that focuses on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with the Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content. We conduct our business through our five operating subsidiaries:

•	Grom Social, Inc. (“Grom Social”), incorporated in the State of Florida on March 5, 2012, operates our social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”), incorporated in Hong Kong on September 15, 2005, operates through its two wholly-owned subsidiaries: (i) Top Draw Animation Hong Kong Limited, a Hong Kong corporation (“Top Draw HK”), and (ii) Top Draw Animation, Inc., a Philippines corporation (“Top Draw Philippines”). The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”), incorporated in the State of Florida on January 17, 2017, operates our web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”), incorporated in the State of Florida on April 19, 2017, intends to market and distribute nutritional supplements to children. GNS has been nonoperational since its inception.

•	Curiosity Ink Media, LLC (“CIM”), organized in the State of Delaware on January 5, 2017, develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

We own 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of CIM.

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Recent Developments

Reverse Stock Split

On April 7, 2021, our board of directors (the “Board”) approved, and, on April 8, 2021, our shareholders approved, a reverse stock split at a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, the Board fixed the ratio for a reverse stock split at 1-for-32, and, on May 7, 2021, we filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Florida to effect the reverse stock split, which became effective as of May 13, 2021. Our common stock began being quoted on the OTCQB on a post-reverse split basis on May 19, 2021.

Listing on the Nasdaq Capital Market

On June 17, 2021, our common stock and registered warrants began trading on the Nasdaq Capital Market under the symbols “GROM” and “GROMW,” respectively.

Registered Offering

On June 21, 2021 (in this case, the “Closing Date”), we sold an aggregate of 2,409,639 units (the “Units”), at a price to the public of $4.15 per Unit (the “Underwritten Offering”), each Unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $4.565 per share pursuant to an underwriting agreement, dated as of June 16, 2021 (the “Underwriting Agreement”), between us and EF Hutton, division of Benchmark Investments, LLC, as representative (the “EF Hutton”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, we granted EF Hutton a 45-day option to purchase up to 361,445 additional Units of common stock and warrants, to cover over-allotments in connection with the Offering, which EF Hutton exercised with respect to warrants exercisable for up to an additional 361,445 shares on the Closing Date.

The shares and the warrants were offered and sold to the public pursuant to our registration statement on Form S-1, as amended (File No. 333-253154), filed by us with the SEC under the Securities Act, which became effective on June 16, 2021.

On the Closing Date, we received gross proceeds of approximately $10,000,000, before deducting underwriting discounts and commissions of 8% of the gross proceeds and estimated offering expenses. We are using the net proceeds from the Underwritten Offering primarily for sales and marketing activities, product development, acquisition of, or investment in, technologies, solutions, or businesses that complement our business, and for working capital and general corporate purposes.

Pursuant to the Underwriting Agreement, we issued to EF Hutton five-year warrants to purchase up to 144,578 shares (6% of the shares sold in the Underwritten Offering), on the Closing Date. EF Hutton’s warrants are exercisable at $4.15 per share and are subject to a lock-up for 180 days from the commencement of sales in the Underwritten Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e).

The total expenses of the Underwritten Offering were approximately $1,162,738, which included the underwriting discounts and commissions and EF Hutton’s reimbursable expenses relating to the Underwritten Offering.

On July 15, 2021, EF Hutton exercised in full the over-allotment option with respect to all 361,445 additional shares. After giving effect to the full exercise of the over-allotment option, the total number of Units sold by us in the Underwritten Offering was 2,771,084, for total gross proceeds to us of approximately $11,500,000, before deducting underwriting discounts and commissions and other offering expenses payable by us.

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Curiosity Acquisition

On July 29, 2021, we entered into a membership interest purchase agreement (in this case, the “Purchase Agreement”) with CIM, and the holders of all of CIM’s outstanding membership interests (the “Sellers”), for the purchase of 80% of CIM’s outstanding membership interests (the “Purchased Interests”) from the Sellers (the “Acquisition).

On August 19, 2021, pursuant to the terms of the Purchase Agreement, we consummated the Acquisition and acquired the Purchased Interests in consideration for the issuance to the Sellers of an aggregate of 1,771,883 shares of our common stock to the Sellers, pro rata to their membership interests immediately prior to the closing of the Acquisition. The shares were valued at $2.82 per share which represents to the 20-day volume-weighted average price of our common stock on August 19, 2021.

Pursuant to the Purchase Agreement, the Company also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to CIM by two of the Sellers, Russell Hicks and Brett Watts.

The Note is convertible into shares of our common stock at a conversion price of $3.28 per share, but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock. The Note may be prepaid at any time, in whole or in part. The Note is subordinate to our senior indebtedness.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in stock) upon the achievement of certain performance milestones as of December 31, 2025.

Separation Agreement and Departure of Director

On July 26, 2021, Melvin Leiner resigned as Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Leiner remains the Company’s Executive Vice President and Chief Operating Officer, and a director.

On July 26, 2021, effective immediately upon Mr. Leiner’s resignation, Jason Williams was appointed the Company’s Chief Financial Officer, Secretary and Treasurer.

On April 22, 2022, we entered into an Executive Separation Agreement with Melvin Leiner (the “Separation Agreement”), pursuant to which Mr. Leiner retired from his positions as our Executive Vice President and Chief Operating Officer. Pursuant to the Separation Agreement, Mr. Leiner’s employment with us ended on April 22, 2022 and Mr. Leiner is to receive separation payments over a 9 month period equal to his base salary, as well as certain limited health benefits.

In accordance with the Separation Agreement, we will pay to Mr. Leiner the sum of $236,250 in biweekly installments over the 9 month period beginning on our first regular pay period after April 22, 2022 and ending on January 13, 2023. The Separation Agreement also contains non-disparagement covenants and a mutual release of claims by the parties thereto.

On the same day, Mr. Leiner resigned from our Board of Directors, effectively immediately. Mr. Leiner did not resign as a result of any disagreement with us on any matter relating to our operations, policies or practices.

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Payoff of TDH Sellers Notes

On August 18, 2021, the Company paid the holders of certain secured promissory notes (the “TDH Secured Notes”) an aggregate of $834,759.77, representing all remaining amounts due and payable under the TDH Secured Notes. Upon receipt of such payment by the holders of the TDH Secured Notes, the pledged shares of TDH Holdings and its subsidiary, Top Draw HK were released from escrow, and the holders of the TDH Secured Notes had no further security interest in the assets of the Company or its subsidiaries.

L1 Capital Financing

Closing of First Tranche

On September 14, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with L1 Capital Global Opportunities Master Fund (“L1 Capital”), pursuant to which it sold L1 Capital (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $4,400,000, due March 13, 2023 (the “Original Note”), and (ii) a five-year warrant to purchase 813,278 shares of our common stock at an exercise price of $4.20 per share (the “Original Warrant”), for consideration of $3,960,000 (the “First Tranche”).

EF Hutton acted as exclusive placement agent for the offering and received a fee of $316,800.

The Original Note is convertible into common stock at a rate of $4.20 per share (the “Conversion Price”), and is repayable in 18 equal monthly installments, in cash, or, at our discretion, and if the Equity Conditions described below are met, by issuance of shares of common stock at a price equal to 95% of the volume weighted average price (“VWAP”) prior to the respective monthly redemption dates (with a floor of $1.92), multiplied by 102% of the amount due on such date. In the event that the 10-day VWAP drops below $1.92, we will have the right to pay in shares of common stock at said VWAP, with any shortfall to be paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54. In addition, under the terms of the Original Note, L1 Capital had the right to accelerate up to 3 of the monthly payments. Neither the Company, nor L1 Capital, may convert any portion of the Original Note to the extent that, after giving effect to such conversion, L1 Capital (together with any affiliated parties) would beneficially own in excess of 4.99% of our outstanding common stock.

The Equity Conditions required to be met in order for us to redeem the Original Note with shares of common stock in lieu of a monthly cash payment, include, without limitation, that (i) a registration statement must be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Original Note (or, that an exemption under Rule 144 is available), and (ii) that the average daily trading volume of our common stock will be at least $250,000 immediately prior to the date of the monthly redemption.

The Original Warrant has the same anti-dilution protection as the Original Note and same adjustment floor. The Original Warrant is exercisable for cash, or on a cashless basis only for so long as no registration statement covering resale of the shares is in effect. L1 Capital shall not have the right to exercise any portion of the Original Warrant to the extent that, after giving effect to such exercise, L1 Capital (together with any affiliated parties), would beneficially own in excess of 4.99% of our outstanding common stock.

We entered into a Security Agreement with L1 Capital pursuant to which L1 Capital was granted a security interest in all of the assets of Grom and certain of its subsidiaries. As further inducement for L1 Capital to enter into the Security Agreement, certain of our pre-existing secured creditors agreed to give up their exclusive senior security interest in the assets of TD Holdings, in exchange for a shared senior secured interest with L1 Capital on a pari pasu basis on all of our assets. Repayment of the Note is also guaranteed by certain subsidiaries of Grom pursuant to a subsidiary guaranty.

We agreed to file a registration statement with the SEC within 35 days of the closing of the First Tranche registering all First Tranche Conversion Shares and First Tranche Warrant Shares for resale, to go effective no later than 75 days after the closing of the First Tranche.

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The Purchase Agreement also contemplated the purchase by L1 Capital (the “Second Tranche”) of an additional 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $1,500,000, and warrants to purchase approximately 277,000 shares (presuming current market prices) of common stock on identical terms to the Original Note and Warrant, subject to, and upon receipt of, shareholder approval under Nasdaq rules and effectiveness of a registration statement covering the resale of the shares issuable under the Original Note and Warrant issued in the First Tranche.

Amendment to Purchase Agreement and Original Note

On October 20, 2021, we entered into an Amended and Restated Purchase Agreement with LI Capital (the “Amended Purchase Agreement”), pursuant to which the amount of the proposed Second Tranche investment was increased from $1,500,000 to $6,000,000. In the event that the conditions to closing the Second Tranche investment are satisfied, we intend on issuing (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $6,000,000 (the “Additional Note”), identical to the Original Note, but due 18 months from the closing of the Second Tranche, and (ii) a five-year warrant to purchase 1,041,194 at an exercise price of $4.20 per share (the “Additional Warrant”), for consideration of $5,400,000.

The closing of the Second Tranche is subject to a registration statement being declared effective by the SEC covering the shares issuable upon conversion or redemption of the Original Note and Original Warrant, shareholder consent being obtained as required by Nasdaq Rule 5635(d), and a limitation on the principal amount of notes that may be issued to no more than 30% of the Company’s market capitalization as reported by Bloomberg L.P., which requirement may be waived by L1 Capital.

The conversion and redemption terms, as well as all other material terms of the Additional Note, and exercise price of terms of the warrants to be issued in the Second Tranche, are identical in all other material respects as the originally issued note and warrants, except for the amendments provided herein.

As of October 20, 2021, and as part of the terms of the Amended Purchase Agreement, the Original Note was amended (the “Amended Original Note”) to increase the monthly redemption amount for the 18 monthly installments from $275,000 to $280,500. In addition, the Amended Original Note provides that, in the event that the Second Tranche closes, the Equity Conditions required to be satisfied in order for us to elect to make monthly note payments by issuance of common stock in lieu of cash (and in addition to the requirement that a registration statement is in effect or an exemption exists) the average trading volume of our common stock must be at least $550,000 (increased from $250,000) during the five trading days prior to the respective monthly redemption. Except as described above, the other terms of the Original Note as previously disclosed remain in full force and effect. In addition, if the Second Tranche is consummated, L1 Capital will have the right to accelerate up to 6 of the monthly payments as opposed to just 3.

Closing of Second Tranche

On January 20, 2022 (the “Second Tranche Closing”) we closed on the Second Tranche of the offering with L1 Capital, resulting in the issuance of (i) a $1,750,000 10% Original Issue Discount Senior Secured Convertible Note, due July 20, 2023, (the “Second Tranche Note”); and (ii) a five year warrant to purchase 303,682 shares of our Common Stock at an exercise price of $4.20 per share (the “Second Tranche Warrants”), in exchange for consideration of $1,575,000 (i.e. the face amount less the 10% Original Issue Discount of $175,000).

In connection with the Second Tranche Closing, the Company paid to EF Hutton a fee of $126,000.

The Second Tranche Note is convertible into our common stock at a rate of $4.20 per share (the “Conversion Price”) into 416,667 shares of common stock (the “Second Tranche Conversion Shares”) and, is repayable in equal monthly installments of $111,563 commencing on the date that the SEC declares a registration statement with respect to the resale of such shares effective, with all remaining amounts due on July 20, 2023. The Second Tranche Note is repayable by payment of cash, or, at our discretion and if the below listed “Equity Conditions” are met, by issuance of shares of the common stock at a price of 95% of the lowest daily VWAP during the ten-trading day period prior to the respective monthly redemption dates (with a floor of $1.92) multiplied by 102% of the amount due on such date. In the event that the ten-trading day VWAP drops below $1.92 we will have the right to pay in stock at such ten-trading day VWAP with any shortfall paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54 (the “Monthly Conversion Price”).

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If we elect to repay the entire Second Tranche Note by issuance of shares, presuming recent stock prices, an aggregate of approximately 3,240,741 shares may be issued over 14 months plus interest.

Our right to make monthly payments in stock in lieu of cash for the Second Tranche Note is conditioned on certain conditions (the “Equity Conditions”). The Equity Conditions required to be met each month in order to redeem the Second Tranche Note with stock in lieu of a monthly cash payment, among other conditions set forth therein, include without limitation, that a registration statement be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Second Tranche Note (or, that an exemption under Rule 144 is available), that no default be in effect, that the average daily trading volume of ourstock would have to be at least $550,000 during the five trading days prior to the respective monthly redemption and that the outstanding principal amounts of the First Tranche Note and Second Tranche Note combined, shall not exceed 30% of the market capitalization of our Common Stock as reported on Bloomberg L.P., which percentage is subject to increase by LI Capital at its sole discretion.

Other provisions of the Second Tranche Note, which is similar in terms to the First Tranche Note, include that the Second Tranche Note Conversion Price is subject to full anti-dilution price protections in the event of financings that are below the Conversion Price with a floor of $0.54.

In the event of an Event of Default as defined in the notes, if the stock price is below the Conversion Price at the time of default and only for so long as a default is continuing, the Second Tranche Notes would be convertible at a rate of 80% of the lowest VWAP in the ten prior trading days, provided, that if the default is cured the default conversion rate elevates back to the normal Conversion Price

As part of the Second Tranche Closing, the Company issued Second Tranche Warrants exercisable for five years from the date of issuance, at $4.20 per share which carry the same anti-dilution protection as the Second Tranche Notes, subject to the same adjustment floor. The Second Tranche Warrants are exercisable via cashless exercise only for so long as no registration statement covering resale of the shares is in effect.

The Company is required to file a registration statement with the SEC which shall be declared effective on or prior to 75 days the closing of the Second Tranche.

The Second Tranche Note continues to be subject to (i) the repayment and performance guarantees by the subsidiaries of the Company pursuant to a subsidiary guaranty and, (ii) the Security Agreement pursuant to which the LI Capital was granted a security interest in all of the assets of the Company and certain of its subsidiaries, each as entered into in connection with the First Tranche closing on September 14, 2021.

Risks Associated With Our Business

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 10 of this prospectus and includes:

•	We have a history of losses;

•	We will be required to raise additional financing;

•	We have a significant amount of indebtedness;

•	We may not be able to retain key members of our management team;

•	We may be unable to protect our intellectual property;

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•	Market acceptance of our products is still uncertain;

•	We may not be able to retain existing users, or obtain new users, for our online platforms;

•	We face significant competition; and

•	Investors in the Offering may lose their entire investment.

Our Corporate Information

Our principal executive offices are located at 2060 NW Boca Raton, #6, Boca Raton, Florida 33431. Our telephone number is (561) 287-5776. Our website address is www.gromsocial.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an emerging growth company until the earlier of (i) December 31, 2022, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2022. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Securities offered by the Selling Stockholder:	3,544,423 shares of common stock, which includes (i) 3,240,741 shares of common stock issuable upon the conversion of outstanding convertible promissory notes (the “Notes”), and (ii) 303,682 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock (the “Warrants”).

Common stock outstanding:	18,760,403 shares

Common stock to be outstanding after the offering assuming conversion of all of the Notes (at an assumed conversion rate of $.54 per share) and exercise of all of the Warrants:	22,304,826 shares

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholder of the shares of common stock being offered by this prospectus. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $1,275,464. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 10 before deciding to invest in our securities.

Trading Symbol:	Our common stock is currently quoted on The Nasdaq Capital Market under the trading symbol “GROM”.

The shares of common stock outstanding and the shares of common stock to be outstanding after this offering is based on 18,760,403 shares outstanding as of May 17, 2022 and excludes an aggregate of up to approximately 11,267,285 shares of common stock based upon the following:

(i)	426,043 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.46 per share;

(ii)	4,264,352 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants;

(iii)	shares of common stock issuable upon the conversion of by convertible promissory note holders of all of the outstanding principal amount and accrued and unpaid interest due into 192,904 shares of common stock;

(iv)	4,875,429 shares issuable upon the conversion of Series C Stock; and

(vii)	1,508,557 shares of common stock reserved for issuance under our Equity Incentive Plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our common stock and warrants, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock and warrants could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to our Business and Industry

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

On a consolidated basis, the Company has incurred significant operating losses since inception. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements of its equity securities and convertible notes and through officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and by obtaining short-term loans. The Company will be required to continue to do so until its consolidated operations become profitable.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this prospectus, we identified a material weakness in our internal control over financial reporting related to functional controls and segregation of duties. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of December 21, 2021.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis, which could result a material adverse effect on our business. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In addition, we would likely incur additional accounting, legal and other costs in connection with any remediation steps. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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To respond to this material weakness, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. Additionally, we have hired, and plan to continue to hire, as resources permit, qualified accounting personnel to better manage our functional controls and segregate responsibilities. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Our obligations to L1 Capital and other noteholders are secured by a security interest in substantially all of our assets, so if we default on those obligations, the noteholders could foreclose on, liquidate and/or take possession of our assets. If that were to happen, we could be forced to curtail, or even to cease, our operations

On September 14, 2021, the Company entered into a Securities Purchase Agreement with L1 Capital, pursuant to which it issued L1 Capital a 10% Original Issue Discount Senior Secured Convertible Promissory Note in the principal amount of $4,400,000 (the “L1 Capital Note”), which matures on March 13, 2023. Simultaneously, the Company entered into a Security Agreement with L1 Capital, pursuant to which L1 Capital was granted a security interest in all of the assets of the Company and certain of its subsidiaries to secure repayment of amounts due under the L1 Capital Note. As further inducement for L1 Capital to enter into the Security Agreement, certain of the Company’s pre-existing secured creditors (the “Additional Noteholders”), holding convertible promissory notes in the aggregate principal amount of $438,560 (the “Additional Notes”), agreed to give up their exclusive senior security interest in the assets of the Company’s subsidiary TD Holdings, in exchange for a shared senior secured interest with L1 Capital on a pari pasu basis on all assets of the Company. The Securities Purchase Agreement contemplated a closing of a second tranche of the offering (the “Second Tranche Closing”) of up to an additional $6,000,000 principal amount of Notes identical to the First Tranche Note. On January 20, 2022 the Company and LI Capital closed on the Second Tranche Closing, resulting in the issuance of a $1,750,000 10% Original Issue Discount Senior Secured Convertible Note, Due July 20, 2023, (the “Second Tranche Note”). As a result, if we default on our obligations under the L1 Capital Note, the Second Tranche Note and/or the Additional Notes, L1 Capital and the Additional Noteholders, as applicable, could foreclose on their security interests and liquidate or take possession of some or all of the assets of the Company and its subsidiaries, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease our operations.

Our future performance will depend on the continued engagement of key members of the management team of the Company.

Our future performance depends to a large extent on the continued services of members of the Company’s current management and other key personnel, including Zachary Marks. While we have employment agreements with certain of our executive officers and key employees, the failure to secure the continued services of these or other key personnel for any reason, could have a material adverse effect on our business, operations, and prospects. We currently do not carry “key man insurance” on any of our executives.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results. To manage our growth effectively, we must continually evaluate and evolve our business and manage our employees, operations, finances, technology and development, and capital investments efficiently. Our efficiency, productivity and the quality of our Grom Social platform, animation business and web filtering user services and content may be adversely impacted if we fail to appropriately coordinate across our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our Grom Social platform. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues.

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Future business acquisitions, strategic investments or alliances, if any, as well as business acquisition transactions, could disrupt our business and may not succeed in generating the intended benefits and may, therefore, adversely affect our business, revenue and results of operations.

We completed the acquisition of TD Holdings in 2016, and recently acquired 80% of Curiosity. In the future, we may explore potential acquisitions of companies or technologies, strategic investments, or alliances to strengthen our business. Acquisitions involve numerous risks, any of which could harm our business, including:

•	our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or architecture, regulatory compliance practices, or accounting practices or employee issues;

•	failure to successfully integrate acquired businesses;

•	diversion of management’s attention from operating our business to addressing acquisition integration challenges;

•	difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds;

•	anticipated benefits may not materialize;

•	retention of employees from the acquired company;

•	integration of the acquired company’s accounting, management information, human resources, and other administrative systems;

•	coordination of product development and sales and marketing functions;

•	liability for activities of the acquired company before the acquisition, including patent and trademark infringement, claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, users, former stockholders or other third parties.

Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of transactions and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could harm our business, financial condition, and operating results.

We face intense competition in all aspects of our business including competition in the animation and web filtering businesses. If we do not provide features and content that will engage and attract users, advertisers and developers we may not remain competitive, and our potential revenues and operating results could be adversely affected.

We face intense competition in almost every aspect of our business, including from companies such as Facebook, YouTube, Twitter and Google, which offer a variety of Internet products, services, content, and online advertising offerings, as well as from mobile companies and smaller Internet companies that offer products and services that may compete directly with Grom Social for users, such as Yoursphere, Fanlala, Franktown Rocks and Sweety High. As we introduce new services and products, as our existing services and products evolve, or as other companies introduce new products and services, we may become subject to additional competition.

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Some of our current and potential competitors have significantly greater resources and better competitive positions than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements. Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. In addition, our users, content providers or application developers may use information shared by our users through Grom Social in order to develop products or features that compete with us. Certain competitors, including Facebook, could use strong or dominant positions in one or more markets to gain a competitive advantage against us in areas where we operate, including by creating a social networking experience similar to ours with similar content and features. As a result, our competitors may acquire and engage users at the expense of the growth or engagement of our user base, which may negatively affect our business and financial results.

We believe that our ability to compete effectively depends upon many factors, including:

•	the age appropriateness, attractiveness, safety, ease of use, performance, and reliability of the Grom Social platform, our content and products compared to our competitors;

•	the size and composition of our user base;

•	the engagement of our users with our products;

•	the timing and market acceptance of content, services, and products, including developments and enhancements to our or our competitors’ content, services and products;

•	our ability to monetize our products, including our ability to successfully monetize mobile usage;

•	the frequency, size, and relative prominence of the ads and other commercial content displayed by us or our competitors;

•	customer service and support efforts;

•	marketing and selling efforts;

•	responding to changes mandated by legislation or regulatory authorities, some of which may have a disproportionate effect on us;

•	acquisitions or consolidation within our industry, which may result in more formidable competitors;

•	our ability to attract, retain, and motivate talented employees, particularly programmers;

•	our ability to cost-effectively manage and grow our operations; and

•	our reputation and brand strength relative to our competitors.

If we are not able to effectively compete, our user base and level of user engagement may decrease, which could make us less attractive to developers and advertisers and materially and adversely affect our revenue and results of operations.

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We are a holding company organized in Florida, with no operations of our own, and we depend on our subsidiaries, incorporated in Hong Kong, Manila and Florida for cash to fund our operations.

Our operations are conducted entirely through our subsidiaries and our ability to generate cash to fund operations or to meet debt service obligations is dependent on the earnings and the receipt of funds from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of TD Holdings and its subsidiaries for any reason could limit or impair their ability to make payments to us. Additionally, to the extent that we need funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or are otherwise unable to provide such funds, it could materially adversely affect our business, financial condition, results of operations or prospects.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We regard our trademarks, copyrights, and other intellectual property rights as critical to our success and attempt to protect such intellectual property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to claims alleging the intellectual property subject to our licensing agreements is violating the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and intellectual property rights of others. We could be required to participate in interference proceedings involving issued patents and pending applications of another entity. The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. There is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license is made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

Risks Related to Grom Social

If we fail to retain existing users or add new users, or if our users decrease their level of engagement, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our users’ level of engagement are critical to our success. We have over 12 million Grom Social users under the age of 13 and an almost equal number of parents in our database as of March 1, 2022. Our future financial performance will be significantly determined by our success in adding, retaining, and engaging users. If people do not perceive our site and the content that we offer to be enjoyable, engaging, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their interaction on our website. A number of other social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that we will not experience a similar erosion of our user base or engagement levels. A decrease in user retention, growth, or engagement could render us less attractive to developers and advertisers, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations. Any number of factors could potentially negatively affect our ability to attract and retain user and to increase their engagement on the website, including, if:

•	our users decide to spend their time on competing sites;

•	we fail to introduce new and improved content or if we introduce new content or services that are not favorably received;

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•	we are unable to successfully balance our efforts to provide a compelling user experience with the decisions we make with respect to the frequency, prominence, and size of ads and other commercial content that we display;

•	we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

•	there are changes in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;

•	we are unable to manage and prioritize information to ensure users are presented with content that is interesting, useful, and relevant to them;

•	there are adverse changes in our products that are mandated by legislation or regulatory authorities;

•	technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience;

•	we adopt policies or procedures related to areas such as sharing or user data that are perceived negatively by our users or the general public; or

•	we fail to provide adequate customer service to users, developers, or advertisers;

If we are unable to maintain and increase our user base and user engagement, our revenue, financial results, and future growth potential may be adversely affected.

Our strategy at Grom Social to create new and original content, charge users for that content and attempt to secure advertisers to pay to advertise on our app, could fail to attract or retain users or generate revenue.

Our ability to retain, increase, and engage our user base and to increase our revenue will depend heavily on our ability to create successful new content, both independently and in conjunction with third parties. If new or enhanced content fails to engage users, developers, or advertisers, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected. In the future, we may invest in new products and initiatives to generate revenue, but there is no guarantee these approaches will be successful. If we are not successful with new approaches to monetization, we may not be able to maintain or grow our revenue as anticipated or recover any associated development costs, and our financial results could be adversely affected.

If we are not able to maintain and enhance our brand, or if events occur that damage our reputation and brand, our ability to expand our user base may be impaired, and our business and financial results may be harmed.

We believe that maintaining and enhancing the Grom Social brand is central to expanding our base of users and advertisers. Many of our new users are referred by existing users, and therefore we strive to ensure that our users remain favorably inclined towards our brand. Maintaining and enhancing our brand will depend largely on our ability to continue to provide age-appropriate, enjoyable, reliable, trustworthy, and innovative content and services, which we may not do successfully. We may introduce new content or terms of service that users do not like, which may negatively affect our brand. Additionally, the actions of third-party developers may affect our brand if users do not have a positive experience using third-party apps and websites integrated with our website. We also may fail to provide adequate customer service, which could erode confidence in our brand. Our brand may also be negatively affected by the actions of users that are deemed to be hostile or inappropriate to other users, or by users acting under false or inauthentic identities. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to successfully promote and maintain the Grom Social brand or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

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Our Grom Social platform may be misused by users, despite the safeguards we have in place to protect against such behavior.

Users may be able to circumvent the controls we have in place to prevent abusive, illegal or dishonest activities and behavior on our website, and may engage in such activities and behavior despite these controls. For example, our Grom Social platform could be used to exploit children and to facilitate individuals seeking to engage in improper communications or contact with children. Such potential behavior of such users would injure our other users and would jeopardize the reputation and integrity of our Grom Social platform. Fraudulent users could also post fraudulent profiles or create false or unauthorized profiles on behalf of other, non-consenting parties. This behavior could expose us to liability or lead to negative publicity that could injure the reputation of our Grom Social platform and materially adversely affect our brand.

We could experience system failures or capacity constraints that could negatively impact our Grom Social platform and business.

Our ability to provide reliable service to our users largely depends on the efficient and uninterrupted operation of our Grom Social platform, relying on people, processes, and technology to function effectively. Any significant interruption to, failure of, or security breaches affecting, our Grom Social platform could result in significant expense, a loss of users, and harm to our business and reputation. Interruptions, system failures or security breaches could result from a wide variety of causes, including disruptions to the Internet, malicious attacks or cyber incidents such as unauthorized access, loss or destruction of data (including confidential and/or personal customer information), account takeovers, computer viruses or other malicious code, and the loss or failure of systems over which we have no control. The failure of our Grom Social platform, or the loss of data, could result in disruption to our operations, damage to our reputation and remediation costs, which could individually or in the aggregate adversely affect our business and brand.

Improper access to or disclosure of our users’ information, or violation of our terms of service or policies, could harm our reputation and adversely affect our business.

Our efforts to protect the information that our users have chosen to share using Grom Social may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. If any of these events occur, our users’ information could be accessed or disclosed improperly. We have a privacy policy that governs the use of information that users have chosen to share using the Grom Social website and how that information may be used by us and third parties. Some third-party developers may store the information provided by our users through apps on the Grom Social platform or websites. If these third parties or developers fail to adopt or adhere to adequate data security practices or fail to comply with our terms and policies, or in the event of a breach of their networks, our users’ data may be improperly accessed or disclosed.

Any incidents involving unauthorized access to or improper use of the information of our users or incidents involving violation of our terms of service or policies, including our privacy policy, could damage our reputation and our brand and diminish our competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against us in connection with such incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

We collect, process, share, retain and use personal information and other data, which subjects us to governmental regulations and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

A variety of federal, state and foreign laws and regulations govern privacy and the collection, use, retention, sharing and security of personal information. We collect, process, use, share and retain personal information and other user data, including information about our users as they interact with our platform, and we have a privacy policy concerning our use of data on our platform. We are subject to COPPA which regulates the collection, use, and disclosure of personal information from children under 13 years of age and CIPA, which addresses concerns about children’s access to obscene or harmful content over the Internet.

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Any failure or perceived failure by us to comply with COPPA, CIPA, or other applicable privacy laws and regulations or with our privacy policy or any compromise of security that results in the unauthorized release or transfer of sensitive information, which may include personally identifiable information or other user data, may result in governmental enforcement actions or litigation, which could be costly to defend and may require us to pay significant fines or damages. Such failures or perceived failures could also result in public statements against us by consumer advocacy groups, our users or others, which could harm our brand and could cause our users, and parents to lose trust in us which in turn could have an adverse effect on our business. Additionally, if third parties we work with, such as advertisers, vendors, content or platform providers, violate applicable laws or our policies, such violations may also put the information of our users at risk and could, in turn, have an adverse effect on our business.

We also are or may become required to comply with varying and complex privacy laws and regulations in multiple jurisdictions, and laws and regulations in foreign jurisdictions are sometimes more restrictive than those in the United States. Complying with these laws as they evolve could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

As a result of our collection, retention, and use of personal data, we are or may become subject to diverse laws and regulations in the United States and foreign jurisdictions mandating notification to affected individuals in the event that personal data (as defined in the various governing laws) is accessed or acquired by unauthorized persons. Complying with such numerous and complex regulations in the event of unauthorized access would be expensive and difficult, and failure to comply with these regulations could subject us to regulatory scrutiny and additional liability.

User trust regarding privacy and data security is very important to our brand and the growth of our business, and privacy or data security concerns relating to our Grom Social platform could damage our reputation and brand and deter current and potential users from using our platform, even if we are in compliance with applicable privacy and data security laws and regulations.

Users may curtail or stop their use of our Grom Social platform if our security measures are compromised, if our platform is subject to attacks that degrade or deny the ability of users to access our platform or if our member data is compromised.

Our Grom Social platform collects, processes, stores, shares, discloses and uses the information of our users and their communications. We are vulnerable to computer viruses, break-ins, phishing attacks, and attempts to overload our servers with denial-of-service and other cyber-attacks and similar disruptions from unauthorized use of our computer systems. Our security measures may also be breached due to employee error, malfeasance or otherwise. Several recent, highly publicized data security breaches and denial of service attacks at other companies have heightened public awareness of this issue and may embolden individuals or groups to target our systems. Any of the foregoing could lead to interruptions, delays or platform shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential or sensitive information, such as credit card information or information about our members. If our security is compromised, we could experience platform performance or availability problems, the complete shutdown of our platform or the loss or unauthorized disclosure of confidential or sensitive information. We could be subject to liability and litigation and reputational harm, and our users may be harmed, lose confidence in us and decrease or terminate the use of our platform.

We also rely on certain third parties to provide critical services and to store sensitive customer information. For example, our platform is hosted using data centers operated by third parties. However, we have little or no control over the security measures implemented by these parties, and if these measures are compromised, we could be exposed to similar risks and liabilities to those described above.

Unauthorized parties may also fraudulently induce employees or members to disclose sensitive information in order to gain access to our information or the information of our members or access this information through other means. They might also abuse our systems in other ways, such as by sending spam, which could diminish or otherwise degrade the experience of our members or by compromising or gaining unauthorized access to member accounts. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and are becoming increasingly sophisticated, they often are not recognized until launched against a target. Furthermore, such attacks may originate from less regulated and remote areas around the world, and we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to stop using our platform or subject us to lawsuits, regulatory fines or other action or liability, thereby harming our business and operating results.

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Moreover, if a high-profile security breach occurs with respect to another social media provider, our users and potential users may lose trust in the security of our platform generally, which could adversely impact our ability to retain existing users or attract new ones.

If any of our relationships with internet search websites terminate, if such websites’ methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com, and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate advertising revenue and could reduce the desirability of advertising on our websites.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

Risks Related to Grom Nutritional Services

The Company’s supplement that it intends to market to children, will be subject FDA regulations.

Although the FDA does not require supplement manufacturers to submit their products to the FDA for review nor receive FDA approval before marketing, companies must ensure they are not making false or misleading claims on the product label. Like other food substances, dietary supplements are not subject to the safety and efficacy testing requirements imposed on drugs, and unlike drugs they do not require prior approval by the FDA; however, they are subject to FDA regulations regarding adulteration and misbranding. In the event we do not properly follow FDA regulation and guidelines we could be subject to regulatory action that would have a material adverse impact on the Company.

Risks Related to Top Draw Animation

Since Top Draw’s business operations are located in the Philippines, our results of operations or financial condition could be materially adversely affected by economic or political developments in the Philippines.

Top Draw’s business operations are located in the Philippines. As a result, we are subject to certain risks presented by the Philippine economy and regulatory environment. We believe that the Philippine government exercises substantial control over virtually every sector of the Philippine economy through regulations and, in some cases, state-ownership. Our ability to operate Top Draw’s business in the Philippines may be harmed by changes in the local laws and regulations, including those relating to employment, taxation, business regulation, intellectual property rights, property, and other matters.

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In the event of adverse weather conditions, calamity or epidemic that may occur in the Philippines, the lack of a fully developed infrastructure could have a material adverse impact on Top Draw’s business.

The vast majority of Top Draw’s employees do not own an automobile and must commute to work using public transportation. Additionally, the power grid in the Philippines is considered substandard compared to developed countries. Any negative event that impacts public transportation or power generation could result in Top Draw’s employees not being able to go to the office to perform their work thus potentially delaying projects.

Operating Top Draw in the Philippines subjects us to challenges and risks unique to operating a business in the Philippines and if we are unable to manage those challenges and risks, the growth of our business could be limited, and our business could suffer.

Operating Top Draw in the Philippines subjects us to a number of risks and challenges that specifically relate to our Philippine operations. Our Philippine operations may not be successful if we are unable to meet and overcome these challenges, which could limit the growth of our business and may have an adverse effect on our revenue and operating results. These risks and challenges include:

•	difficulties and costs of staffing and managing foreign operations, including any impairment to our relationship with employees caused by the change in ownership;

•	restrictions imposed by local labor practices and laws on our business and operations;

•	exposure to different business practices and legal standards;

•	unexpected changes in regulatory requirements;

•	the imposition of government controls and restrictions;

•	political, social and economic instability and the risk of war, terrorist activities or other international incidents;

•	the failure of telecommunications and connectivity infrastructure;

•	natural disasters and public health emergencies;

•	potentially adverse tax consequences; and

•	lack of intellectual property protection.

Although we report our results of operations in U.S. dollars, approximately 89.0% of our revenue is currently denominated in foreign currencies. We do not hedge against currency fluctuations and unfavorable fluctuations in foreign currency exchange rates. Such fluctuations could have a material adverse effect on our results of operations.

Because our consolidated financial statements are presented in U.S. dollars, we must translate our Top Draw’s revenues, expenses, and income, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, changes in the value of the U.S. dollar against other currencies will affect our revenues, operating income and the value of balance-sheet items, including intercompany payables and receivables, originally denominated in other currencies. These changes cause our growth in consolidated earnings stated in U.S. dollars to be higher or lower than our growth in other currencies when compared against other periods.

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An increase in the value of other currencies, against the U.S. dollar could increase costs for delivery of our digital animation services by increasing labor and other costs that are denominated in other currencies. Conversely, a decrease in the value of other currencies, against the U.S. dollar could place us at a competitive disadvantage compared to service providers that benefit to a greater degree from such a decrease and can, as a result, deliver services at a lower cost.

Historically, Top Draw’s business has been reliant and concentrated upon a limited number of key clients, the loss of any one of which could have a material adverse effect on Top Draw’s and our revenue and financial condition.

During the year ended December 31, 2021, Top Draw accounted for approximately 89.0% of our consolidated revenue. During the same period, four of Top Draw’s clients accounted for approximately 69.1% of our consolidated revenue. Although the relative percentages by client may change from quarter to quarter, the reliance upon a limited number of clients is not expected to change for the foreseeable future. As a result, a decrease in business or revenue from any one or more of these key clients could materially negatively impact Top Draw’s and our revenue, results of operation, and financial condition.

The success of Top Draw, and consequently our success, depends on certain key employees.

The success of Top Draw, and consequently our success depends to a significant extent on the performance of certain senior management personnel and other key employees. In particular, we are dependent upon the services of Russell Hicks, Jared Wolfson and Stella Dearing to operate and manage Top Draw. The loss of the services of Russell Hicks, Jared Wolfson or Stella Dearing could have a material adverse effect on our business, revenue, and results of operations.

In order for our digitally animated content and related products to be successful, we must develop appealing creative content.

The success of each digitally animated feature developed and produced by Top Draw depends in large part upon our ability to develop and produce compelling stories and characters that will appeal to our target audience. Traditionally, this process has been extremely difficult. While we believe Top Draw has enjoyed success with its digitally animated features, there can be no assurance that similar levels of success will be achieved by Top Draw’s subsequent features and our other future projects.

We expect to experience intense competition with respect to Top Draw’s digitally animated features and related content.

We expect that Top Draw’s digitally animated features will compete with family-oriented, animated and live-action feature films and other family-oriented entertainment products produced by major movie studios, including Disney, DreamWorks Animation SKG, Inc., Warner Bros. Entertainment, Sony Pictures Entertainment, Fox Entertainment Group Inc., Paramount Pictures, Lucasfilm Ltd., Universal Studios, Inc., MGM/UA, and Studio Ghibli as well as numerous other independent motion picture production companies.

We believe competition from animated feature films and family-oriented feature films will likely continue to intensify over the next several years. Some of the other movie studios with which we compete have significantly greater financial, marketing and other resources than we do. In addition to the box office and home video competition, other family-oriented features and films will compete with Top Draw Animation’s digital features.

If we are not able to produce digital features and content that can compete successfully with offerings from our competitors, it could have a material adverse impact on our business, revenue, and results of operations.

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Risks Related to Our Corporate Structure and Ownership of Our Securities

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future; therefore, capital appreciation, if any, of our common stock, will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock, will be your sole source of gain for the foreseeable future.

Our board of directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

The voting and conversion rights of our issued and outstanding shares of Series C Stock will have the effect of diluting the voting power of existing common stockholders.

Our authorized capital stock includes 25,000,000 shares of preferred stock, of which 2,000,000 shares are designated as Series A Stock, 10,000,000 shares are designated as Series B Stock, and 10,000,000 shares are designated as Series C Stock. As of the date hereof, no shares of our Series A Stock or Series B Stock, and 9,360,809 shares of Series C Stock, are issued and outstanding. The holders of our outstanding shares of Series C Stock may at any time, after the 6-month anniversary of the issuance of their shares of Series C Stock, convert each such shares into shares of our common stock at a conversion price equal to $1.92. In addition, the Company may, at any time, require conversion of all or any of the Series C Stock then outstanding at a conversion price equal to $1.92. The conversion of shares of our Series C Stock will dilute your interests. If all of the shares of our Series C Stock were converted, we would have 4,875,421 additional shares of common stock issued and outstanding, which, based on the 18,760,403 shares outstanding as of May 17, 2022 if all of the shares of our Series C Stock were converted, would represent approximately 20.6% of our shares of common stock outstanding prior to the Offering if all of the shares of our Series C Stock were converted and approximately 17.9% of our shares our common stock outstanding after the Offering.

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In addition, the holders of shares of our Series C Stock vote together as a single class with the holders of shares of our common stock, with each share entitling the holder to 1.5625 votes per share. Therefore, as of the date hereof, the holders of our 9,360,809 shares of Series C Stock, have an aggregate 14,426,264 votes, representing 43.8% of our voting power.

The effects of the voting and conversion rights tied to shares of our Series C Stock may affect the rights of our common stockholders by, among other things, restricting dividends on our common stock, diluting the voting power of our common stockholders, reducing the market price of our common stock, or impairing the liquidation rights of our common stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. After the Offering, we will have 22,304,826 shares outstanding of our common stock, based on the 18,760,403 shares outstanding as of May 17, 2022. This includes the shares included in the Offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders.

The market price of our shares of common stock is subject to fluctuation.

The market prices of our shares may fluctuate significantly in response to factors, some of which are beyond our control, including:

•	The announcement of new products by our competitors;

•	The release of new products by our competitors;

•	Developments in our industry or target markets; and

•	General market conditions including factors unrelated to our operating performance.

Recently, the stock market, in general, has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our shares of common stock which could cause a decline in the value of our shares.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is listed on the Nasdaq Capital Market under the symbol “GROM.” In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq. On May 24, 2022, we received a deficiency letter from the Listing Qualifications Department, or the Staff, of the Nasdaq Stock Market, notifying the Company that, based upon the closing bid price of the Company’s common stock, for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).The Notice has no immediate effect on the continued listing status of the Company's Common Stock on The Nasdaq Capital Market, and, therefore, the Company's listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 21, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). If at any time before November 21, 2022, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Requirement, and the matter would be resolved.

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If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

The Company will continue to monitor the closing bid price of its common stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company's Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The Company intends to actively monitor the closing bid price of the common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements.

In the event that our common stock is delisted from Nasdaq due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and is not eligible for quotation on another market or exchange, trading of our common stock could, again, be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink or the OTCQB tiers of the OTC marketplace. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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Our officers, directors and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and significant stockholders will continue to have substantial control over us after the Offering and could delay or prevent a change in corporate control. After the Offering, our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, will beneficially own, in the aggregate, 26.6% of our outstanding common stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might adversely affect the market price of our common stock by:

•	delaying, deferring or preventing a change in control of the company;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our common stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our common stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Complying with these laws and regulations requires the time and attention of our board of directors and management and increases our expenses. Among other things, we are required to:

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board (“PCAOB”);

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements, when required, and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, PCAOB Auditing Standard No. 5 which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2021 and concluded that our internal controls and procedures were not effective.

Risks Related to Covid-19

The uncertainty and extent of the Covid-19 pandemic may continue to have an adverse effect on our operations and on the global capital markets.

The current outbreak of Covid-19 could continue to have a material and adverse effect on the Company’s business operations. These could include disruptions or restrictions on the Company’s ability to travel or to distribute its products, as well as temporary closures of production facilities. Any such disruption or delay would likely impact our sales and operating results. In addition, Covid-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

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As the result of current restrictions put in place to address COVID-19, we have limited access to our corporate and Manila offices, cannot efficiently and fully access our data and records, and many of our corporate and administrative staff is required to work remotely, disrupting interactions among our staff, with our customers and suppliers, and with our accountants, consultants and advisors. The extent to which our results continue to be affected by COVID-19 will largely depend on future developments which cannot be accurately predicted, including the duration and scope of the pandemic, governmental and business responses to the pandemic and the impact on the global economy, demand for our products, and our ability to provide our products, particularly as result of our employees working remotely and/or the closure of certain offices and production facilities. While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholder. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $1,275,464 million. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether the Warrants will be exercised, and it is possible that some or all of the Warrants may expire unexercised. For information about the Selling Stockholder, see “Selling Stockholder.”

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

MARKET PRICE

Market Information

Our common stock is listed on the Nasdaq Capital Market under the symbol “GROM.” The last reported sales price of our common stock on May 17, 2022 was $0.60. Prior to June 17, 2021, our common stock traded on the OTCQB under the ticker symbol “GRMM.”

Holders

As of May 17, 2022, there were 455 stockholders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management’s discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” which appear elsewhere in this prospectus, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

The share and per share information in the following discussion reflects a reverse stock split of our outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021.

Overview

We were incorporated under the laws of the State of Florida on April 14, 2014, as Illumination America, Inc.

Effective August 17, 2017, we acquired Grom Holdings pursuant to the terms of the Share Exchange Agreement entered into on May 15, 2017. In connection with the Share Exchange, the Company issued an aggregate of 3,464,184 shares of its common stock to the Grom Holdings stockholders, pro rata to their respective ownership percentage of Grom Holdings. Each share of Grom Holdings was exchanged for 0.1303 shares of our common stock. As a result, the stockholders of Grom Holdings owned approximately 92% of the Company’s issued and outstanding shares of common stock at such time.

In connection with the Share Exchange, we changed our name from Illumination America, Inc. to “Grom Social Enterprises, Inc.”

We are a media, technology and entertainment company that focuses on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with COPPA and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content. We conduct our business through our five operating subsidiaries:

•	Grom Social was incorporated in the State of Florida on March 5, 2012 and operates our social media network designed for children under the age of 13 years.

•	TD Holdings was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries: (i) Top Draw HK and (ii) Top Draw Philippines. The group’s principal activities are the production of animated films and televisions series.

•	GES was incorporated in the State of Florida on January 17, 2017. GES operates our web filtering services provided to schools and government agencies.

•	GNS was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has been nonoperational since its inception.

•	CIM was organized in the State of Delaware on January 5, 2017. CIM develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

We own 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of CIM.

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Impact of COVID-19

We have experienced significant disruptions to our business and operations due to circumstances related to COVID-19, and as a result of delays caused government-imposed quarantines, office closings and travel restrictions, which affect both us and our service providers. We have significant operations in Manila, Philippines, which was locked down by the government on March 12, 2020, due to concerns related to the spread of COVID-19. As a result of the Philippines government’s call to contain COVID-19, our animation studio, located in Manila, Philippines, which accounts for approximately 89.0% of our total revenues on a consolidated basis, was forced to close its offices for significant periods of time from March 2020 through December 2021. In January 2022, we started to recall artist and employees to return to the studio which is currently operating at 50% seat capacity.

In response to the outbreak and business disruption, we have instituted employee safety protocols to contain the spread, including domestic and international travel restrictions, work-from-home practices, extensive cleaning protocols, social distancing and various temporary closures of its administrative offices and production studio. has Additionally, we have implemented a range of actions aimed at temporarily reducing costs and preserving liquidity.

Recent Events

Reverse Stock Split

On April 7, 2021, our board of directors approved, and, on April 8, 2021, our shareholders approved, a reverse stock split at a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, the board fixed the ratio for a reverse stock split at 1-for-32, and, on May 7, 2021, we filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Florida to effect the reverse stock split which became effective as of May 13, 2021. Our common stock began being quoted on the OTCQB on a post-reverse split basis beginning on May 19, 2021.

Listing on the Nasdaq Capital Market

On June 17, 2021, our common stock and warrants began trading on the Nasdaq Capital Market under the symbols “GROM” and “GROMW,” respectively.

Registered Offering

On June 21, 2021 (in this case, the “Closing Date”), we sold an aggregate of 2,409,639 units (the “Units”), at a price to the public of $4.15 per Unit (the “Underwritten Offering”), each Unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $4.565 per share pursuant to an underwriting agreement, dated as of June 16, 2021 (the “Underwriting Agreement”), between us and EF Hutton, division of Benchmark Investments, LLC, as representative (the “EF Hutton”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, we granted EF Hutton a 45-day option to purchase up to 361,445 additional Units of common stock and warrants, to cover over-allotments in connection with the Offering, which EF Hutton exercised with respect to warrants exercisable for up to an additional 361,445 shares on the Closing Date.

The shares and the warrants were offered and sold to the public pursuant to our registration statement on Form S-1, as amended (File No. 333-253154), filed by us with the SEC under the Securities Act, which became effective on June 16, 2021.

On the Closing Date, we received gross proceeds of approximately $10,000,000, before deducting underwriting discounts and commissions of 8% of the gross proceeds and estimated offering expenses. We are using the net proceeds from the Underwritten Offering primarily for sales and marketing activities, product development, acquisition of, or investment in, technologies, solutions, or businesses that complement our business, and for working capital and general corporate purposes.

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Pursuant to the Underwriting Agreement, we issued to EF Hutton five-year warrants to purchase up to 144,578 shares (6% of the shares sold in the Underwritten Offering), on the Closing Date. EF Hutton’s warrants are exercisable at $4.15 per share and are subject to a lock-up for 180 days from the commencement of sales in the Underwritten Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e).

The total expenses of the Underwritten Offering were approximately $1,162,738, which included the underwriting discounts and commissions and EF Hutton’s reimbursable expenses relating to the Underwritten Offering.

On July 15, 2021, EF Hutton exercised in full the over-allotment option with respect to all 361,445 additional shares. After giving effect to the full exercise of the over-allotment option, the total number of Units sold by us in the Underwritten Offering was 2,771,084, for total gross proceeds to us of approximately $11,500,000, before deducting underwriting discounts and commissions and other offering expenses payable by us.

Curiosity Acquisition

On July 29, 2021, we entered into a membership interest purchase agreement (in this case, the “Purchase Agreement”) with CIM, and the holders of all of CIM’s outstanding membership interests (the “Sellers”), for the purchase of 80% of CIM’s outstanding membership interests (the “Purchased Interests”) from the Sellers (the “Acquisition).

On August 19, 2021, pursuant to the terms of the Purchase Agreement, we consummated the Acquisition and acquired the Purchased Interests in consideration for the issuance to the Sellers of an aggregate of 1,771,883 shares of our common stock to the Sellers, pro rata to their membership interests immediately prior to the closing of the Acquisition. The shares were valued at $2.82 per share which represents to the 20-day volume-weighted average price of our common stock on August 19, 2021.

Pursuant to the Purchase Agreement, we also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to CIM by two of the Sellers, Russell Hicks and Brett Watts.

The Note is convertible into shares of our common stock at a conversion price of $3.28 per share, but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock. The Note may be prepaid at any time, in whole or in part. The Note is subordinate to our senior indebtedness.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in stock) upon the achievement of certain performance milestones as of December 31, 2025.

Executive Officers

On July 26, 2021, Melvin Leiner resigned as our Chief Financial Officer, Secretary and Treasurer. Mr. Leiner remained our Executive Vice President and Chief Operating Officer, and a director.

On July 26, 2021, effective immediately upon Mr. Leiner’s resignation, Jason Williams was appointed our Chief Financial Officer, Secretary and Treasurer.

Executive Separation Agreement and Departure of Director

On April 22, 2022, we entered into an Executive Separation Agreement with Melvin Leiner (the “Separation Agreement”), pursuant to which Mr. Leiner retired from his positions as our Executive Vice President and Chief Operating Officer. Pursuant to the Separation Agreement, Mr. Leiner’s employment with us ended on April 22, 2022 and Mr. Leiner is to receive separation payments over a 9-month period equal to his base salary, as well as certain limited health benefits.

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In accordance with the Separation Agreement, we will pay to Mr. Leiner the sum of $236,250 in biweekly installments over the 9-month period beginning on our first regular pay period after April 22, 2022 and ending on January 13, 2023. The Separation Agreement also contains non-disparagement covenants and a mutual release of claims by the parties thereto.

On the same day, Mr. Leiner resigned from our Board of Directors, effectively immediately. Mr. Leiner did not resign as a result of any disagreement with us on any matter relating to our operations, policies or practices.

Payoff of TDH Sellers Notes

On August 18, 2021, we paid the holders of certain secured promissory notes (the “TDH Secured Notes”) an aggregate of $834,759.77, representing all remaining amounts due and payable under the TDH Secured Notes. Upon receipt of such payment by the holders of the TDH Secured Notes, the pledged shares of TDH Holdings and its subsidiary, Top Draw HK were released from escrow, and the holders of the TDH Secured Notes had no further security interest in the assets of Grom or its subsidiaries.

L1 Capital Financing

Closing of First Tranche

On September 14, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with L1 Capital Global Opportunities Master Fund (“L1 Capital”), pursuant to which we sold L1 Capital (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $4,400,000, due March 13, 2023 (the “Original Note”), and (ii) a five-year warrant to purchase 813,278 shares of our common stock at an exercise price of $4.20 per share (the “Original Warrant”), for consideration of $3,960,000 (the “First Tranche”).

EF Hutton acted as exclusive placement agent for the offering and received a fee of $316,800.

The Original Note is convertible into common stock at a rate of $4.20 per share (the “Conversion Price”), and is repayable in 18 equal monthly installments, in cash, or, at our discretion, and if the Equity Conditions described below are met, by issuance of shares of common stock at a price equal to 95% of the volume weighted average price (“VWAP”) prior to the respective monthly redemption dates (with a floor of $1.92), multiplied by 102% of the amount due on such date. In the event that the 10-day VWAP drops below $1.92, we will have the right to pay in shares of common stock at said VWAP, with any shortfall to be paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54. In addition, under the terms of the Original Note, L1 Capital had the right to accelerate up to 3 of the monthly payments. Neither us, nor L1 Capital, may convert any portion of the Original Note to the extent that, after giving effect to such conversion, L1 Capital (together with any affiliated parties) would beneficially own in excess of 4.99% of our outstanding common stock.

The Equity Conditions required to be met in order for us to redeem the Original Note with shares of common stock in lieu of a monthly cash payment, include, without limitation, that (i) a registration statement must be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Original Note (or, that an exemption under Rule 144 is available), and (ii) that the average daily trading volume of our common stock will be at least $250,000 immediately prior to the date of the monthly redemption.

The Original Warrant has the same anti-dilution protection as the Original Note and same adjustment floor. The Original Warrant is exercisable for cash, or on a cashless basis only for so long as no registration statement covering resale of the shares is in effect. L1 Capital shall not have the right to exercise any portion of the Original Warrant to the extent that, after giving effect to such exercise, L1 Capital (together with any affiliated parties), would beneficially own in excess of 4.99% of our outstanding common stock.

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We entered into a Security Agreement with L1 Capital pursuant to which L1Capital was granted a security interest in all of the assets of Grom and certain of its subsidiaries. As further inducement for L1 Capital to enter into the Security Agreement, certain of our pre-existing secured creditors agreed to give up their exclusive senior security interest in the assets of TD Holdings, in exchange for a shared senior secured interest with L1 Capital on a pari pasu basis on all of our assets. Repayment of the Note is also guaranteed by certain subsidiaries of Grom pursuant to a subsidiary guaranty.

We agreed to file a registration statement with the SEC within 35 days of the closing of the First Tranche registering all First Tranche Conversion Shares and First Tranche Warrant Shares for resale, to go effective no later than 75 days after the closing of the First Tranche.

The Purchase Agreement also contemplated the purchase by L1 Capital (the “Second Tranche”) of an additional 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $1,500,000, and warrants to purchase approximately 277,000 shares (presuming current market prices) of common stock on identical terms to the Original Note and Warrant, subject to, and upon receipt of, shareholder approval under Nasdaq rules and effectiveness of a registration statement covering the resale of the shares issuable under the Original Note and Warrant issued in the First Tranche.

Amendment to Purchase Agreement and Original Note

On October 20, 2021, we entered into an Amended and Restated Purchase Agreement with L1 Capital (the “Amended Purchase Agreement”), pursuant to which the amount of the proposed Second Tranche investment was increased from $1,500,000 to $6,000,000. In the event that the conditions to closing the Second Tranche investment are satisfied, we intend on issuing (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $6,000,000 (the “Additional Note”), identical to the Original Note, but due 18 months from the closing of the Second Tranche, and (ii) a five-year warrant to purchase 1,041,194 at an exercise price of $4.20 per share (the “Additional Warrant”), for consideration of $5,400,000.

The closing of the Second Tranche is subject to a registration statement being declared effective by the SEC covering the shares issuable upon conversion or redemption of the Original Note and Original Warrant, shareholder consent being obtained as required by Nasdaq Rule 5635(d), and a limitation on the principal amount of notes that may be issued to no more than 30% of our market capitalization as reported by Bloomberg L.P., which requirement may be waived by L1 Capital.

The conversion and redemption terms, as well as all other material terms of the Additional Note, and exercise price of terms of the warrants to be issued in the Second Tranche, are identical in all other material respects as the originally issued note and warrants, except for the amendments provided herein.

As of October 20, 2021, and as part of the terms of the Amended Purchase Agreement, the Original Note was amended (the “Amended Original Note”) to increase the monthly redemption amount for the 18 monthly installments from $275,000 to $280,500. In addition, the Amended Original Note provides that, in the event that the Second Tranche closes, the Equity Conditions required to be satisfied in order for us to elect to make monthly note payments by issuance of common stock in lieu of cash (and in addition to the requirement that a registration statement is in effect or an exemption exists) the average trading volume of our common stock must be at least $550,000 (increased from $250,000) during the five trading days prior to the respective monthly redemption. Except as described above, the other terms of the Original Note as previously disclosed remain in full force and effect. In addition, if the Second Tranche is consummated, L1 Capital will have the right to accelerate up to 6 of the monthly payments as opposed to just 3.

Closing of Second Tranche

The Purchase Agreement, as amended on October 20, 2021, contemplated a closing of a second tranche of the offering (the “Second Tranche Closing”) of up to an additional $6,000,000 principal amount of Notes identical to the First Tranche Note, and warrants exercisable for five years to purchase up to 1,041,194 shares at an exercise price of $4.20 per share.

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On January 20, 2022 (the “Second Tranche Closing”) we closed on the Second Tranche of the offering with L1 Capital, resulting in the issuance of (i) a $1,750,000 10% Original Issue Discount Senior Secured Convertible Note, Due July 20, 2023, (the “Second Tranche Note”); and (ii) a five year warrant to purchase 303,682 shares of our Common Stock at an exercise price of $4.20 per share (the “Second Tranche Warrants”), in exchange for consideration of $1,575,000 (i.e. the face amount less the 10% Original Issue Discount of $175,000).

In connection with the Second Tranche Closing, we paid to EF Hutton a fee of $126,000.

The Second Tranche Note is convertible into our common stock at a rate of $4.20 per share (the “Conversion Price”) into 416,667 shares of Common Stock (the “Second Tranche Conversion Shares”) and, is repayable in equal monthly installments of $111,563 commencing on the date that the SEC declares a registration statement with respect to the resale of such shares effective, with all remaining amounts due on July 20, 2023. The Second Tranche Note is repayable by payment of cash, or, at our discretion and if the below listed “Equity Conditions” are met, by issuance of shares of the Common Stock at a price of 95% of the lowest daily VWAP during the ten-trading day period prior to the respective monthly redemption dates (with a floor of $1.92) multiplied by 102% of the amount due on such date. In the event that the ten-trading day VWAP drops below $1.92 we will have the right to pay in stock at such ten-trading day VWAP with any shortfall paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54 (the “Monthly Conversion Price”).

If we elect to repay the entire Second Tranche Note by issuance of shares, presuming recent stock prices, an aggregate of approximately 3,240,741 shares may be issued over 14 months plus interest.

Our right to make monthly payments in stock in lieu of cash for the Second Tranche Note is conditioned on certain conditions (the “Equity Conditions”). The Equity Conditions required to be met each month in order to redeem the Second Tranche Note with stock in lieu of a monthly cash payment, among other conditions set forth therein, include without limitation, that a registration statement be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Second Tranche Note (or, that an exemption under Rule 144 is available), that no default be in effect, that the average daily trading volume of our common stock would have to be at least $550,000 during the five trading days prior to the respective monthly redemption and that the outstanding principal amounts of the First Tranche Note and Second Tranche Note combined, shall not exceed 30% of the market capitalization of our Common Stock as reported on Bloomberg L.P., which percentage is subject to increase by the Investor at its sole discretion.

Other provisions of the Second Tranche Note, which is similar in terms to the First Tranche Note, include that the Second Tranche Note Conversion Price is subject to full anti-dilution price protections in the event of financings that are below the Conversion Price with a floor of $0.54.

Results of Operations

Comparison of Results of Operations for the Three Months Ended March 31, 2022 and 2021

Revenue

Revenue for the three months ended March 31, 2022 was $1,231,125, compared to revenue of $1,875,284 during the three months ended March 31, 2021, representing a decrease of $644,159 or 34.4%.

Animation revenue for the three months ended March 31, 2022 was $1,048,613, compared to animation revenue of $1,713,958 during the three months ended March 31, 2021, representing a decrease of $665,045 or 38.8%. The decrease in animation revenue is primarily attributable to client delays in providing us with necessary productions materials and content and in the execution and commencement of previously negotiated contracts.

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Web filtering revenue for the three months ended March 31, 2022 was $182,244, compared to web filtering revenue of $161,241 during the three months ended March 31, 2021, representing an increase of $21,003 or 13.0%. The increase is primarily due to an increase in organic sales growth, and the timing of multi-year contract renewals.

Subscription and advertising revenue from our Grom Social mobile application has been nominal. Subscription and advertising revenue for the three months ended March 31, 2022 was $268 compared to subscription and advertising revenue of $384 during the three months ended March 31, 2021, representing a decrease of $116 or 30.2%, primarily attributable to a decrease in marketing and promotion activities.

No revenue was generated from produced and licensed content and publications during the three months ended March 31, 2022 and 2021.

Gross Profit

Our gross profits vary significantly by subsidiary. Historically, our animation business has realized gross profits between 45% and 55%, while our web filtering business has realized gross profits between 75% and 90%. Additionally, our gross profits may vary from period to period due to the nature of the business of each subsidiary, and the timing and volume of customer contracts and projects. Current gross margins percentages may not be indicative of future gross margin performance.

Gross profit for the three months ended March 31, 2022 and 2021 were $314,1750, or 25.5%, and $857,163, or 45.7%, respectively. The decrease in gross profit is primarily attributable to lower contract margins in our animation business due to the absorption of fixed overhead expenses against reduced revenue levels and certain projects exceeding budgeted costs.

Operating Expenses

Operating expenses for the three months ended March 31, 2022 were $2,163,335, compared to operating expenses of $1,568,012 during the three months ended March 31, 2021, representing an increase of $595,323 or 38.0%. The increase is primarily attributable to an increase in selling, general and administrative costs and fees for professional services rendered during the three months ended March 31, 2022 due to the change and transition to new professional service providers, our debt financing transactions and related registered offerings, an increase in employee headcount, compensation and benefits from the acquisition of Curiosity, and stock-based compensation from the grant of stock and stock option awards.

Selling, general and administrative (“SG&A”) are comprised of selling, marketing and promotional expenses, compensation and benefits, insurance, rent and related facility costs, research and development, and other general expenses. SG&A expenses were $1,694,819 for the three months ended March 31, 2022, compared to $1,262,265 for the three months ended March 31, 2021, representing an increase of $432,554 or 34.3%.

Stock-based compensation, a non-cash component of our SG&A, was $48,142 for the three months ended March 31, 2022, compared to $0 for the three months ended March 31, 2021. The increase is attributable to options to purchase shares of our common stock in connection with certain employment agreements entered into in connection with our acquisition of Curiosity.

Professional fees are comprised of accounting and compliance services, legal services, investor relations and other advisory fees. Professional fees were $404,066 for the three months ended March 31, 2022, compared to $187,109 for the three months ended March 31, 2021, representing an increase of $216,957 or 116.0%.

Depreciation and amortization included in operating expenses was $64,450 for the three months ended March 31, 2022, compared to $118,638 for the three months ended March 31, 2021, representing a decrease of $54,188 or 45.7%.

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Other Income (Expense)

Net other expense for the three months ended March 31, 2022 was $1,607,286, compared to a net other expense of $1,604,726 for the three months ended March 31, 2021, representing an increase of $2,560 or 0.2%. The nominal increase in other income (expense) is primarily attributable to increased interest expense related to the amortization and write off of debt discounts on convertible notes due to conversions.

Interest expense is comprised of interest accrued and paid on our convertible notes and recorded from the amortization of note discounts. Interest expense was $1,631,022 for the three months ended March 31, 2022, compared to $648,846 during the three months ended March 31, 2021, representing an increase of $982,176 or 151.4%. For the three months ended March 31, 2021, a one-time extinguishment loss of $947,179 was recognized related to the exchange of $1,447,996 in principal and interest accrued under certain convertible notes for 2,395,175 shares of our Series B Stock.

Net Loss Attributable to Common Stockholders

We realized a net loss attributable to common stockholders of $3,553,451, or $0.25 per share, for the three months ended March 31, 2022, compared to a net loss attributable to common stockholders of $2,315,575, or $0.39 per share, during the three months ended March 31, 2021, representing an increase in net loss attributable to common stockholders of $1,237,876 or 53.5%

Comparison of Results of Operations for the Years Ended December 31, 2021 and December 31, 2020

Revenue

Revenue for the year ended December 31, 2021 was $6,297,922, compared to revenue of $6,159,531 during the year ended December 31, 2020, representing a decrease of $2,137,466 or 25.8%.

Animation revenue for the year ended December 31, 2021 was $5,602,466, compared to animation revenue of $5,483,332 during the year ended December 31, 2020, representing an increase of $119,134 or 2.2%. The increase in animation revenue is primarily attributable to the increase in the overall number of contracts completed offset, in part, by client delays caused by concerns related to the spread of COVID-19.

Web filtering revenue for the year ended December 31, 2021 was $594,996, compared to web filtering revenue of $673,182 during the year ended December 31, 2020, representing a decrease of $78,186 or 11.6%. The decrease is primarily due to a decline in organic sales growth, and the timing or loss of multi-year contract renewals.

Produced and licensed content revenue for the year ended December 31, 2021 was $98,301, compared to produced and licensed content revenue of $0 during the year ended December 31, 2020. The increase in produced and licensed content revenue is directly attributable to revenue derived from our acquisition of Curiosity Ink Media LLC on August 19, 2021.

Subscription and advertising revenue from our Grom Social mobile application has been nominal. Subscription and advertising revenue for the year ended December 31, 2021 was $2,159 compared to subscription and advertising revenue of $3,017 during the year ended December 31, 2020, representing a decrease of $858 or 28.4%, primarily attributable to a decrease in marketing and promotion activities.

Gross Profit

Our gross profits vary significantly by subsidiary. Historically, our animation business has realized gross profits between 45% and 55%, while our web filtering business has realized gross profits between 75% and 90%. Additionally, our gross profits may vary from period to period due to the nature of the business of each subsidiary, and the timing and volume of customer contracts and projects. Current gross margins percentages may not be indicative of future gross margin performance.

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Gross profit for the years ended December 31, 2021 and 2020 were $2,590,654, or 41.1%, and $2,806,891, or 45.6%, respectively. The decrease in gross profit is primarily attributable lower contract margins realized in our animation business due to the absorption of fixed overhead expenses against reduced revenue levels and certain projects exceeding budgeted costs.

Operating Expenses

Operating expenses for the year ended December 31, 2021 were $9,463,580, compared to operating expenses of $6,188,689 during the year ended December 31, 2020, representing an increase of $3,274,891 or 52.9%. The increase is primarily attributable to an increase in selling, general and administrative costs and fees for professional services rendered during the year ended December 31, 2021 due to the Company’s registered offering, Nasdaq stock exchange uplisting, the acquisition of Curiosity, and stock-based compensation from the grant of stock and stock option awards.

Selling, general and administrative (“SG&A”) expenses are comprised of selling, marketing and promotional expenses, compensation and benefits, insurance, rent and related facility costs, research and development, and other general expenses. SG&A expenses were $5,811,792 for the year ended December 31, 2021, compared to $4,643,539 for the year ended December 31, 2020, representing an increase of $688,921 or 15.4%.

Stock-based compensation, a non-cash component of our SG&A, was $493,563 for the year ended December 31, 2021, compared to $62,600 for the year ended December 31, 2020, representing an increase of $430,963 or 688.4%. On August 2, 2021, we issued 157,943 shares of our common stock valued at $410,652 to our chief executive officer as compensation. On August 19, 2021, we granted 208,500 options to purchase shares of our common stock in connection with certain employment agreements entered into in connection with our acquisition of Curiosity.

Professional fees are comprised of accounting and compliance services, legal services, investor relations and other advisory fees. Professional fees were $2,773,510 for the year ended December 2021, compared to $623,014 for the year ended December 31, 2020, representing an increase of $2,150,496 or 345.2%. The significant increase is largely attributable to our registration offering and Nasdaq stock exchange uplisting processes.

At December 31, 2021, we performed our annual impairment tests as prescribed by ASC 350 on the carrying value of our goodwill and recorded an impairment charge totaling $382,798; of which $276,448 was attributed to the carrying value of goodwill and $106,350 of intangible assets related to the NetSpective webfiltering business acquired in 2017. The determination was made as the result of our qualitative assessment of our webfiltering business, including a multi-year decline in sales revenue and the unexpected loss of certain renewal customer accounts.

Other Income (Expense)

Net other expense for the year ended December 31, 2021 was $3,329,015, compared to a net other expense of $2,585,662 for the year ended December 31, 2020, representing an increase of $743,353 or 28.8%. The increase in net other expense is primarily attributable to increased interest expense related to the amortization of debt discounts, and a one-time extinguishment loss of $947,179 related to the exchange of $1,447,996 in principal and interest accrued under certain convertible notes for 2,395,175 shares of our Series B Stock.

Interest expense is comprised of interest accrued and paid on our convertible notes and recorded from the amortization of note discounts. Interest expense was $2,556,689 for the year ended December 31, 2021, compared to $1,398,731 during the year ended December 31, 2020, representing an increase of $1,157,958 or 40.6%. The increase is attributable to an increase in amortization expense associated with debt discounts recorded during the year ended December 31, 2021 compared to the year ended December 31, 2020.

During the year ended December 31, 2021, we recorded a gain on loan forgiveness of the paycheck protection program loan of $228,912.

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Net Loss Attributable to Common Stockholders

We realized a net loss attributable to common stockholders of $10,612,267, or $1.18 per share, for the year ended December 31, 2021, compared to a net loss attributable to common stockholders of $6,020,933, or $0.03 per share, during the year ended December 31, 2020 representing an increase in net loss attributable to common stockholders of $4,202,049 or 69.8%.

Liquidity and Capital Resources

At March 31, 2022, we had cash and cash equivalents of $6,271,328.

Net cash used in operating activities for the three months ended March 31, 2022 was $1,600,696, compared to net cash used in operating activities of $988,573 during the three months ended March 31, 2021, representing an increase in cash used of $612,123, primarily due to the increase in our net loss, change in our operating assets and liabilities, and amortization of debt discounts.

Net cash used in investing activities for the three months ended March 31, 2022 was $25,825, compared to net cash used in investing activities of $2,391 during the three months ended March 31, 2021 representing an increase in cash used of $23,434. This change is attributable to an increase in the amount of fixed assets purchased and/or leasehold improvements made by our animation studio in Manilla, Philippines during the three months ended March 31, 2022.

Net cash provided by financing activities for the three months ended March 31, 2022 was $1,376,522, compared to net cash provided by financing activities of $1,433,438 for the three months ended March 31, 2021, representing a decrease in cash provided of $56,916. Our primary sources of cash from financing activities during the three months ended March 31, 2022 were attributable to $1,444,000 in proceeds from second tranche of convertible notes issued to L1 Capital, as compared to $666,500 in proceeds from the sale of 12% senior secured convertible notes during the three months ended March 31, 2021. These increases were offset, in part, by the repayment of convertible notes and loans payable of $67,478 during the three months ended March 31, 2022, as compared to repayments of convertible notes and loans for $183,062 during the three months ended March 31, 2021.

We believe we have adequate working capital to meet our operational needs for the next twelve months.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. We base our estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Business Combinations

We generally account for business combinations using the acquisition method of accounting. The method requires the acquirer to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. Any transaction costs are expenses as incurred. The results of operations of businesses acquired by the Company have been included in the consolidated income statement since their respective date of acquisition. The Company may use independent valuation services to assist in determining the estimated fair values.

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Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Animation Revenue

Animation revenue is primarily generated from contracts with customers for preproduction and production services related to the development of animated movies and television series. Preproduction activities include producing storyboards, location design, model and props design, background color and color styling. Production focuses on library creation, digital asset management, background layout scene assembly, posing, animation and after effects. We provide services under fixed-price contracts. Under fixed-price contracts, we agree to perform the specified work for a pre-determined price. To the extent actual costs vary from estimated costs, our profit may increase, decrease, or result in a loss.

We identify a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

We evaluate the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in our contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

We determine the transaction price for each contract based on the consideration we expect to receive for the distinct services being provided under the contract.

We recognize revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, we consider factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of our revenue is recognized over time as we perform under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

For performance obligations recognized over time, revenue is recognized based on the extent of progress made towards completion of the performance obligation. We use the percentage-of-completion cost-to-cost measure of progress because it best depicts the transfer of control to the customer as we incur costs against its contracts. Under the percentage-of-completion cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation. The percentage-of-completion cost-to-cost method requires management to make estimates and assumptions that affect the reported amounts of contract assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the total estimated amount of costs that will be incurred for a project or job.

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Web Filtering Revenue

Web filtering revenue from subscription sales is recognized on a pro-rata basis over the subscription period. Typically, a subscriber purchases computer hardware and a software and support service license for a period of use between one year to five years. The subscriber is billed in full at the time of the sale. We immediately recognize revenue attributable to the computer hardware as it is non-refundable and control passes to the customer. The advanced billing component for software and service is initially recorded as deferred revenue and subsequently recognized as revenue on a straight-line basis over the subscription period.

Produced and Licensed Content Revenue

Since the acquisition of Curiosity to the period ended December 31, 2021, the Company recorded a total of $98,301, of produced and licensed content revenue from contracts with customers.

Produced and licensed content revenues are generated from the licensing of internally-produced films and television programs.

Licensed internally-produced films and television programming, each individual film or episode delivered represents a separate performance obligation and revenues are recognized when the episode is made available to the licensee for exhibition. For license agreements containing multiple deliverables, revenues are allocated based on the relative standalone selling price of each film or episode of a television series, which is based on licenses for comparable films or series within the marketplace. Agreements to license programming are often long term, with collection terms ranging from one to five years.

The advanced billing component for licensed content is initially recorded as deferred revenue and subsequently recognized as revenue upon completion of the performance obligation in accordance with the terms of licensing agreement.

Publishing Revenue

Since the acquisition of Curiosity to the period ended December 31, 2021, no publishing revenue has been recorded.

Publishing revenues are recognized when merchandise is shipped or electronically delivered to the consumer. Consumer print books are generally sold with a right of return. The Company records a returns reserve and corresponding decrease in revenue at the time of sale based upon historical trends. For publishing revenues, payments are due shortly after shipment or electronic delivery.

Fair Value Measurements

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

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Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and December 31, 2020. We use the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

We determine the fair value of contingent consideration based on a probability-weighted discounted cash flow analysis. The fair value remeasurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy. In each period, we reassess our current estimates of performance relative to the stated targets and adjusts the liability to fair value. Any such adjustments are included as a component of Other Income (Expense) in the Consolidated Statements of Operations and Comprehensive Loss.

Prepublication Costs

Prepublication costs include costs incurred to create and develop the art, prepress, editorial, digital conversion and other content required for the creation of the master copy of a book or other media. Prepublication costs are amortized on a straight-line basis over a two- to five-year period based on expected future revenue. The Company regularly reviews the recoverability of the capitalized costs based on expected future revenues.

Produced and Licensed Content Costs

Produced and licensed content costs include capitalizable direct costs, production overhead, interest and development costs and are stated at the lower of cost, less accumulated amortization, or fair value. Marketing, distribution and general and administrative costs are expensed as incurred.

Film, television and direct to consumers through streaming services production and residual costs are expensed over the product life cycle based upon the ratio of the current period’s revenues to estimated remaining total revenues (Ultimate Revenues) for each production. For film productions and direct to consumer services, Ultimate Revenues include revenues from all sources that will be earned within ten years from the date of the initial release. For television series, Ultimate Revenues include revenues that will be earned within ten years from delivery of the first episode, or if still in production, five years from delivery of the most recent episode, if later. Costs of film, television and direct to consumer productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company’s assumptions about how market participants would price the assets at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off. Costs for projects that have been abandoned are written off. Projects that have not been set for production within three years are also written off unless management has committed to a plan to proceed with the project and is actively working on and funding the project.

Capitalized Website Development Costs

The Company capitalizes certain costs associated with the development of its Santa.com website after the preliminary project stage is complete and until the website is ready for its intended use. Planning and operating costs are expensed as incurred. Capitalization begins when the preliminary project stage is complete, project plan is defined, functionalities are determined and internal and external resources are identified. Qualified costs incurred during the operating stage of our software applications relating to upgrades and enhancements are capitalized to the extent it is probable that they will result in added functionality, while costs that cannot be separated between maintenance of, and minor upgrades and enhancements to the websites are expensed as incurred.

Capitalized website costs are amortized on a straight-line basis over their estimated useful life of three years beginning with the time when it is ready for intended use. Amounts amortized are presented through cost of sales. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

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Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from our acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. Our amortizable intangible assets consist of customer relationships and non-compete agreements. Their useful lives range from 1.5 to 10 years. Our indefinite-lived intangible assets consist of trade names.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. We perform an annual impairment assessment for goodwill and indefinite-lived assets during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, we determine fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, we rely on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, our risk relative to the overall market, our size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Indefinite-lived intangible assets are evaluated for impairment at the individual asset level by assessing whether it is more likely than not that the asset is impaired (for example, that the fair value of the asset is below its carrying amount). If it is more likely than not that the asset is impaired, its carrying amount is written down to its fair value.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause us to perform an impairment test prior to scheduled annual impairment tests.

We performed our annual fair value assessment at December 31, 2021 on our subsidiaries with material goodwill and intangible asset amounts on their respective balance sheets and determined that an impairment charge of $472,757 was necessary.

Impairment of Long-Lived Assets

We evaluate the recoverability of our long-lived assets whenever events or changes in circumstances have indicated that an asset may not be recoverable. The long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows is less than the carrying value of the assets, the assets are written down to the estimated fair value.

We evaluated the recoverability of our long-lived assets at December 31, 2021, respectively on its subsidiaries with material amounts on their respective balance sheets and determined that no impairment exists.

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Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis.

On November 15, 2019, the FASB issued ASU 2019-10, which (1) provides a framework to stagger effective dates for future major accounting standards and (2) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 amends the effective date for ASU 2017-04 to fiscal years beginning after December 15, 2022, and interim periods therein.

Early adoption continues to be permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment was effective for public companies with fiscal years beginning after December 15, 2020. of the Company adopted this ASU on January 1, 2021, which did not result in a material impact to our consolidated financial statements and disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 - 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modification or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”), which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. ASU 2021-04 provides guidance on modifications or exchanges of freestanding equity-classified written call options that are not within the scope of another Topic. Entities should treat a modification of the terms or conditions, or an exchange of a freestanding equity-classified written call option that remains equity-classified after modification or exchange, as an exchange of the original instrument for a new instrument. ASU 2021-04 provides further guidance on measuring the effect of such modifications or exchanges, and also provides guidance on the recognition of such modifications or exchanges on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. Management is evaluating the effect of the adoption of ASU 2021-04 on the consolidated financial statements. ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, and early adoption is permitted. The Company adopted this ASU on January 1, 2022, which did not result in a material impact to the consolidated financial statements and disclosures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

Overview

We were incorporated under the laws of the State of Florida on April 14, 2014, as Illumination America, Inc.

Effective August 17, 2017, we acquired Grom Holdings pursuant to the terms of the Share Exchange Agreement entered into on May 15, 2017. In connection with the Share Exchange, the Company issued an aggregate of 3,464,184 shares of its common stock to the Grom Holdings stockholders, pro rata to their respective ownership percentage of Grom Holdings. Each share of Grom Holdings was exchanged for 0.1303 shares of our common stock. As a result, the stockholders of Grom Holdings owned approximately 92% of the Company’s issued and outstanding shares of common stock at such time.

In connection with the Share Exchange, we changed our name from Illumination America, Inc. to “Grom Social Enterprises, Inc.”

We are a media, technology and entertainment company that focuses on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content. We conduct our business through our five operating subsidiaries:

•	Grom Social was incorporated in the State of Florida on March 5, 2012. Grom Social operates our social media network designed for children under the age of 13 years.

•	TD Holdings was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries: (i) Top Draw HK and (ii) Top Draw Philippines. The group’s principal activities are the production of animated films and televisions series.

•	GES was incorporated in the State of Florida on January 17, 2017. GES operates our web filtering services provided to schools and government agencies.

•	GNS was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has been nonoperational since its inception.

•	CIM was organized in the State of Delaware on January 5, 2017. CIM develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

We own 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of CIM.

Recent Developments

On May 20, 2021, the Company submitted a Certificate of Designation of Preferences, Rights and Limitations of Series C Stock for filing with the Secretary of State of the State of Florida to designate 10,000,000 shares as Series C Stock. In addition, on May 20, 2021, the Company entered into exchange agreements with all of the holders of the Company’s Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of the Company’s Series B Stock for shares of Series C Stock, on a one for one basis. The exchange was effective upon the acceptance for filing of the Certificate of Designation by the Secretary of State of the State of Florida. Upon effectiveness of the exchange, all 9,215,059 issued and outstanding shares of the Company’s Series B Stock were exchanged for an aggregate of 9,215,059 shares of the Company’s Series C Stock, and all of the exchanged shares of Series B Stock were cancelled.

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On May 7, 2021, the Company filed a certificate of amendment to the Company’s articles of incorporation, as previously amended, with the Secretary of State of the State of Florida, to effect a reverse stock split of the Company’s common stock at a rate of 1-for-32, which became effective as of May 13, 2021. The reverse stock split did not have any impact on the number of authorized shares of common stock which remains at 500,000,000 shares. Unless otherwise noted, and other than in the financial statements and the notes thereto, the share and per share information in this prospectus reflects the reverse stock split of the Company’s outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021.

Our common stock and warrants have been approved for listing on the Nasdaq Capital Market under the symbols “GROM” and “GROMW,” respectively.

On July 29, 2021, the Company entered into a membership interest purchase agreement (the “Purchase Agreement”) with Curiosity Ink Media LLC, a Delaware limited liability company (“Curiosity”), and the holders of all of Curiosity’s outstanding membership interests (the “Sellers”), for the purchase of 80% of Curiosity’s outstanding membership interests (the “Purchased Interests”) from the Sellers (the “Acquisition). On August 19, 2021, pursuant to the terms of the Purchase Agreement, the Company consummated the Acquisition and acquired the Purchased Interests in consideration for the issuance to the Sellers of an aggregate of 1,771,883 shares of the Company’s common stock to the Sellers, pro rata to their membership interests immediately prior to the closing of the Acquisition. The shares were valued at $2.82 per share which represents to the 20-day volume-weighted average price of the Company’s common stock on August 19, 2021.

Pursuant to the Purchase Agreement, the Company also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to Curiosity by two of the Sellers, Russell Hicks and Brett Watts.

The Note is convertible into shares of common stock of the Company at a conversion price of $3.28 per share, but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The Note may be prepaid at any time, in whole or in part. The Note is subordinate to the Company’s senior indebtedness.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in stock) upon the achievement of certain performance milestones as of December 31, 2025.

Business

We are a media, technology and entertainment company focused on (i) delivering content to children under the age of 13 years in a safe secure Children’s Online Privacy Protection Act (“COPPA”) compliant platform that can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

We conduct our business through our five operating subsidiaries:

•	Grom Social was incorporated in the State of Florida on March 5, 2012. Grom Social operates our social media network designed for children under the age of 13 years.

•	TD Holdings was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries, Top Draw HK and Top Draw Philippines. The group’s principal activities are the production of animated films and televisions series.

•	GES was incorporated in the State of Florida on January 17, 2017. GES operates our web filtering services provided to schools and government agencies.

•	GNS was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

•	CIM was organized in the State of Delaware on January 5, 2017. CIM develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

We own 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of CIM.

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Grom Social, Inc.

Grom Social is a media, technology and entertainment company for kids focused on producing original content on Grom Social’s website, www.gromsocial.com and mobile application. Visitors to the Grom Social website may log on via mobile phone, desktop computer or tablet and chat with friends, view original content or play games created by us.

The name “Grom” is derived from Australian surfing slang and is defined by us to mean “a promising young individual who is quick to learn.” Grom Social was conceptualized and developed in 2012 by Zachary Marks, who was 12 years old at the time. He is the son of our Chief Executive Officer, Darren Marks.

Our business model is based upon providing children under the age of 13 with a safe environment on the Internet while promoting “fun,” “wholesomeness” and “family values.” We require that each child receive parental approval prior to gaining full access to the Grom Social platform. In certain jurisdictions and circumstances, we allow parents, teachers and guardians (collectively, “Guardians”) to sign up groups of children at one time. If a Guardian’s approval is not granted, a child’s account will not be opened. If a child does not follow the proper registration process, he or she will be considered a user with limited access. Limited access does not allow the child to chat with other children or visit certain sections of the platform.

Based on data provided by Google Data Analytics and Joomla Management Systems, in February 2021, our platforms have generated approximately 25.0 million users in over 200 countries and territories since our inception in 2012. We define a “user” as any child under the age of 13 who registers for a Grom Social account through the website or downloads the Grom Social app from a mobile app store, and any parent who registers for a Grom Social account and any student or faculty that uses our NetSpective web filtering platform.

Monthly active users (“MAUs”) is a usage metric which reveals the total number of users who visit our platforms within a 30-day period. As of March 1, 2022, there were approximately 1.8 million MAUs on all platforms.

Based upon statistics provided by the Joomla Management System, the average online duration of users logged onto our Grom Social platforms is approximately 51 minutes.

Grom Social App

In May 2019, our Grom Social mobile application (or “app”) for Apple Store and Google Play Store was approved within each platform’s family designated section. The Apple Store markets iPhone operating system (“IOS”) applications for download solely on Apple devices. The Google Play Store markets applications for download on Android devices.

We communicate with the children through messaging on a child’s profile page and through seventeen unique Grom characters that engage with children with many additional “fun” and safety features.

We believe our mobile app is the only children’s app where kids can:

•	Record videos of themselves to post in a social environment and use enhanced facial features, masks, and filters while doing so;

•	upload videos that are COPPA compliant;

•	View 1,450 hours of exclusive Grom TV content - video on demand platform for kids which is free and curated to provide only safe and educational content for children.

•	Message with cartoon characters and cast members;

•	Communicate with users and parents regardless of where they may be navigating on the Grom Social website. This feature eliminates the need to leave the section of the site in which they are engaged.

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We have established the following safeguards and procedures which we believe will ensure our Grom Social platform is a safe place for children:

•	Account Approval: We have account creation procedures to help ensure that only children under the age of 13 can create an account. If a child submits a request to open an account on the Grom Social website or mobile apps, we send an email notification to his or her parents that their child has applied to create a Grom Social account. If the child’s parents approve the account, by using one of three methods that are approved by COPPA guidelines, the account is opened. If a parent’s approval is not given, the account will not be opened, and the child will have limited access to the Grom Social website.

•	Parental Involvement: By requiring parental approval for a child to open an account and to interact with other users on Grom Social, we hope to ensure that parents are aware of and involved with their child’s activity on the website. Further, we believe that parental involvement provides us with the ability to market products and services to parents.

•	Digital Citizenship Educational Content - Children are encouraged to take and pass an internet safety course and receive a Digital Citizen License from us in order to gain increased access to the features provided on the Grom Social platforms.

•	Limited Data Collection of Child and Parent - No digital profiles will be built for children or parents. The information we collect is for analytical data only and is limited to parent email, birthdate, gender and country locations.

•	Content Monitoring: We have software that monitors posts for inappropriate content using standard “keyword” filter technology. If a post contains inappropriate content, it will not appear on the platform and the poster will be sent a warning about offensive content. We believe that through monitoring content we can promote social responsibility and digital citizenship. We view this as a learning opportunity but will ban users if the problem persists.

•	Anti-bullying: We have software that monitors the Grom Social website for bullying. In addition to monitoring the interaction between children on the website, we also post messages that strongly emphasize anti-bullying and actively promotes social responsibility and digital citizenship. Additionally, our platform has received the “KidSafe Seal of Approval” from KidSafe, an independent safety certification service and seal-of-approval program designed exclusively for children-friendly websites and technologies, including online game sites, educational services, virtual worlds, social networks, mobile apps, tablet devices, connected toys, and other similar online and interactive services.

•	Use of “Gromatars”: Children on Grom Social create animated pictures, which we call “Gromatars,” to represent themselves on Grom Social without providing a real-life photograph. Gromatars are viewed as profile pictures on a user’s home wall, and when a user leaves a comment or “like” on a public page. Kids can build and customize their Gromatars by selecting over 200 different options such as the eyes, nose, hair, teeth, ears, skin color, hairstyle, and color.

These safeguards and procedures are a critical component of our business model. We believe that children are increasingly accessing the Internet at younger ages and therefore the need for safe, age-appropriate platforms for younger children to browse and interact with other children is increasing. According to recent statistics on GuardChild.com:

•	81% of children from 9 to 17 years old say they visited a social networking site in the past three months;

•	41% of teens had a negative experience as a result of using social networking; and

•	88% of teens have seen someone be mean or cruel to another person on a social networking site.

•	70% of children have accidentally encountered online pornography

•	90% of children from 8 to 16 years old have seen online pornography

•	65% of children from 8 to 14 years old have been involved in a cyber-bullying incident

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GuardChild.com is a website providing software and applications to promote safe Internet browsing for children and statistics collected from various resources including: Social Media and Young Adults, Pew Internet & American Life Project, Global Insights Into Family Life Online, Norton/Symantec & StrategyOne, Teen/Mom Internet Safety Survey, McAfee & Harris Interactive, Pew Research Center, FOSI, Cable in the Classroom 2011, Journal of Adolescent Health, National Cyber Security Alliance (NCSA)-McAfee Online Safety Study, American Osteopathic Association, Social Media and Young Adults, Pew Internet, American Life Project and Grunwald Associates.

Content

In addition to providing a safe, fun, social media platform for children to interact with their peers, we create our own content consisting of animated characters, interactive chats, videos, blogs, and games geared to provide wholesome family entertainment. We create our own short-form content consisting of animated characters, interactive chats, videos, blogs, games and two live action shows released weekly. We currently have over 1,450 hours of live action shows in our content library. This exclusive content is only available on our platforms.

Our Grom Social app features include direct messaging, video recordings with face filters and effects, notifications, profiles with custom colors, Gromatar cartoon avatars, over 1,450 hours of Grom TV exclusive videos on demand, a search and discovery section, hashtags and mentions in post descriptions, liking, commenting, sharing of content, including the ability to share photos, videos and doodle drawings in direct messages. With this feature set and the safety permissions in place, the app will provide children their own social platform similar to the popular adult platforms, but in a safe controlled environment. Kids can upload videos along with a variety of different music, similar to TikTok. Users also have a vast variety of face filters similar to Snapchat and Instagram. The Company produces up to two new short-form videos each week similar to Netflix to maintain user engagement.

According to a survey released on October 29, 2019 from Common Sense Media, a nonprofit that tracks young people’s tech habits reports, twice as many young people watch videos every day as they did four years ago, and the average time spent watching videos, mostly on You Tube has roughly doubled, to an hour a day. The survey also found that on average, American children from 8 to 12 years old spend 4 hours and 44 minutes on screen media each day and teens average 7 hours and 22 minutes, not including time spent using screens for school or homework. Based upon statistics provided by the Joomla Management System, the average online duration of users logged onto our Grom Social platform was approximately 51 minutes as of February 2, 2021. We believe the longer duration time is a result of our ability to better engage users through our original content.

Strategy

•	Advertising Revenue. We believe that our app will enable us to begin to generate advertising revenue and the growth of our database may attract high-profile companies to advertise on our Grom Social website and mobile platforms, although there can be no assurances that advertisers will use our website or mobile app. We intend to emphasize to advertisers what we believe is the unique level of parental involvement on Grom Social. We currently have an agreement with SuperAwesome one of the largest COPPA complaint kid advertising companies in the world. A number of SuperAwesome’s clients, including Disney, Nickelodeon, and McDonalds are currently advertising on our platform. In addition, we currently have several advertisers that are advertising on our newly created Grom Safe Ads advertising program that allows pre-approved (by Grom) COPPA complaint ads to run on our platforms

•	Subscription Based Premium Content. Although we currently do not charge a subscription fee, we hope to be able to move to a subscription-based model in the future. We are continuously making software upgrades which will hope will enable us to offer premium content to users for which they will be charged a monthly subscription fee. Users that sign up for a premium program will become Grom Club Members which will enable them to utilize current and new features to:

➢	Create and view interactive videos that can be shared with other Grom Club Members, with non-paying Grom users and with any other third parties in their approved network;

➢	Receive exclusive Gromatar options and accessories including masks, voice modification, face modification, special effects, and numerous filters.

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➢	Have unlimited access to new premium games;

➢	Engage in exclusive chats with athletes and celebrities that we hope to engage in the future;

➢	Receive discounts on Grom Social merchandise;

➢	Turn off ads; and

➢	Participate in Bookstore pre/reviews and live readings.

Publishing and Distribution

We believe that Grom Social offers a great way to get user feedback and see how kids respond to content. We believe offering book titles to be previewed and added to wish lists for parents to purchase is a good way to get titles out to the Grom Social kids demographic.

Comments could be used for reviews and a rating star system could be implemented. Badges could be awarded to users to complete different book titles, similar to an online e-book store.

Authors could schedule a live reading where users would be able to log on during the live time-period and listen to the author live read a chapter of their book to the kids, with Q&A with the author live in public forum.

•	Online Game Fees. The games currently available to users on our website are free. We intend to offer users an option to pay to play exclusive games and/or pay for game upgrades. These games may be developed by us, such as Grom Skate, where the character skates through three worlds collecting coins, doing tricks and avoiding obstacles and solving geometry problems, or obtained from outside developers and adapted to use on our website.

•	Licensing Merchandise Revenue. We hope to create Grom Social apparel and other merchandise for purchase through our website and mobile app and enter into licensing and merchandise agreements.

•	Partnerships and Collaborations. The Company believes that due to its strong youth following that it can be a valuable resource to many organizations and sports leagues looking to build, reconnect and/or maintain their brand among the youth market. The Company has designed an opportunity for clients to utilize existing programming and broadcasts by condensing long programming such as 3-4 hour baseball games, 8 hour-a-day surfing events and 6-hour golf rounds into engaging short-form content wrapped in gaming and animation utilizing celebrities and athlete interaction.

•	Intellectual Property Strategy. The Company plans to produce, develop, license and purchase a number of intellectual properties and monetize by franchise, licensing and merchandising opportunities in addition to hosting on its own platform. To satisfy and help fill the demand for content, the Company intends to continue to create original content as well as use underutilized content.

Throughout our monetization efforts, we will maintain a free version of the app in an effort to not negatively impact our user base. The Grom Social website and mobile app have generated nominal revenues to date.

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TD Holdings Limited

TD Holdings is a holding company that operates through its two wholly-owned subsidiaries Top Draw Hong Kong and (ii) Top Draw Philippines. Based in Manila, Philippines, the group’s principal activities are the production of animated films and televisions series. Top Draw Hong Kong, which owns our animation studio in Manila, Philippines, contracts with third parties for the production of animated films and televisions series. Through an intercompany agreement, Top Draw Philippines then does the production work at our studio in Manila, Philippines.

Top Draw Philippines is a full-service production and pre-production animation studio working with international clients. It specializes in providing two-dimensional digital production services for animated television series and movies on a contract basis or under co-production arrangements.

Top Draw Philippines’ pre-production services include planning and creating storyboards, location design, model and props design, background color and color styling. Its production services focus on library creation, digital asset management, background layout scene assembly, posing, animation and after-effects. Top Draw Philippines currently provides services to high-profile properties, including Tom and Jerry, My Little Pony and Disney Animation’s Penn Zero: Part-Time Hero. Its studio produces over two hundred half-hour segments of animated content for television annually, which we believe makes it one of the top producers of animation for television worldwide.

The following table depicts some of Top Draw Philippines’ recent notable projects:

Show	Client	Number of Series in Years	Period
My Little Pony	DHX Media	10	2010-2019
My Little Pony - Equestrian Girls	DHX Media	7	2012-2013, 2015-2019
Tom and Jerry	Slap Happy Cartoons	5	2015-2019
Polly Pocket	WildBrain (formerly DHX Media)	3	2017-2020
Glitch Techs	Nickelodeon	1	2018-2019
Carmen Sandiego	WildBrain (formerly DHX Media)	2	2019-2020
Rhyme Time Town	DreamWorks	1	2019-2020
Archibald’s Next Big Thing	DreamWorks	1	2020-2021
Polly Pocket S3	DHX Media	3	2021
The Loud House Movie	New Nickelodeon Animation	1	2021
Bionic Max	Gaumont Animation	1	2021
Vikingskool	Samka Production	1	2021

Grom Educational Services, Inc.

On January 2, 2017, we acquired certain assets including Internet content filtering software called “NetSpective Webfilter” from TeleMate.net. Since inception, we have sold hardware and/or subscriptions for web filtering software to thousands of schools with more than 4,000,000 children in attendance. Clients pay for hardware within 30 days of delivery and in advance for filtering service ranging between one to five years. We offer a proprietary digital citizenship program that assists K-12 schools in the United States to comply with The Children’s Internet Protection Act (“CIPA”) requirements. CIPA requirements include the use Internet content filters and implementation of other protective measures to prevent children from exposure to harmful online content.

Grom Nutritional Services, Inc.

GNS was formed with the intention of developing, marketing and distributing nutritional supplement beverages to children to support the healthy development of neurological structure and intellectual development of cognitive skills. We initially intend to market and distribute nutritional based supplements to our user base of children and their parents, then subsequently expand our marketing efforts to the wholesale/retail grocery, convenience, and big box sectors. GNS has had no operations since its inception, but the Company is exploring partnerships.

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Curiosity Ink Media LLC

On August 19, 2021, we acquired 80% of the outstanding membership interest of Curiosity Ink Media LLC. Curiosity is a kids and family original content and media company that focuses on building and managing entertainment brands and franchises. Specializing in revitalizing lapsed and underutilized properties, the Company reimagines beloved properties by strategically defining their strengths to ensure their continued growth and legacy. Curiosity leverages its creative talent, established media distribution networks, and industry connections to market proven media properties through strategic licensing agreements, partnerships, and original content creation.

Acquisition Strategy

Our acquisition strategy is to acquire synergistic companies, products or intellectual property that will help grow our Grom Social user base and operate profitably as both a stand-alone enterprise as well as enhance Grom’s overall monetization strategy.

Acquisition of TD Holdings Limited

On July 1, 2016, we entered into a share sale agreement (the “TDH Share Sale Agreement”) for the acquisition of 100% of the capital stock of TD Holdings for which we paid $4,000,000 in cash, issued a 5% secured promissory note in the principal amount of $4,000,000 which originally matured on July 1, 2018 (the “TDH Note”), and 230,219 shares of our common stock valued at $4,240,000, or approximately $18.56 per share, to the selling shareholders of TDH (“TDH Sellers”).

Under the terms of the TDH Share Sale Agreement, we were also required to make additional payments (“Earnout Payments”) of up to $5,000,000 to the TDH Sellers, if TD Holdings achieved certain adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) during the three-year period following the acquisition (the “Earnout Period”), to be paid 25% in cash and the balance in shares of common stock at a share price equal to the lower of a 10% discount to our last private placement price per share prior to making the Earnout Payment, or if such shares are listed on a recognized stock exchange and publicly traded, at a 10% discount to the previous 20 day weighted average closing price per share.

No earnout was achieved for the original three-year Earnout Period. The original Earnout Period was extended to December 31, 2019, pursuant to the First Amendment described below. However, no earnout was achieved during the extended Earnout Period through December 31, 2019.

First Amendment to the TDH Share Sale Agreement

On January 3, 2018, we entered into an amendment to the TDH Share Sale Agreement with the TDH Sellers (the “First Amendment”). Under the terms of the First Amendment:

•	the maturity date of the TDH Note was extended from July 1, 2018 until July 1, 2019 (the “First Note Extension Period”);

•	the interest rate on the TDH Note was increased from 5% to 10% during the First Note Extension Period;

•	during the First Note Extension Period, interest will be paid quarterly in arrears, instead of annually in arrears. The first such quarterly interest payment of $100,000 was due on September 30, 2018; and

•	the Earnout Period was extended to December 31, 2019.

As consideration for the First Amendment, we issued 800,000 shares of our common stock valued at $480,000 to the TDH Sellers.

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Second Amendment to the TDH Share Sale Agreement

On January 15, 2019, we entered into a second amendment to the TDH Share Sale Agreement with the TDH Sellers (the “Second Amendment”). Under the terms of the Second Amendment:

•	the maturity date of the TDH Note was extended from July 1, 2019 to April 2, 2020.

•	the TDA Sellers shall have the right to convert the TDH Note at a conversion price of $8.64 per share, in whole or in part at any time prior to the maturity, subject to the terms and conditions set forth in the Second Amendment.

•	In the event that the notes are not repaid prior to July 2, 2019, no funds shall be transferred by TDH to the Company.

•	The payment terms of the contingent earnout was modified from 50% payable in cash and 50% payable in stock to 75% payable in cash and 25% payable in stock.

As consideration for the Second Amendment, we issued 25,000 shares of our common stock valued at $220,000 to the TDH Sellers.

Third Amendment to the TDH Share Sale Agreement

On March 16, 2020, we entered into a third amendment to the TDH Share Sale Agreement with the TDH Sellers (the “Third Amendment”). We used the proceeds received from the TDH Secured Notes Offering to pay the TDH Sellers $3,000,000 of the principal due under the TDH Notes, leaving an outstanding principal balance due to the TDH Sellers under the TDH Note of $1,000,000 in principal (plus accrued interest and costs). In addition, accrued interest of $361,767 due to the TDH Sellers pursuant to the TDH Note was agreed to be paid in three monthly installments of $93,922 commencing April 16, 2020, and 12 monthly installments of $6,667 commencing April 16, 2020.

The terms of the Third Amendment provide that, among other things:

•	the maturity date of the TDH Note be extended one year to June 30, 2021;

•	the interest rate of the TDH Note be increased to 12%;

•	a first priority security interest on the shares of TDH and TDAHK, pari passu with the holders of the TDH Secured Notes secure the obligations under the TDH Note; and

•	the balance of the TDH Note be paid monthly in arrears, amortized over a four-year period.

Payoff of the TDH Note

On August 18, 2021, the Company paid the holders of the TDH Note an aggregate of $834,760, representing all remaining amounts due and payable under the TDH Note. Upon receipt of such payment by the holders of the TDH Note, the pledged shares of TDH Holdings and its subsidiary, Top Draw HK were released from escrow, and the holders of the TDH Note had no further security interest in the assets of the Company or its subsidiaries.

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Acquisition of the NetSpective Webfilter Assets

On January 1, 2017, we acquired NetSpective webfilter assets from TeleMate.net Software, LLC, a Georgia limited liability company, (“TeleMate”) pursuant to an asset purchase agreement (the “NetSpective APA”). Under the terms of the NetSpective APA, we issued a three-year 0.68% $1,000,000 redeemable, convertible promissory note to TeleMate (the “TeleMate Note”). The TeleMate Note is convertible into our common stock at a conversion rate of $24.96 per share. If not converted by TeleMate by November 1, 2019, the note may be converted by the Company into shares of common stock at a conversion rate of $15.36 per share. In addition, we entered into a master services agreement (“MSA”) with TeleMate under which TeleMate provided engineering and sales support for twelve months and assumed all risks of NetSpective negative cash flow for one year.

Additionally, TeleMate was entitled to an earnout payment of up to $362,500, payable in our common stock at a price of $24.96 per share or 14,524 shares, if the NetSpective WebFilter assets generated $362,500 in “net cash flow” as defined in the NetSpective APA over a one-year period. Such net cash flow milestone was achieved and NetSpective became entitled to such earnout payment. However, TeleMate did not meet the terms of the MSA and failed to remit $146,882 collected on our behalf from NetSpective customers pursuant to the MSA. As a result, on January 12, 2018, we entered into a First Modification to the NetSpective APA (the “First Modification”).

Under the terms of the First Modification, TeleMate agreed to pay us in monthly installments of $10,000 against their outstanding balance of $146,822. Additionally, the TeleMate Note may not be converted or any earnout shares issued until the outstanding balance is paid in full, and all interest payments under the TeleMate Note were suspended until all payments owing the Company were made. If and when TeleMate is permitted to convert the TeleMate Note, the number of shares converted thereunder will be subject to a one-year leak-out agreement.

In April 2019, TeleMate paid the TeleMate Note in full. On December 4, 2019, the Company converted the outstanding principal and interest of $1,013,200 under the TeleMate Note into 66,045 shares of its common stock.

Acquisition of Curiosity Ink Media, LLC

On August 19, 2021, we acquired 80% of the outstanding membership interest of Curiosity Ink Media LLC, a Delaware limited liability company (“Curiosity”) pursuant to a membership interest purchase agreement (the “Curiosity MIPA”). Under the terms of the Curiosity MIPA, we issued an aggregate of 1,771,883 shares of the Company’s common stock to the Sellers, pro rata to their membership interests immediately prior to the closing of the Acquisition. The shares were valued at $2.82 per share which represents to the 20-day volume-weighted average price of the Company’s common stock on August 19, 2021.

Additionally, the Company also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to Curiosity by Russell Hicks and Brett Watts, members of Curiosity.

Under the terms of the purchase agreement, the Note is convertible into shares of common stock of the Company at a conversion price of $3.28 per share, but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The Note may be prepaid at any time, in whole or in part. The Note is subordinate to the Company’s senior indebtedness.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in stock) upon the achievement of certain performance milestones as of December 31, 2025.

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Business Strategy

We hope to grow our business through a combination of marketing initiatives and synergistic acquisitions in an effort to increase our Grom Social user base to a large enough size to enable us to attract advertisers and paid users for our premium content. However, there can be no assurance that our strategy will be successful or that our revenues will increase as a result of our business strategies.

Our Growth Strategy

Our current growth strategy is as follows:

•	Increase the size of our database of users of Grom Social. Comparable to other successful social media companies, we believe the key strategy to our future success is to grow the size of our database. Although the revenue from Grom Social is now nominal, we believe that our database will continue to increase due to our production of original content. We intend to launch a marketing campaign, subject to raising sufficient capital, to increase awareness of the Grom Social platforms. There can be no assurance that we can continue to grow the Grom platforms, and if we are successful in doing so, that we will be able to generate revenues from the website and mobile app.

•	Marketing initiatives. We plan to use celebrities and high-profile athletes as role models, content providers and overall brand ambassadors. In January 2021, the Company entered into a long-term marketing agreement with American professional surfer and 2020 US Olympic surfing team member, 20-year-old Caroline Marks.

•	Expand Core Products. We manage our brands through strategic product development initiatives, including introducing new products and modifying our existing intellectual property. Our marketing team and development teams strive to develop enhanced products to offer added technological, aesthetic and functional improvements to our portfolio of products.

•	Pursue Strategic Acquisitions. We supplement our internal growth with strategic and synergistic acquisitions.

Competition

Grom Social

The markets in which we compete are characterized by innovation and new and rapidly evolving technologies. We believe we will face significant and intense competition in every aspect of our intended business, including from Facebook, YouTube, Twitter, and Google, which offer a variety of Internet products, services, and content that will compete for our user’s Internet time and spending dollars. In addition to facing general competition from these large, well-funded companies, we also face competition from smaller Internet companies that offer products and services that may compete directly with Grom Social for users, such as TikTok, SnapChat, Video Star and Zoomerang. Additionally, as we introduce new services and products, as our existing services and products evolve, or as other companies introduce new products and services, we may become subject to additional competition from:

•	Companies that offer products that replicate either partial or the full range of capabilities we intend to provide.

•	Companies that develop applications, particularly mobile applications, that provide social or other communications functionality, such as messaging, photo-and video-sharing, and micro-blogging.

•	Companies that provide web-and mobile-based information and entertainment products and services that are designed to engage our target audience and capture time spent on mobile devices and online.

Many of these companies have substantially greater resources than us.

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We believe that the following features differentiate us from our competitors and provide us with a possible competitive advantage with respect to our target market:

•	We provide children with a social media experience in a safe and controlled environment;

•	We encourage direct parental involvement and oversight;

•	We produce content developed by “kids and for kids”;

•	We have developed a registration process to safely register children on the website;

•	We provide live monitoring of the website by trained individuals to help protect children from malicious content that may be found on other social networking sites available to children, supplemented by standard “bad word” filtering software; and

•	We have developed the only COPPA compliant app that offers live commenting, hashtags, streaming video content and the ability to record and share videos.

We believe that Grom Social is one of the only social media platforms that offers games, chatrooms, educational services, social interaction, exclusive content, global connectivity, and group collaboration to develop new content and activities based on user behavior in one platform.

TD Holdings

We have extensive competition in our animation business from production companies in Korea, Taiwan, Canada, India and, to a lesser degree, China, Malaysia, Singapore, and Thailand. Businesses in these countries, such as Malaysia, may receive government subsidies which can increase competitive pressure.

Our intention is for Top Draw Philippines to remain competitive for the production of family-oriented, animated television series and movies and other family-oriented entertainment products produced by major movie studios, including Disney, DreamWorks Animation, Warner Bros. Entertainment, Netflix, Nickelodeon, and numerous other independent motion picture production companies.

The primary competitors of Top Draw Philippines in the Philippines are Toon City Animation, Snipple Animation Studio, and Synergy 88 Digital.

Growth in the television industry is being driven by larger streaming companies such as Netflix, Disney Plus, NBC, Amazon Prime, and Facebook. Competition is primarily based on the ability to reach an audience directly and deliver products that meet consumer demand. The success of these streaming companies is primarily related to the size and reach of their user or subscriber base.

Grom Educational Services

We believe our primary competitors for web filtering products and services are iBoss, Lightspeed, Go Guardian and Securly. There are other large companies that offer web filtering products including Forcepoint (Websense), Bluecoat, Palo Alto Networks, Barracuda and Cisco. However, we believe these companies are enterprise focused whereby they sell numerous products with web filtering representing a minimal component of their portfolio.

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Grom Nutritional Services

We believe that consumer awareness regarding the benefits of dietary supplements and new product availability are the major drivers for the market worldwide. The global nutritional supplements market size was valued at $273.9 billion in 2018 and is anticipated to expand at a compound annual growth rate of 6.4% over the forecast period from 2019 to 2025, according to Grand View Research. The largest of our competitors are Axxess Pharma Inc., Celsius Holdings, Inc., GNC Holdings Inc., and Pfizer Inc.

Curiosity

We have extensive competition in our publication and animated series and movies are Disney, DreamWorks Animation, Warner Bros. Entertainment, Netflix and Nickelodeon. Growth in the publication and animated series and movies are driven by the large streaming and production companies.

Government Regulation

We are subject to several U.S. federal and state and foreign laws and regulations that affect companies conducting business on the Internet. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. These may involve user privacy and data protection, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, personal information, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, taxation, economic or other trade prohibitions or sanctions, securities law compliance, and online payment services. In particular, we are subject to federal, state, and foreign laws regarding privacy and protection of data. Foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. In addition, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. There are also a number of legislative proposals pending before federal, state, and foreign legislative and regulatory bodies. including data protection regulation.

In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

Our platforms follow the guidelines of the Children's Online Privacy Protection Act of 1998, 15 U.S.C. 6501-6505. COPPA imposes certain requirements on operators of websites or online services directed to children under 13 years of age, and on operators of other websites or online services that have actual knowledge that they are collecting personal information online from a child under 13 years of age.

Additionally, our K-12 NetSpective web filter clients are subject to CIPA, which was enacted by Congress in 2000 to address concerns about children's access to obscene or harmful content over the Internet. CIPA imposes certain requirements on schools or libraries that receive discounts for Internet access or internal connections through the E-rate program - a program that makes certain communications services and products more affordable for eligible schools and libraries. In early 2001, the FCC issued rules implementing CIPA and provided updates to those rules in 2011.

The nutritional supplements that we intend to market to children are governed by the US Food and Drug Administration (“FDA”). The FDA defines supplements as a product intended to increase its levels in the diet. These may include vitamins, minerals, herbs, amino acids, or other plant-based substances. Over-the-counter supplements do not undergo the same formal approval process as prescription and over-the-counter drugs. The FDA does not require supplement manufacturers to submit their products to the FDA for review nor receive FDA approval, however, before marketing, companies must ensure they are not making false claims on the product label to mislead consumers. Like other food substances, dietary supplements are not subject to the safety and efficacy testing requirements imposed on drugs, and unlike drugs they do not require prior approval by the FDA; however, they are subject to the FDA regulations regarding adulteration and misbranding.

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Intellectual Property

To establish and protect our proprietary rights we rely on a combination of trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee non-disclosure and invention assignment agreements, and other contractual rights. We do not believe that our proprietary website is dependent on any single copyright or groups of related patents or copyrights. We currently own eight trademarks as follows:

Country	Mark	Status	Class	Serial Number	Filing Date	Registration Number	Registration Date	Owner Name	Expiration Date
US	GROM SKATE	Registered	009, 041	90-530-702	2/16/2021	6626893	1/25/2022	Grom Social, Inc.	01/25/2028
US	GROM SOCIAL	Registered	045	85562637	03/07/2012	4236835	11/06/2012	Grom Social, Inc.	11/06/2022
US and INTL		Registered	042, 045	85632192	05/22/2012	4242103	11/13/2012	Grom Social, Inc.	11/13/2022
US	GROM SOCIAL (DESIGN)	Registered	042, 045	88256892	01/10/2019	6217313	12/08/2020	Grom Social Enterprises Inc.	12/08/2026
US	GROM	Registered	042	85808178	12/20/2012	4464931	01/14/2014	Grom Social, Inc.	01/14/2024
US	GROMPOUND	Registered	041	85865569	03/04/2013	4380376	08/06/2013	Grom Social, Inc.	08/06/2023
US	TECHTOPIA	Registered	009	86346608	07/24/2014	4820748	09/29/2015	Grom Social, Inc.	09/29/2025
US and INTL	GROM FANTASY SURFER	Pending	042, 045	88257301	3/02/2021	N/A	N/A	Grom Social Enterprises, Inc.	09/22/2022
US and INTL	MAMABEAR	Registered	, 009	85631796	05/22/2012	4351472	06/11/2013	Grom Holdings Inc.	12/07/2025
US and INTL		Pending	05, 06, 018, 044, 046, 051, 052	90197048	09/21/2020	N/A	N/A	Grom Nutritional Services, Inc.	N/A

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Employees

As of April 1, 2022, the Company had 22 full-time employees, 3 part-time employees and 9 independent contractors in the United States and Top Draw had 80 full-time employees and 49 part-time and 287 contracted employees in the Philippines.

Properties

We lease approximately 2,100 square feet of office space as our principal executive offices in Boca Raton, Florida for approximately $4,000 per month pursuant to a two-year lease expiring on March 31, 2024.

Our animation business leases portions of three floors comprised of an aggregate of approximately 30,090 square feet in the West Tower of the Philippine Stock Exchange Centre in Pasig City, Manila for administration and production purposes. We currently pay approximately $29,800 per month for such space (which increases by approximately 5% per year). These leases expire in December 2022.

Our web filtering business leases approximately 1,400 square feet in Norcross, Georgia, for approximately $2,250 per month pursuant to a five-year lease which expires in December 2023. The lease payments increase by approximately 3% annually.

Our original content business leases approximately 1,700 square feet in Los Angeles, California, for approximately $4,800 per month pursuant to a two-year lease which expires in October 2023. The lease payments increase by approximately 3.5% annually

We believe our leased space for the present time is adequate and additional space at comparable prices is available at all locations.

Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

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MANAGEMENT

Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position

Darren M. Marks	55	Chief Executive Officer, President, and Director

Jason A. Williams	48	Chief Financial Officer, Treasurer, and Secretary

Melvin I. Leiner (1)	82	Chief Operating Officer, Executive Vice President, and Director

Norman Rosenthal	69	Director

Robert Stevens	56	Director

Dr. Thomas Rutherford	68	Director

(1)	As of April 22, 2022, Melvin Leiner resigned from his positions as the Company’s Executive Vice President and Chief Operating Officer.

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Biographies

Darren M. Marks, Chief Executive Officer, and President and Director

Darren Marks has served as our Chief Executive Officer and director since June 2012 and as our President since the Share Exchange on August 17, 2017. From July 6, 2015 until the Share Exchange, Mr. Marks was chairman, chief executive officer, president and a director of Grom Holdings, Inc. From January 2011 to February 2016, Mr. Marks was the President of DNA Brands, Inc., a beverage distributor and formerly a public company quoted on the OTCBB (“DNA Brands”). Mr. Marks has more than 20 years of executive management experience. In 1991, Mr. Marks co-founded and served as Vice-President of Sims Communications, Inc. a telecommunications company that formerly traded on the Nasdaq (“Sims”), where he was responsible for the creation, design, and funding of a national telecommunications program for clients such as Alamo Rental Car and the American Automobile Association. Mr. Marks attended the University of Florida/Santa Fe Community College from 1986 to 1988.

Mr. Marks’ management and public company experience and his role as Chief Executive Officer and President of the Company, led to the conclusion that he should serve as a director.

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Jason A. Williams, Chief Financial Officer, Treasurer, and Secretary

Jason Williams has served as our Chief Financial Officer, Treasurer, and Secretary since July 26, 2021. Mr. Williams has more than 25 years of leadership experience in accounting, finance, and operations. Before joining the Company, Mr. Williams served as President of WM Consulting, LLC, offering executive-level, strategic and financial consulting services since 2016. Prior to this, Mr. Williams served as Chief Financial Officer for two publicly traded companies and in varying financial leadership roles with several other entities. Mr. Williams earned his Bachelor of Science in Accounting from Florida Atlantic University in 1995 and is a Certified Public Accountant (inactive).

Melvin I. Leiner, Former Chief Operating Officer, Executive Vice President, and Director

Melvin Leiner has served as our Executive Vice President since December 2012, and as our Chief Operating Officer as of the Share Exchange on August 17, 2017. He also served as our Chief Financial Officer, Treasurer and Secretary from December 2012 through June 2021. From July 6, 2015, until the Share Exchange, Mr. Marks was vice chairman, executive vice president, chief financial officer, secretary and a director of Grom Holdings, Inc. Mr. Leiner was the co-founder of DNA Brands where, from January 2011 to February 2016, he served as executive vice president and a director. Mr. Leiner co-founded Sims Communications, Inc. in 1991 where he served as its chairman, president, and chief executive officer until his resignation in 1997. Mr. Leiner has 50 years of entrepreneurial domestic and international business experience ranging from product creation, development to sales and marketing for public and private companies. Mr. Leiner attended Marshall College where he studied business.

Mr. Leiner’s business experience including with public companies and his sales and marketing experience led to the conclusion that he should serve as a director.

As of April 22, 2022, Melvin Leiner resigned from his positions as the Company’s Executive Vice President and Chief Operating Officer.

Dr. Thomas J. Rutherford, Director

Dr. Thomas J. Rutherford has served as a director of the Company since August 2017 and as a director of Grom Holdings Inc. since July 2015. Dr. Rutherford is an oncologist and a national expert in cancer, with more than 30 years of highly specialized surgical and clinical expertise in gynecologic cancer care. Dr. Rutherford has been the Director of Oncology for South Florida University in Tampa, Florida since January 2017. Prior thereto, from January 2015 through December 2016, Dr. Rutherford was the Director of Oncology for Connecticut Oncology, a Division of Women’s Health of Connecticut and Director of Cancer Services for Western Connecticut Health Network leading more than 100 physician subspecialists including surgeons, medical oncologists and radiation oncologists. Dr. Rutherford served as Chair of Gynecological Oncology at Yale University Medical School until January 2015. Dr. Rutherford has served on the Strategic Advisory Board at Mira Dx, Inc., a Delaware corporation. Dr. Rutherford practiced at Yale Oncology and served as Professor of Oncology and Director of Oncology Fellowship at Yale University School of Medicine from July 1993 through December 2014. Dr. Rutherford received a Bachelor of Science degree in 1976 from Roanoke College, a Master of Science degree from John Carroll University in 1979 and a Ph.D. from the Medical College of Ohio in 1989.

Mr. Rutherford’s operational experience led to the conclusion that he should serve as a director.

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Robert Stevens, Director

Robert Stevens has served as a director since June 2018. Mr. Stevens founded Somerset Capital Ltd., a private capital firm that employs industry-specific skillsets to make strategic investments in distressed and turnaround situations as well as merger and direct investments in private and pre-public companies and has served as its president and managing director since 2001. Mr. Stevens also serves as a court-appointed receiver. Mr. Stevens also served as Managing Director of Technology Partners, a private equity and M&A firm, from 2010 to 2013.

Mr. Stevens financial experience led to the conclusion that he should serve as a director.

Norman Rosenthal, Director

Norman Rosenthal has served as a director since June 2018. Mr. Rosenthal founded Tempest Systems Inc., a technology consultancy firm which offers business development, relationship management and competitive intelligence services and has served as its chief executive officer since 1986. Mr. Rosenthal has also served in senior management/advisory positions at Micro Focus International plc and Computer Associates International, Inc.

Mr. Rosenthal’s financial experience led to the conclusion that he should serve as a director.

Significant Employees

Russell Hicks, President and Chief Content Officer, Curiosity Ink Media and President, Top Draw Animation

Russell Hicks has served as our President and Chief Content Officer of Curiosity Ink Media and President of Top Draw Animation since September 26, 2021. Before joining the Company, Mr. Hicks founded and served as Chief Creative Officer for Curiosity Ink Media since April 2018. Prior to this, Mr. Hicks served as President of Content Development and Production for Nickelodeon, and as Chief Creative Officer of Viacom. Mr. Hicks attended California State University, Fullerton where he studied Art & Illustration.

Jared Wolfson, Chief Executive Officer, Curiosity Ink Media and Executive Vice President, Top Draw Animation

Jared Wolfson has served as our Chief Executive Officer of Curiosity Ink Media and Executive Vice President of Top Draw Animation since September 26, 2021. Before joining the Company, Mr. Wolfson served as Senior Vice President of Media & Entertainment for Jakks Pacific from January 2018 through September 2021. Prior to this, Mr. Wolfson served as Senior Vice President of Entertainment Licensing and Business Development for Skyrocket Toys, and as President of Franchise Development, Content Distribution and Marketing of ZAG Entertainment. Mr. Wolfson earned his Bachelor of Arts in Economics from the University of California and his Master of Business Administration in Entertainment & Marketing from the University of Southern California.

Director Independence

With the exception of Darren Marks, our Board has determined that all of our directors are independent, in accordance with the Listing Rules of the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”). Our Board has determined that, under the Nasdaq Listing Rules, Messr. Marks is not independent directors because they are employees of the Company.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Board Committees

On June 1, 2018, concurrently with the appointment of two independent directors, Mr. Stevens and Mr. Rosenthal, we formed an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Mr. Stevens was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee. Mr. Stevens was appointed chair of the Audit Committee and “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Mr. Rosenthal was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee. Mr. Rosenthal was appointed the chair of the Nominating and Governance Committee.

Dr. Rutherford was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee. Dr. Rutherford was appointed the chair of the Compensation Committee.

Audit Committee

The Audit Committee is composed of three independent directors: Robert Stevens (Chair), Thomas Rutherford, and Norman Rosenthal. Mr. Stevens is also an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company.

The Audit Committee’s primary responsibilities are to:

•	review our accounting policies and issues which may arise in the course of the audit of our financial statements; and
•	select and retain our independent registered public accounting firm.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Compensation Committee

The Compensation Committee is composed of three independent directors: Thomas Rutherford (Chair), Robert Stevens and Norman Rosenthal.

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The general responsibilities of our Compensation Committee include:

•	approving the compensation of our President and Chief Executive Officer and all other executive officers; and
•	approving all equity grants.

The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Norman Rosenthal (Chair), Thomas Rutherford and Robert Stevens. All members must satisfy the independence requirements of the Exchange Act, the rules adopted by the SEC thereunder and the corporate governance and other listing standards of the Nasdaq as in effect from time to time.

The duties and responsibilities of the Nominating and Corporate Governance Committee include the following:

•	develop and recommend to the Board a set of corporate governance guidelines and from time to time, review and reassess the adequacy of such guidelines;
•	identify, review and recommend to the Board individuals qualified to become members of the Board of Directors; and
•	recommend to the Board nominating policies and procedures.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of shareholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of shareholders, the Nominating and Governance Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

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In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Nominating and Governance Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Nominating and Governance Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Nominating and Governance Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s shareholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, Nominating and Corporate Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s articles of incorporation, as amended, and amended bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Nominating and Governance Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Nominating and Governance Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Nominating and Governance Committee is empowered to investigate any matter brought to its attention.

Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive, financial and accounting officers (or persons performing similar functions), copy of which is included herewith as Exhibit 14.1.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined. In addition, having one person serve as both Chairman and Chief Executive Officer eliminates the potential for confusion and provides clear leadership for the Company, with a single person setting the tone and managing our operations.

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Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, Florida 33431. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

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EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021, consisting of our principal executive officer and our two other executive officers who were serving as of December 31, 2021, are as follows:

•	Darren Marks, our President and Chief Executive Officer;

•	Melvin Leiner, formerly our Executive Vice President and Chief Operating Officer; and

•	Jason Williams, our Chief Financial Officer, Treasurer and Secretary.

Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers for the fiscal years indicated below.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Darren Marks	2021	$300,000		$10,000	$–	$410,652	$720,652
Chief Executive Officer and President	2020	$245,571	(1)	$–	$–	$–	$245,571

Melvin Leiner (4)	2021	$300,000		$10,000	$–	$–	$310,000
Executive Vice President and Chief Financial Officer	2020	$237,369	(2)	$–	$–	$–	$237,369

Jason Williams (3)	2021	$100,500		$10,000	$–	$–	$110,500
Chief Financial Officer, Treasurer and Secretary	2020	$–		$–	$–	$–	$–

(1)	Includes $234,321 which Mr. Marks voluntarily agreed to defer.
(2)	Includes $226,119 which Mr. Leiner voluntarily agreed to defer.
(3)	As of July 26, 2021, Mr. Williams was appointed as Chief Financial Officer, Treasurer and Secretary.
(4)	As of April 22, 2022, Melvin Leiner resigned from his positions as the Company’s Executive Vice President and Chief Operating Officer.

Employment Agreements

On June 1, 2016, the Company entered into an employment agreement with Darren Marks pursuant to which Mr. Marks serves as the Company’s Chief Executive Officer. The employment agreement is for an initial term of three years, which term automatically renews for successive and additional two-year periods unless either party provides written notice of termination to the other at least 90 days prior to the end of the then-current term. Under the agreement, Mr. Marks is entitled to an annual base salary of $245,000 (subject to a minimum 5% annual increase each year commencing on January 1, 2017) and an annual incentive bonus of up to an 80% of his base salary. The employment agreement may be terminated by the Company for “cause” (as such term is defined in the agreement), in which case Mr. Marks shall be entitled to his base salary up to the date of termination, without “cause” by the Company or for “good reason” (as such term is defined in the agreement), by Mr. Marks upon 90 days’ prior written notice, in which case Mr. Marks shall be entitled to his base salary and health benefits for 18 months from the expiration of the agreement and shall have ten years to exercise any outstanding stock options. The employment agreement provides that Mr. Marks has the obligation to mitigate any such severance. with any income he may subsequently receive. The employment agreement also provides that Mr. Marks will not compete with the Company and will keep all Company information confidential for one year after the term of the agreement.

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On June 1, 2016, the Company entered into an employment agreement with Melvin Leiner pursuant to which Mr. Leiner serves as the Company’s Executive Vice President and Chief Financial Officer. The employment agreement is for an initial term of three years, which term automatically renews for successive and additional two-year periods unless either party shall provide written notice of termination at least 90 days prior to the then current term. Under the agreement Mr. Leiner is entitled to an annual base salary of $237,500 (subject to a minimum 5% annual increase each year commencing on January 1, 2017) and an annual incentive bonus of up to 80% of his base salary. The employment agreement may be terminated by the Company for “cause” (as such term is defined in the agreement), in which case Mr. Leiner shall be entitled to his base salary up to the date of termination, without “cause” by the Company or for “good reason”( as such term is defined in the agreement), by Mr. Leiner upon 90 days’ prior written notice, in which case Mr. Leiner shall be entitled to base salary and health benefits for 18 months from the expiration of the agreement and shall have ten years to exercise any outstanding stock options. The agreement provides that Mr. Leiner has the obligation to mitigate any such severance with any income he may subsequently receive. The agreement also provides that Mr. Leiner will not compete with the Company and will keep all Company information confidential for one year after the term of the agreement.

On April 22, 2022, the Company and Melvin Leiner entered into an Executive Separation Agreement (the “Separation Agreement”), pursuant to which Mr. Leiner retired from his positions as the Company’s Executive Vice President and Chief Operating Officer. Pursuant to the Separation Agreement, Mr. Leiner’s employment with the Company ended on April 22, 2022 and Mr. Leiner is to receive separation payments over a nine (9) month period equal to his base salary, as well as certain limited health benefits.

In accordance with the Separation Agreement, the Company will pay to Mr. Leiner the sum of $236,250 in biweekly installments over the nine (9) month period beginning on the first regular Company pay period after April 22, 2022 and ending on January 13, 2022. The Separation Agreement also contains non-disparagement covenants and a mutual release of claims by the parties thereto.

Director Compensation

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Thomas Rutherford	$6,000	$–	–	–	–	–	$6,000
Robert Stevens	$6,000	$–	–	–	–	–	$6,000
Norman Rosenthal	$6,000	$–	–	–	–	–	$6,000

All directors are reimbursed for out-of-pocket expenses related to their board duties. Our employee directors, Mr. Marks and Mr. Leiner, do not receive any compensation for serving as directors. Our three independent directors receive $1,500 per quarter for their services.

2020 Equity Incentive Plan

General

On September 14, 2020, the Company’s board of directors and on September 16, 2020, its shareholders approved the Company’s 2020 Equity Incentive Plan (the “Plan”) which reserves a total of 1,875,000 shares of common stock (giving effect to our reverse stock split at a ratio of 1-for-32, which was effective on May 13, 2021) for incentive awards. Incentive awards generally may be issued to officers, key employees, consultants and directors and include the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units.

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Administration

The compensation committee of the Board of Directors, or the Board of Directors in the absence of such a committee, will administer the Plan. Subject to the terms of the Plan, the compensation committee, or the Board of Directors in the absence of such a committee, has complete authority and discretion to determine the terms of awards under the Plan.

Adjustment for Awards and Payouts

Unless determined otherwise by the compensation committee or the Board of Directors in absence of such a committee, the following awards and payouts will reduce, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	An award of an option;
2.	An award of a SAR;
3.	An award of restricted stock;
4.	A payout of a performance share award in shares; and
5.	A payout of a performance units award in shares.

Unless determined otherwise by the compensation committee or the Board of Directors in the absence of such a committee, unless a participant has received a benefit of ownership such as dividend or voting rights with respect to the incentive award, the following transactions will restore, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	A payout of a SAR or a tandem SAR in cash;
2.	A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related options, or the termination of a related option upon exercise of the corresponding tandem SAR) of any award payable in shares;
3.	Shares tendered in payment of the exercise price of an option;
4.	Shares withheld for payment of federal, state or local taxes;
5.	Shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding options; and
6.	The net shares issued in connection with the exercise of SARs (as opposed to the full number of shares underlying the exercised portion of the SAR).

In addition, the number of shares of common stock subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in the outstanding shares of common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Grants

The Plan authorizes the grant of nonqualified stock options, incentive stock options, restricted stock awards, restricted RSUs, performance units and performance shares (which may be designed to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”)) and SARs, as described below:

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Options granted entitle the grantee, upon exercise, to purchase a specified number of shares at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of our common stock on the date of grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant. Options expire at such time as the compensation committee or the Board of Directors in the absence of such a committee, shall determine provided that no option shall be exercisable later than the tenth anniversary of the date of its grant and provided further that no incentive stock option shall be exercisable later than the fifth anniversary following the date of its grant to a grantee, who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company.

Restricted stock awards and RSUs may be awarded on terms established by the compensation committee, or the Board in the absence of such a committee, which may include time-based and performance-based conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

A performance share award and/or a performance unit award may be granted to participants. Each performance unit will have an initial value that is established by the compensation committee, or the Board of Directors in the absence of such a committee, at the time of grant. Each performance share will have an initial value equal to the fair market value of one share of common stock on the date of grant. Such awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms as the compensation committee, or the Board of Directors in the absence of such a committee, deems appropriate.

SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the SAR and the market price of a share of our common stock on the date of grant of the SAR. An option and a SAR may be granted “in tandem” with each other. An option and a SAR are considered to be in tandem with each other because the exercise of the option aspect of the tandem unit automatically cancels the right to exercise the SAR aspect of the tandem unit, and vice versa. The option may be an incentive stock option or a nonqualified stock option.

Change in Control

Generally, upon the occurrence of a change in control, as such term is defined in the Plan:

1.            all options and SARs granted shall become fully vested and immediately exercisable;

2.            any restrictions imposed on Restricted Stock or RSUs which are not intended to qualify for the means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code (the “Code”) shall lapse; and

3.            any award intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be earned in accordance with the applicable award agreement.

Notwithstanding the foregoing, with respect to any incentive award subject to Internal Revenue Code Section 409A, a “change in control” of the Company is defined in a manner to ensure compliance with Section 409A.

Duration, Amendment, and Termination

The Board of Directors upon recommendation of the compensation committee has the power to amend, suspend or terminate the Plan without shareholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, materially increase the benefits accruing to participants or materially modify the requirements for participation in the Plan, unless such change is authorized by shareholders. Unless sooner terminated, the Plan will terminate ten years after it is adopted.

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As of November 8, 2021, 157,943 shares of restricted stock and 208,500 non-qualified stock options to purchase shares of common stock had been issued under the Plan.

Outstanding Equity Awards at December 31, 2021

The Company’s Named Executive Officers had no outstanding equity awards on December 31, 2021.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table provides information regarding our equity compensation plans as of December 31, 2021:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	208,500	(1)	2.98	1,508,557

Equity compensation plans not approved by security holders (1)	217,542	(2)	$0.48	–

______________

(1) Represents options to purchase an aggregate of 208,500 shares of common stock issued to officers and employees for services provided to the Company at an exercise price of $2.98.

(2) Represents (i) options to purchase an aggregate of 168,675 shares of common stock issued to officers and employees for services provided to the Company at exercise prices between $7.68 and $24.96 and (ii) options to purchase an aggregate of 48,867 shares of common stock issued to consultants and contractors for services provided to the Company at an exercise price of $7.68.

PRINCIPAL STOCKHOLDERS

The following table lists, as of May 17, 2022, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, Florida, 33431.

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The percentages below are calculated based on 18,760,403 shares of common stock and 9,360,809 shares of Series C Stock issued and outstanding as of May 17, 2022.

Name of Beneficial Owner	Common Stock		Percentage of Common Stock	Series BC Preferred Stock		Percentage of Series C Stock	Combined Voting Power
Executive Officers and Directors:
Darren Marks	711,611	(1)	3.8%	-		-	49.2%	(11)
Melvin Leiner	342,495	(2)	1.8%	-		-	48.0%	(12)
Jason Williams	9,666		*	-		-	*
Robert Stevens	7,813	(3)	*	-		-	*
Norman Rosenthal	9,117	(4)	*	-		-	*
Thomas J. Rutherford	77,015		*	-		-	*
All officers and directors as a group (6 persons)	1,157,717	(5)	6.2%	-		-	50.5%	(14)

5% or Greater Holders:
Denis J. Kerasotes 31 Fairview Lane Springfield, Illinois 62711	2,329,286	(6)	11.2%	3,816,105	(13)	40.8%	-

Condor Equities, LLC (7) 2535 Webb Girth Road Gainesville, Georgia 30507	1,948,485	(8)(13)	9.5%	3,131,300	(13)	33.5%	-

Section 3 Developments (9) 2415 Alta Monte Drive Cedar Park, Texas 78613	*		**	520,000	(13)	5.6%	-

Eileen F. Kerasotes Family Trust (10) 4747 County Road 501 Bayfield, CO 81122	**		**	472,420	(13)	5.0%	-

__________

*Less than 1%

**Less than 5%

(1) Represents 711,611 shares of common stock held by Family Tys, LLC (“Family Tys”), of which Mr. Marks is the managing member and over which Mr. Marks has voting and dispositive power. Does not include an aggregate of (i) 9,306,809 shares of Series C Stock (with 1.5625 votes per share, or 14,626,264 votes in the aggregate) and (ii) 1,073,751 shares, for which Mr. Marks has a voting proxy until May 20, 2023.

(2) Represents 342,495 shares of common stock held by 4 Life LLC (“4 Life”), of which Mr. Leiner is the managing member and over which Mr. Leiner has voting and dispositive power. Does not include an aggregate of (i) 9,306,809 shares of Series C Stock (with 1.5625 votes per share, or 14,626,264 votes in the aggregate), or (ii) 1,073,751 shares of common stock, for which Mr. Marks has a voting proxy until May 20, 2023. On April 22, 2022, Melvin Leiner resigned from his positions as the Company’s Executive Vice President and Chief Operating Officer.

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(3) Represents shares held by Thistle Investments, LLC, of which Mr. Stevens is managing member and over which Mr. Stevens has sole voting and dispositive power.

(4) Represents shares held by Tempest Systems, Inc., of which Mr. Rosenthal is chief executive officer and over which Mr. Rosenthal has sole voting and dispositive power.

(5) Does not include an aggregate of (i) 9,306,809 shares of Series B Stock (with 1.5625 votes per share, or 14,626,264 votes in the aggregate), and (ii) 1,073,751 shares of common stock, for which Messrs. Marks and Leiner have a voting proxy until May 20, 2023.

(6) Consists of (i) 316,731 shares of common stock, (ii) 25,000 shares held by the Denis J. Kerasotes Trust, dated June 13, 2017, of which Mr. Kerasotes as trustee has sole voting and dispositive power, and (iii) 1,987,555 shares of common stock issuable upon the conversion of 3,816,105 shares of Series C Stock at a conversion price of $1.92 per share.

(7) Dale Nabb, manager of Condor Equities, LLC (“Condor”), has sole voting and dispositive power of the shares held by Condor.

(8) Includes (ii) an aggregate of 100,000 shares underlying currently exercisable warrants at an average exercise price of $7.36 per share, (ii) 182,932 shares of common stock, and (iii) 23,438 shares of common stock held by Dale Nabb, manager of Condor, (iv) 11,229 shares held by the Dale P. Nabb Living Trust, dated November 11, 1998, of which Mr. Nabb as trustee has sole voting and dispositive power, and (v) 1,630,887 shares of common stock issuable upon the conversion of 3,131,300 shares of Series C Stock at a conversion price of $1.92 per share.

(9) Michael Tapajna, chief executive officer of Section 3 Developments, Inc. (“Section 3”), has sole voting and dispositive power of the shares held by Section 3.

(10) John G. Kerasotes, as trustee of the Eileen F. Kerasotes Trust, has sole voting and dispositive power over the shares held by such Trust.

(11) Based upon (i) 711,611 shares of common stock held by Family Tys of which Mr. Marks is the managing member and over which Mr. Marks has voting and dispositive power and (ii) the voting rights to an aggregate of (A) 1,073,751 shares of common stock held by certain holders of our Series C Stock, and (B) 9,306,809 shares of Series C Stock, having the right to 1.5625 votes for each share of Series B Stock for which Mr. Marks has a voting proxy until May 20, 2023.

(12) Based upon (i) 10,959,834 shares held by 4 Life of which Mr. Leiner is the managing member and over which Mr. Leiner has voting and dispositive power and (ii) and the voting rights to an aggregate of (A) 1,073,751 shares of common stock held by certain holders of our Series C Stock, and (B) 9,306,809 shares of Series C Stock, having the right to 1.5625 votes for each share of Series C Stock for which Mr. Leiner has a voting proxy until May 20, 2023.

(13) Darren Marks, the Company’s Chief Executive Officer, President, has the voting rights to such shares of Series C Stock and common stock until May 20, 2023, pursuant to voting proxies from such shareholders.

(14) Includes 9,306,809 shares of Series C Stock (with 1.5625 votes per share, or 14,626,264 votes in the aggregate).

Series C Stock

Darren Marks, the Company’s Chief Executive Officer, President, has all of the voting rights of the Series C Stock until May 20, 2023, pursuant to a proxy from the Series C shareholders.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Darren Marks’s Family

The Company has engaged the family of Darren Marks, its Chief Executive Officer, to assist in the development of the Grom Social website and mobile application. These individuals have created over 1,400 hours of original short form content. Sarah Marks, the wife of Darren Marks, our President and Chief Executive Officer, Zach Marks, Luke Marks, Jack Marks, Dawson Marks, Caroline Marks and Victoria Marks, each Darren Marks’s children, are, or have been, by the Company employed or independently contracted.

During the years ended December 31, 2021 and 2020, the Marks family was paid a total of $36,026 and $29,050, respectively.

Compensation for services provided by the Marks family is expected to continue for the foreseeable future. Each member of the Marks family is actively involved in the creation of content for the website and mobile app, including numerous videos focusing on social responsibility, anti-bullying, digital citizenship, unique blogs, and special events.

Liabilities Due to Executive and Other Officers

Pursuant to verbal agreements, Messrs. Marks and Leiner have made loans to the Company to help fund operations. These loans are non-interest bearing and callable on demand. During the years ended December 31, 2021 and 2020, Mr. Marks made no such loans and Mr. Leiner loaned $0 and $47,707, respectively, to the Company.

At December 31, 2021 and 2020, the outstanding amounts due to Mr. Marks were $0 and $43,429 and the outstanding amounts due to Mr. Leiner were $0 and $50,312, respectively.

On July 13, 2018, our director Dr. Thomas Rutherford loaned the Company $50,000. The loan bears interest at a rate of 10% per annum and was due on August 11, 2018. No notice of default or demand for payment has been received by the Company.

At December 31, 2021 and 2020, the aggregate related party payables were $50,000 and $143,741, respectively.

Common Stock and Stock Options Issued to Officers and Directors

On August 2, 2021, Mr. Marks was issued 157,943 shares of the Company’s restricted common stock valued at $2.60 per share or $410,652 as compensation.

Common Stock and Stock Options Issued to Directors

On August 2, 2021, Mr. Marks was issued 157,943 shares of the Company’s restricted common stock valued at $2.60 per share or $410,652 as compensation.

Voting Proxies

On May 20, 2021, the Company entered into exchange agreements (each, an “Exchange Agreement”) with the holders of the Company’s Series B 8% Convertible Preferred Stock (“Series B Stock”), pursuant to which the holders agreed to exchange all of their shares of the Series B Stock for shares of the Company’s Series C 8% Convertible Preferred Stock (the “Series C Stock”), on a one for one basis (the “Exchange”). As a result of the Exchange, all 9,215,059 issued and outstanding shares of the Company’s Series B Stock were exchanged for 9,215,059 shares of the Company’s newly-designated Series C Stock and all of the exchanged Series B Stock was cancelled.

In connection with their entry into the Exchange Agreements, the holders delivered proxies to Darren Marks and Melvin Leiner, who are both officers and directors of the Company, granting each of them the power to vote all the holder’s shares of Series C Stock, and all other securities they hold of the Company, for a period of two years. As a result, and since Mr. Leiner has resigned, Mr. Marks has 49.2% of the Company’s combined voting power.

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SELLING SHAREHOLDERS

We issued all of the Second Tranche Notes and the Second Tranche Warrants in connection with the following transaction:

Closing of Second Tranche

As previously reported, on September 14, 2021, the Company entered into a Securities Purchase Agreement (as amended and restated on October 20, 2021, the “Purchase Agreement”) with L1 Capital Global Opportunities Master Fund (the “LI Capital”) pursuant to which it sold (i) a $4,400,000 principal amount 10% Original Issue Discount Senior Secured Convertible Note, due March 13, 2023 (the “First Tranche Note”) and, (ii) a five year warrant to purchase 813,278 shares of common stock at an exercise price of $4.20 per share (the “First Tranche Warrant”) in exchange for consideration of $3,960,000 (the “First Tranche”).

The Purchase Agreement, as amended on October 20, 2021, contemplated a closing of a second tranche of the offering (the “Second Tranche Closing”) of up to an additional $6,000,000 principal amount of Notes identical to the First Tranche Note, and warrants exercisable for five years to purchase up to 1,041,194 shares at an exercise price of $4.20 per share.

On January 20, 2022 (the “Second Tranche Closing”) the Company and LI Capital closed on the Second Tranche of the offering, resulting in the issuance of (i) a $1,750,000 10% Original Issue Discount Senior Secured Convertible Note, Due July 20, 2023, (the “Second Tranche Note”); and (ii) a five year warrant to purchase 303,682 shares of Common Stock of the Company at an exercise price of $4.20 per share (the “Second Tranche Warrants”), in exchange for consideration of $1,575,000 (i.e. the face amount less the 10% Original Issue Discount of $175,000).

In connection with the Second Tranche Closing, the Company paid to EF Hutton a fee of $126,000.

The Second Tranche Note is convertible into common stock of the Company at a rate of $4.20 per share (the “Conversion Price”) into 416,667 shares of Common Stock (the “Conversion Shares”) and, is repayable in equal monthly installments of $111,563 commencing on the date that the SEC declares a registration statement with respect to the resale of such shares effective, with all remaining amounts due on July 20, 2023. The Second Tranche Note is repayable by payment of cash, or, at the discretion of the Company and if the below listed “Equity Conditions” are met, by issuance of shares of the common stock at a price of 95% of the lowest daily VWAP during the ten-trading day period prior to the respective monthly redemption dates (with a floor of $1.92) multiplied by 102% of the amount due on such date. In the event that the ten-trading day VWAP drops below $1.92 the Company will have the right to pay in stock at such ten-trading day VWAP with any shortfall paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54 (the “Monthly Conversion Price”).

If the Company elects to repay the entire Second Tranche Note by issuance of shares, presuming recent stock prices, an aggregate of approximately 3,240,741 shares may be issued over 14 months plus interest.

The Company’s right to make monthly payments in stock in lieu of cash for the Second Tranche Note is conditioned on certain conditions (the “Equity Conditions”). The Equity Conditions required to be met each month in order to redeem the Second Tranche Note with stock in lieu of a monthly cash payment, among other conditions set forth therein, include without limitation, that a registration statement be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Second Tranche Note (or, that an exemption under Rule 144 is available), that no default be in effect, that the average daily trading volume of the Company’s common stock would have to be at least $550,000 during the five trading days prior to the respective monthly redemption and that the outstanding principal amounts of the First Tranche Note and Second Tranche Note combined, shall not exceed 30% of the market capitalization of the Company’s Common Stock as reported on Bloomberg L.P., which percentage is subject to increase by LI Capital at its sole discretion.

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Other provisions of the Second Tranche Note, which is similar in terms to the First Tranche Note, include that the Second Tranche Note Conversion Price is subject to full anti-dilution price protections in the event of financings that are below the Conversion Price with a floor of $0.54.

In the event of an Event of Default as defined in the notes, if the stock price is below the Conversion Price at the time of default and only for so long as a default is continuing, the Second Tranche Notes would be convertible at a rate of 80% of the lowest VWAP in the ten prior trading days, provided, that if the default is cured the default conversion rate elevates back to the normal Conversion Price

As part of the Second Tranche Closing, the Company issued Second Tranche Warrants exercisable for five years from the date of issuance, at $4.20 per share which carry the same anti-dilution protection as the Second Tranche Notes, subject to the same adjustment floor. The Second Tranche Warrants are exercisable via cashless exercise only for so long as no registration statement covering resale of the shares is in effect.

The Company agreed to file a registration statement with the SEC within 35 days of the closing of the Second Tranche registering all Conversion Shares and Warrant Shares for resale, to go effective no later than 75 days after the closing of the Second Tranche.

The Second Tranche Note continues to be subject to (i) the repayment and performance guarantees by the subsidiaries of the Company pursuant to a subsidiary guaranty and, (ii) the Security Agreement dated as of September 14, 2021 pursuant to which the LI Capital was granted a security interest in all of the assets of the Company and certain of its subsidiaries, each as entered into in connection with the First Tranche closing on September 14, 2021.

The table below sets forth, as of May 17, 2022, the following information regarding the Selling Stockholder:

•	the number of shares of common stock owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

•	the number of shares of common stock to be offered by the Selling Stockholder in this offering;

•	the number of shares of common stock to be owned by the Selling Stockholder assuming the sale of all of the shares of common stock covered by this prospectus; and

•	the percentage of our issued and outstanding shares of common stock to be owned by the Selling Stockholder assuming the sale of all of the shares of common stock covered by this prospectus based on the number of shares of common stock issued and outstanding as of May 17, 2022.

Except as described above, the number of shares of common stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Stockholders have the right to acquire within 60 days of the date of effectiveness of this registration statement or July 19, 2022.

The shares of common stock that may be offered by the Selling Stockholder hereunder will be acquired by such Selling Stockholder upon the conversion or exercise by such Selling Stockholder of the Second Tranche Notes or Second Tranche Warrants that are held by such Selling Stockholder and that were previously issued in private transactions by our company. Descriptions of the private transactions in which we issued the Second Tranche Notes and the Second Tranche Warrants are set forth above. Except as otherwise indicated, we believe the Selling Stockholder has sole voting and investment power with respect to such shares of common stock.

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All information with respect to the common stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, each Selling Stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it. Because the Selling Stockholder may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the shares of common stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of common stock, if any, that it presently owns. The Selling Stockholder has not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of common stock or other securities.

Selling Shareholder	Beneficial Ownership Before the Offering		Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

L1 Capital Global Opportunities Master Fund (1)	813,278	(2)	3,544,423	0	0%

(1)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on February 7, 2022. On February 7, 2022, there were 13,114,957 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and warrants that are exercisable within 60 days of February 7, 2022.

(2)	David Feldman is the control person of L1 Capital Global Opportunities Master Fund, and has sole voting control and investment discretion over the securities held by L1 Capital Global Opportunities Master Fund. Mr. Feldman disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of the L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(3)	The number of shares beneficially owned is based on 303,682 shares of common stock issuable upon exercise of the Warrants plus 3,240,741 shares of common stock issuable upon the conversion of the principal on the Notes assuming the conversion price per share of $0.54. The actual number of shares issuable upon the conversion of the initial principal and interest payments on the Notes may be higher or lower depending on the VWAP on the date of conversion.

Material Relationships with Selling Stockholder

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when disposing of the shares of common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, or any other exemption from registration under the Securities Act, if available for a Selling Stockholder, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge its shares of common stock to their brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell common shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Stockholder will sell all or any portion of the shares offered under this prospectus.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective at all times until the Selling Stockholder no longer own any Warrants or shares of common stock issuable upon the exercise thereof. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares have been designated as Series A 10% Convertible Preferred Stock (the “Series A Stock”), 10,000,000 shares have been designated as Series B 8% Convertible Preferred Stock (the “Series B Stock”), and 10,000,000 shares have been designated as Series C 8% Convertible Preferred Stock (the “Series C Stock”).

As of the date of this prospectus, we had 13,114,957 shares of common stock (after giving effect to our 1-for-32 reverse stock split, which was effective on May 13, 2021) and 9,360,809 shares of Series C Stock, issued and outstanding and no shares of Series A Stock or Series B Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

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Preferred Stock

Series A Stock

Voting. The holders of the Company’s Series A Stock have the right to vote together with the holders of the Company’s common stock on an as-converted basis, with five votes for each share of Series A Stock, except that so long as any shares of Series A Stock are outstanding, the Company may not take any actions that would amend the rights, preferences or privileges of the Series A Stock without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class. Fractional votes by the holders of Series A Stock are not permitted and any fractional voting rights will be rounded to the nearest whole number, with one-half being rounded upward.

Maturity. The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of common stock, (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company.

Dividends. Cumulative dividends accrue on each share of Series A Stock at the rate of 10% (the “Dividend Rate”) of the Stated Value of $1.00, commencing on the date of issuance.

Dividends are payable monthly in arrears, beginning on March 31, 2019 and thereafter on the last calendar day of each month, and, at the discretion of the Company, may be paid in cash or in stock (the “PIK Dividend”) with such shares being valued at $0.25 per share (as may be adjusted as a result of stock splits, reverse splits, combinations, or similar transactions from time to time). Any fractional shares of a PIK Dividend may, at the discretion of the Corporation, be paid in cash or rounded up to the nearest share. All shares of common stock issued in payment of a PIK Dividend will upon issuance thereof, be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Corporation has earnings.

Liquidation Preference. In the event of a merger, sale of substantially all assets or stock, voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference equal to the (i) aggregate number of shares of Series A Stock outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid dividends before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. If the assets of the Company are not sufficient to pay in full the liquidation preference, then the holders of Series A Stock will share ratably in any distribution.

The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

In the event of a sale of less than all or substantially all of the assets (by merger, asset sale, change of control, capital lease or long term license/lease spin off or otherwise of the Company or any subsidiary) with gross proceeds to the Company in excess of $1,500,000 whereby the assets sold exceeds the cost of assets acquired for GAAP purposes, then the holder of the Series A Stock will receive a “special dividend” from the Company equal to 25% of the value of such holder’s Series A Stock, payable in same form of consideration, as received by the Company.

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Conversion. Each share of Series A Stock is convertible, at any time, into five shares of common stock.

If at any time, shares of common stock is changed into the same or a different number of shares of any class or classes of stock, by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (each a “Corporate Change”), (i) each holder of Series A Stock shall may convert such stock into the kind and amount of stock and other securities and property receivable upon such Corporate Change by a holder of the number of shares of common stock into which such shares of Series A Stock could have been converted immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof and (ii) the PIK Dividend will be paid in shares of such kind and amount of stock and other securities and property receivable upon such Corporate Change as would have been received as such PIK Dividend immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof.

In the event that any of the following occurs (a) a declaration or payment of any dividend or other distribution on the common stock, without consideration, in additional shares of common stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock; (b) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of common stock into a greater number of shares of common stock; or (c) a combination or consolidation (by reverse stock split) of the outstanding shares of common stock into a smaller number of shares of common stock (each, a “Common Stock Event”), the (i) aggregate number of shares of common stock into which the Series A Stock may be converted (the “Conversion Shares”) in effect immediately prior to such Common Stock Event, and (ii) the common stock PIK Dividend Rate shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Shares shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of its shares of common stock as shall from time to time be available to effect the conversion of all outstanding shares of the Series A Stock.

Redemption. The Series A Stock is not redeemable.

Transfer. The sale, offer to sell, contract to sell, assignment, pledge, hypothecation, encumbrance or other transfer of the Series A Stock or common stock issuable upon the conversion of the Series A Stock is restricted as provided in a subscription agreement for the shares between the Corporation and the purchaser or its successors and assigns.

Protective Provisions. So long as any shares of Series A Stock are outstanding, the Company may not take any actions (whether by merger, consolidation or otherwise) without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class, that would amend the rights, preferences or privileges of the Series A Stock.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

As of the date of this prospectus, we have no shares of our Series A Stock issued and outstanding.

83

Series B Stock

Ranking. The Series B Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

Conversion. The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, the Company at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Voting. The holders of our Series B Stock vote together as a single class with the holders of shares of our common stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Dividends. Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

As of the date of this prospectus, we have no shares of Series B Stock issued and outstanding.

Series C Stock

Designation and Amount. The number of shares constituting the Series C Preferred Stock shall be 10,000,000, with a stated value of $1.00 per share.

Ranking. The Series C Preferred Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

Dividends. Cumulative dividends accrue on each share of Series C Preferred Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing three months from the date of issuance.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock are entitled to $1.00 per share, plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Preferred Stock upon a liquidation until the holders of Series C Preferred Stock receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Preferred Stock, may elect to deem a merger, reorganization or consolidation of the Company, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company, as a liquidation.

84

Voting. The holders of the Company’s Series C Preferred Stock vote together as a single class with the holders of the Company’s common stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock is required for the amendment to any of the terms of the Series C Preferred Stock, to create any additional class of stock unless the stock ranks junior to the Series C Preferred Stock, to make any distribution or dividend on any securities ranking junior to the Series C Preferred Stock, or to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Conversion. The holder may, at any time after the 6-month anniversary of the issuance of the shares of Series C Preferred Stock, convert such shares into common stock at a conversion rate of $1.92 per share. In addition, the Company may, at any time after the issuance of the shares, convert any or all of the outstanding shares of Series C Preferred Stock at a conversion rate of $1.92 per share.

As of the date of this prospectus, we have 9,360,809 shares of Series C Stock issued and outstanding.

Stock Options

As of December 31, 2020, an aggregate of 386,949 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $15.36 per share.

Warrants

As of December 31, 2020, warrants to purchase an aggregate of 192,649 shares of common stock at a weighted average exercise price of $8.32 are issued and outstanding and terms between 0.5 years and 4.4 years.

Warrants Issued in Underwritten Offering

In connection with our Underwritten Offering, we sold 2,409,639 units, each unit consisting of one shares of our common stock, $0.001 par value per share, and one warrant, each warrant exercisable for one share of common stock. The warrants included within the units were exercisable immediately, have an exercise price of $4.565 per share, and expire five years from the date of issuance.

Form. Pursuant to a warrant agent agreement between us and Equiniti Trust Company (“Equiniti”), as warrant agent, the warrants were issued in book-entry form and represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The warrants are exercisable at any time after issuance, and at any time up to the date that is five years after such date. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant agent agreement. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

85

Exercise Price. The warrants have an exercise price of $4.565 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The warrants have been approved for listing on the Nasdaq Capital Market under the symbol “GROMW,” and are tradeable on such exchange.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Underwriter’s Warrants

In connection with our Underwritten Offering, we issued Underwriter Warrants. The Underwriter’s Warrants are exercisable for a five-year period, at an exercise price of $4.15.

Other Convertible Securities

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Registration Rights

None of the holders of shares of our common stock or their transferees, are entitled to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act (other than the Selling Stockholder). If the offer and sale of these shares is registered, the shares will be freely tradable without restriction under the Securities Act, and a large number of shares may be sold into the public market.

Anti-Takeover Provisions

Certain provisions of Florida law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

86

Florida Law

The Florida Business Corporation Act (the “FBCA”) contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The FBCA also provides that an “affiliated transaction” between a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called by of our board of directors, our President and by a demand delivered to the Company of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Lucosky Brookman LLP has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2021 have been audited by Rosenberg Rich Baker Berman P.A. and December 31, 2020 have been audited by BF Borgers CPA PC, both independent registered public accounting firms, and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

87

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

As disclosed our on Current Report on Form8-K filed on May 2, 2022, on February 17, 2022, the Board of Directors of the Company dismissed BF Borgers CPA PC as the Company's independent registered public accounting firm, effective as of such date.

The audit reports of BF Borgers CPA PC on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports for the years ended December 31, 2020 and December 31, 2019 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the Company's two most recent fiscal years ended December 31, 2020 and December 31, 2019 and during the subsequent interim period from January 1, 2021 through February 17, 2022, (i) there were no disagreements with BF Borgers CPA PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to BF Borgers CPA PC's satisfaction, would have caused BF Borgers CPA PC to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BF Borgers CPA PC with a copy of the foregoing disclosures and a copy of BF Borgers CPA PC’s letter dated March 1, 2022 to the SEC, stating whether it agrees with the foregoing disclosure, is filed as Exhibit 16.1 to the Company’s Form 8-K filed March 2, 2022.

On February 17, 2022, the Board of Directors engaged Rosenberg Rich Baker Berman P.A. as the Company's independent registered public accounting firm for the year ending December 31, 2021.

During the two most recent fiscal years ended December 31, 2020 and December 31, 2019 and during the subsequent interim period from January 1, 2021 through February 17, 2022, neither the Company nor anyone on its behalf consulted Rosenberg Rich Baker Berman P.A. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Rosenberg Rich Baker Berman P.A. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the units, common stock and warrants offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Grom Social Enterprises, Inc., 2060 NW Boca Raton, #6, Boca Raton, Florida 33431 or (561) 287-5776.

88

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file with the SEC in the future will update and supersede the current information in, and incorporated by reference in, this prospectus until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021; our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 23, 2021; and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021; and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022;

•	our Current Reports on Forms 8-K and 8-K/A filed with the SEC on September 21, 2020, February 12, 2021, February 19, 2021, April 5, 2021, April 7, 2021, April 20, 2021, May 17, 2021, May 24, 2021, May 27, 2021, June 22, 2021, July 16, 2021, July 30, 2021, August 4, 2021, August 24, 2021, September 20, 2021, October 20, 2021, November 30, 2021, January 26, 2022, February 11, 2022, March 2, 2022, April 28, 2022, and May 31, 2022.

•	our registration statements on Form 8-A filed with the SEC on February 16, 2016, and May 12, 2021.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.gromsocial.com.  We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

(561) 287-5776

Attention: Corporate Secretary

89

GROM SOCIAL ENTERPRISES, INC.

F-1

GROM SOCIAL ENTERPRISES INC.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$6,271,328	$6,530,161
Accounts receivable, net	766,747	968,579
Inventory, net	95,533	91,361
Prepaid expenses and other current assets	503,823	457,578
Total current assets	7,637,431	8,047,679
Operating lease right of use assets	583,414	593,405
Property and equipment, net	518,729	577,988
Goodwill	22,376,025	22,376,025
Intangible assets, net	5,034,917	5,073,074
Deferred tax assets, net -- noncurrent	465,632	465,632
Other assets	839,754	721,160
Total assets	$37,455,902	$37,854,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$399,597	$467,711
Accrued liabilities	439,578	400,329
Dividend payable	176,844	459,068
Advanced payments and deferred revenues	396,155	404,428
Convertible notes, net -- current	873,896	2,604,346
Loans payable -- current	5,324	36,834
Related party payables	50,000	50,000
Lease liabilities -- current	344,492	333,020
Total current liabilities	2,685,886	4,755,736
Convertible notes, net of loan discounts	987,718	716,252
Lease liabilities	251,908	284,848
Contingent purchase consideration	5,586,493	5,586,493
Other noncurrent liabilities	387,742	390,833
Total liabilities	9,899,747	11,734,162

Commitments and contingencies (Note 15)	–	–

Stockholders' Equity:
Series A preferred stock, $0.001 par value. 2,000,000 shares authorized; 0 zero shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	–	–
Series B preferred stock, $0.001 par value. 10,000,000 shares authorized; 0 zero shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	–	–
Series C preferred stock, $0.001 par value. 10,000,000 shares authorized; 9,360,759 and 9,400,259 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	9,361	9,400
Common stock, $0.001 par value. 500,000,000 shares authorized; 18,725,967 and 12,698,192 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	18,726	12,698
Additional paid-in capital	94,917,681	89,851,309
Accumulated deficit	(69,957,641)	(66,404,190)
Accumulated other comprehensive loss	(34,473)	(30,755)
Total Grom Social Enterprises, Inc. stockholders' equity	24,953,654	23,438,462
Noncontrolling interests	2,602,501	2,682,339
Total stockholders' equity	27,556,155	26,120,801
Total liabilities and equity	$37,455,902	$37,854,963

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-2

GROM SOCIAL ENTERPRISES INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021

Sales	$1,231,125	$1,875,284
Cost of goods sold	916,949	1,018,121
Gross profit	314,176	857,163
Operating expenses:
Depreciation and amortization	64,450	148,638
Selling, general and administrative	1,694,819	1,262,265
Professional fees	404,066	187,109
Total operating expenses	2,163,335	1,568,012
Loss from operations	(1,849,159)	(710,849)
Other income (expense)
Interest expense, net	(1,631,022)	(648,846)
Loss on settlement of debt	–	(947,179)
Other gains (losses)	23,736	(8,701)
Total other expense	(1,607,286)	(1,604,726)
Loss before income taxes	(3,456,445)	(2,315,575)
Provision for income taxes (benefit)	–	–
Net loss	(3,456,445)	(2,315,575)
Loss attributable to noncontrolling interest	(79,838)	–
Net loss attributable to Grom Social Enterprises, Inc. stockholders	(3,376,607)	(2,315,575)
Preferred stock dividend payable on Series C convertible preferred stock	(176,844)	–
Net loss attributable to Grom Social Enterprises, Inc. common stockholders	$(3,553,451)	$(2,315,575)

Basic and diluted loss per common share	$(0.25)	$(0.39)

Weighted-average number of common shares outstanding:
Basic and diluted	14,053,731	5,936,750

Comprehensive loss:
Net loss	$(3,456,445)	$(2,315,575)
Foreign currency translation adjustment	(3,718)	18,369
Comprehensive loss	(3,460,163)	(2,297,206)
Comprehensive loss attributable to noncontrolling interests	(79,838)	–
Comprehensive loss attributable to Grom Social Enterprises, Inc. common stockholders	$(3,380,325)	$(2,297,206)

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-3

GROM SOCIAL ENTERPRISES INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity (Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
	Shares	Value	Shares	Value	Shares	Value

Balance, December 31, 2020	–	$–	5,625,884	$5,626	–	$–

Net loss	–	–	–	–	–	–
Change in foreign currency translation	–	–	–	–	–	–
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	950,000	950	–	–
Issuance of Series B preferred stock in exchange for consulting, professional and other services	–	–	75,000	75	–	–
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	2,564,175	2,564	–	–
Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	–	–
Issuance of common stock in connection with the issuance of convertible note(s)	–	–	–	–	–	–
Issuance of common stock warrants in connection with the issuance of convertible note(s)	–	–	–	–	–	–
Recognition of beneficial conversion features related to convertible note(s)	–	–	–	–	–	–
Stock based compensation expense related to stock options	–	–	–	–	–	–

Balance, March 31, 2021	–	$–	9,215,059	$9,215	–	$–

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
	Shares	Value	Shares	Value	Shares	Value

Balance, December 31, 2021	–	$–	–	$–	9,400,259	$9,400

Net loss	–	–	–	–	–	–
Change in foreign currency translation	–	–	–	–	–	–
Preferred stock dividend payable on Series C preferred stock	–	–	–	–	–	–
Issuance of common stock in connection with Series C preferred stock dividend	–	–	–	–	–	–
Conversion of Series C preferred stock into common stock	–	–	–	–	(39,500)	(39)
Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	–	–
Issuance of common stock in connection with the issuance of convertible note(s)	–	–	–	–	–	–
Conversion of convertible note(s) and accrued interest into common stock	–	–	–	–	–	–
Recognition of beneficial conversion features related to convertible note(s)	–	–	–	–	–	–
Stock based compensation expense related to stock options	–	–	–	–	–	–

Balance, March 31, 2022	–	$–	–	$–	9,360,759	$9,361

(continued)

F-4

GROM SOCIAL ENTERPRISES INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity (Unaudited)

(Continued)

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Stockholders'
	Shares	Value	Capital	Deficit	Loss	Interest	Equity

Balance, December 31, 2020	5,886,073	$5,886	$64,417,218	$(55,791,914)	$(39,334)	$–	$8,597,482

Net loss	–	–	–	(2,315,575)	–	–	(2,315,575)
Change in foreign currency translation	–	–	–	–	18,369	–	18,369
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	949,050	–	–	–	950,000
Issuance of Series B preferred stock in exchange for consulting, professional and other services	–	–	74,925	–	–	–	75,000
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	2,561,611	–	–	–	2,564,175
Issuance of common stock in exchange for consulting, professional and other services	16,782	17	80,113	–	–	–	80,130
Issuance of common stock in connection with the issuance of convertible note(s)	13,282	13	29,737	–	–	–	29,750
Issuance of common stock warrants in connection with the issuance of convertible note(s)	–	–	489,313	–	–	–	489,313
Recognition of beneficial conversion features related to convertible note(s)	–	–	249,095	–	–	–	249,095
Stock based compensation expense related to stock options	–	–	–	–	–	–	–

Balance, March 31, 2021	5,916,137	$5,916	$68,851,062	$(58,107,489)	$(20,965)	$–	$10,737,739

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Stockholders'
	Shares	Value	Capital	Deficit	Loss	Interest	Equity

Balance, December 31, 2021	12,698,192	$12,698	$89,851,309	$(66,404,190)	$(30,755)	$2,682,339	$26,120,801

Net loss	–	–	–	(3,376,607)	–	(79,838)	(3,456,445)
Change in foreign currency translation	–	–	–	–	(3,718)		(3,718)
Preferred stock dividend payable on Series C preferred stock	–	–	–	(176,844)	–	–	(176,067)
Issuance of common stock in connection with Series C preferred stock dividend	175,253	175	458,893	–	–	–	459,068
Conversion of Series C preferred stock into common stock	20,573	21	18	–	–	–	–
Issuance of common stock in exchange for consulting, professional and other services	74,584	75	76,747	–	–	–	76,822
Issuance of common stock in connection with the issuance of convertible note(s)	–	–	–	–	–	–	–
Conversion of convertible note(s) and accrued interest into common stock	5,757,365	5,757	4,119,243	–	–	–	4,125,000
Recognition of beneficial conversion features related to convertible note(s)	–	–	363,329	–	–	–	363,329
Stock based compensation expense related to stock options	–	–	48,142	–	–	–	48,142

Balance, March 31, 2022	18,725,967	$18,726	$94,917,681	$(69,957,641)	$(34,473)	$2,602,501	$27,556,155

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-5

GROM SOCIAL ENTERPRISES INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities of continuing operations:
Net loss	$(3,456,445)	$(2,315,575)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	130,830	217,515
Amortization of debt discount	1,621,313	441,986
Common stock issued in exchange for fees and services	76,822	155,130
Stock based compensation	48,142	–
Loss on extinguishment of debt	–	947,179
Changes in operating assets and liabilities:
Accounts receivable	201,832	(137,717)
Inventory	(4,172)	20,859
Prepaid expenses and other current assets	(46,245)	42,911
Operating lease right of use assets	(11,523)	(1,671)
Other assets	(118,594)	–
Accounts payable	(70,542)	(348,794)
Accrued liabilities	39,250	261,402
Advanced payments and deferred revenues	(8,273)	(272,315)
Income taxes payable and other noncurrent liabilities	(3,091)	1,742
Related party payables	–	(1,225)
Net cash used in operating activities	(1,600,696)	(988,573)

Cash flows from investing activities:
Purchase of fixed assets	(25,825)	(2,391)
Net cash used in investing activities	(25,825)	(2,391)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	–	950,000
Net proceeds from issuance of convertible notes	1,444,000	666,500
Repayments of convertible notes	(35,968)	(157,141)
Repayments of loans payable	(31,510)	(25,921)
Net cash provided by financing activities	1,376,522	1,433,438

Effect of exchange rates on cash and cash equivalents	(8,834)	19,176
Net increase (decrease) in cash and cash equivalents	(258,833)	461,650
Cash and cash equivalents at beginning of period	6,530,161	120,300
Cash and cash equivalents at end of period	$6,271,328	$581,950

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,796	$74,299

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for financing costs incurred in connection with convertible and promissory notes	$–	$29,750
Common stock warrants issued in connection with convertible promissory notes	$363,329	$489,313
Conversion of convertible debentures and accrued interest into common stock	$4,125,000	$–
Conversion of convertible debentures and accrued interest into preferred stock	$–	$1,616,996
Discount for beneficial conversion features on convertible notes	$–	$249,095
Preferred stock dividend payable on convertible preferred stock	$176,844	$–

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-6

GROM SOCIAL ENTERPRISES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements (Unaudited)

1.	NATURE OF OPERATIONS

Grom Social Enterprises, Inc. (the “Company”, “Grom” “we”, “us” or “our”), a Florida corporation f/k/a Illumination America, Inc. (“Illumination”), is a media, technology and entertainment company. The Company is focused on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with the Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content.

The Company operates its business through the following five operating subsidiaries:

•	Grom Social, Inc. (“Grom Social”) was incorporated in the State of Florida on March 5, 2012 and operates the Company’s social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”) was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two subsidiary companies: (i) Top Draw Animation Hong Kong Limited (“TDAHK”), a Hong Kong corporation and (ii) Top Draw Animation, Inc. (“Top Draw” or “TDA”), a Philippines corporation. The group’s principal service-based activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”) was incorporated in the State of Florida on January 17, 2017. GES operates the Company’s web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”) was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has been nonoperational since its inception.

•	Curiosity Ink Media, LLC (“Curiosity”) was incorporated in the State of Delaware on January 9, 2017, creates, acquires and develops the commercial potential of Kids & Family entertainment properties and associated business opportunities.

The Company owns 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of Curiosity. The Company is headquartered in Boca Raton, Florida with offices in Los Angeles, California; Salt Lake City, Utah; Norcross, Georgia; and Manila, Philippines.

2.	BASIS OF PRESENTATION and SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Impact of COVID-19

On January 30, 2020, the World Health Organization announced a global health emergency because of the spread of a new strain of the novel coronavirus (“COVID-19”). On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, a global pandemic. COVID-19 has and continues to significantly affect the United States and global economies.

The Company has experienced significant disruptions to its business and operations due to circumstances related to COVID-19, and delays caused government-imposed quarantines, office closings and travel restrictions, which affect both the Company’s and its service providers. The Company has significant operations in Manila, Philippines, which was locked down by the government on March 12, 2020 due to concerns related to the spread of COVID-19. As a result of the Philippines government’s call to contain COVID-19, the Company’s animation studio, located in Manila, Philippines, which accounts for approximately 85.2% of the Company’s total revenues on a consolidated basis, was forced to close its offices for significant periods of time from March 2020 through December 2021.

F-7

In response to the outbreak and business disruption, the Company has instituted employee safety protocols to contain the spread, including domestic and international travel restrictions, work-from-home practices, extensive cleaning protocols, social distancing and various temporary closures of its administrative offices and production studio. The Company has implemented a range of actions aimed at temporarily reducing costs and preserving liquidity. In January 2022, the Company started to recall artist and employees to return to the studio which is currently operating at 50% seat capacity.

The outbreak has and may continue to spread, which could materially impact the Company’s business. The full extent of potential impacts on the Company’s business, financing activities and the global economy will depend on future developments, which cannot be predicted due to the uncertain nature of the continued COVID-19 pandemic, government mandated shut downs, and its adverse effects, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. These effects could have a material adverse impact on the Company’s business, operations, financial condition and results of operations.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in conjunction with the instructions to Form 10-Q of the Securities and Exchange Commission (“SEC”). Accordingly, certain information and footnote disclosures required by GAAP for complete financial statements have been condensed or omitted. For the three months ended March 31, 2022, the condensed consolidated financial statements include the accounts of the Company and its operating subsidiaries Grom Social, TD Holdings, GES, GNS, and Curiosity. The Company recognizes noncontrolling interest related to its less-than-wholly-owned subsidiary, Curiosity, as equity in the consolidated financial statements separate from the parent entity’s equity. The net income (loss) attributable to noncontrolling interest is included in net income (loss) in the condensed consolidated statements of operations and comprehensive loss.

These condensed consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments, which includes intercompany balances and transactions are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto at December 31, 2021, as presented in the Company’s Annual Report on Form 10-K filed on April 15, 2022 with the SEC.

Certain prior period statement of operations captions and balances have been reclassified to conform with the current year presentation, including the allocation of $98,877 from depreciation and amortization and $118,810 in certain fixed overhead costs from selling, general, and administrative expenses previously presented under operating expenses to cost of goods sold during the three months ended March 31, 2021. The changes do not have a financial impact on the Company’s reported revenue, reported net loss, or cash flows from operations.

Use of Estimates

We have made estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. The results of operations for the three months ended March 31, 2022, are not necessarily indicative of the operating results for the full year.

Update to Significant Accounting Policies

There have been no new or material changes to the significant accounting policies discussed in the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC on April 15, 2022, that are of significance, or potential significance, to the Company.

Recent Accounting Pronouncements – Issued, not yet Adopted

There were no new accounting pronouncements issued in the first quarter of fiscal year 2022 which could impact the Company.

F-8

Recent Accounting Pronouncements – Adopted

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modification or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”), which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. ASU 2021-04 provides guidance on modifications or exchanges of freestanding equity-classified written call options that are not within the scope of another Topic. Entities should treat a modification of the terms or conditions, or an exchange of a freestanding equity-classified written call option that remains equity-classified after modification or exchange, as an exchange of the original instrument for a new instrument. ASU 2021-04 provides further guidance on measuring the effect of such modifications or exchanges, and also provides guidance on the recognition of such modifications or exchanges on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, and early adoption is permitted. The Company adopted this ASU on January 1, 2022, which did not result in a material impact to the condensed consolidated financial statements and disclosures.

3.	REVENUES

The Company’s main types of revenue contracts consists of the following, which are disaggregated from the condensed consolidated statements of operations.

Animation Revenue

Animation revenue is primarily generated from contracts with customers for preproduction and production services related to the development of animated movies and television series. Preproduction activities include producing storyboards, location design, model and props design, background color and color styling. Production focuses on library creation, digital asset management, background layout scene assembly, posing, animation and aftereffects. The Company provides services under fixed-price contracts. Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent actual costs vary from estimated costs, the Company’s profit may increase, decrease, or result in a loss.

Web Filtering Revenue

Web filtering revenue from subscription sales is recognized on a pro-rata basis over the subscription period. Typically, a subscriber purchases computer hardware and a software and support service license for a period of use between one year to five years. The subscriber is billed in full at the time of the sale. The Company immediately recognizes revenue attributable to the computer hardware as it is non-refundable and control passes to the customer. The advanced billing component for software and service is initially recorded as deferred revenue and subsequently recognized as revenue on a straight-line basis over the subscription period.

Produced and Licensed Content Revenue

Produced and licensed content revenues are generated from the licensing of internally-produced films and television programs.

Licensed internally-produced films and television programming, each individual film or episode delivered represents a separate performance obligation and revenues are recognized when the episode is made available to the licensee for exhibition. For license agreements containing multiple deliverables, revenues are allocated based on the relative standalone selling price of each film or episode of a television series, which is based on licenses for comparable films or series within the marketplace. Agreements to license programming are often long term, with collection terms ranging from one to five years.

F-9

The advanced billing component for licensed content is initially recorded as deferred revenue and subsequently recognized as revenue upon completion of the performance obligation in accordance with the terms of licensing agreement.

Publishing Revenue

Publishing revenues are recognized when merchandise is shipped or electronically delivered to the consumer. Consumer print books are generally sold with a right of return. The Company records a returns reserve and corresponding decrease in revenue at the time of sale based upon historical trends. For publishing revenues, payments are due shortly after shipment or electronic delivery.

Other Revenue

Other revenue corresponds to subscription and advertising revenue from the Grom Social website and mobile application.

All revenue recognized in the condensed consolidated statements of operations is considered to be revenue from contracts with customers. The following table depicts the disaggregated revenue listed above within the Sales caption in the condensed consolidated statements of operations:

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Animation	$1,048,613	$1,713,658
Web Filtering	182,244	161,241
Produced and Licensed Content	–	–
Publishing	268	385
Total Sales	$1,231,125	$1,875,284

The following table sets forth the components of the Company’s accounts receivable and advanced payments and deferred revenues at March 31, 2022, and December 31, 2021:

	March 31, 2022	December 31, 2021

Billed accounts receivable	$660,232	$822,536
Unbilled accounts receivable	147,477	187,751
Allowance for doubtful accounts	(40,962)	(41,708)
Total accounts receivable, net	$766,747	$968,579
Total advanced payments and deferred revenues	$396,155	$404,428

During the three months ended March 31, 2022, the Company had three customers that accounted for 65.9% of revenues and three customers that accounted for 61.7% of accounts receivable. During the year ended December 31, 2021, the Company had four customers that accounted for 69.1% of revenues and two customers that accounted for 61.3% of accounts receivable.

Animation revenue contracts vary with movie contracts typically allowing for progress billings over the contract term while other episodic development activities are typically billable upon delivery of the performance obligation for an episode. These episodic activities typically create unbilled contract assets between episode delivery dates while movies can create contract assets or liabilities based on the progress of activities versus the arranged billing schedule. Revenues from web filtering contracts are all billed in advance and therefore represent contract liabilities until fully recognized on a ratable basis over the contract life.

F-10

4.	INVENTORY

Inventory consists of costs incurred to produce animated content for third parties customers. Costs incurred to produce the animated content to customers, which include direct production costs, production overhead and supplies are recognized as work-in-progress inventory. As animated content is completed in accordance with the terms stated by the customer, inventory is classified as finished products and subsequently recognized as cost of services as animated content is accepted by and available to the customer. Carrying amounts of animated content are recorded at the lower of cost or net realizable value. Cost is determined using a weighted average cost method for direct production costs, productions overhead and supplies used for completing animation projects.

As of March 31, 2022 and December 31, 2021, the Company’s inventory totaled $95,533 and $91,361, respectively, and was comprised of work-in-progress of $81,673 and $77,501, respectively, and finished goods of $13,860.

5.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment at March 31, 2022 and December 31, 2021:

	March 31, 2022			December 31, 2021
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers, software and office equipment	$2,655,372	$(2,409,116)	$246,256	$2,698,172	$(2,399,978)	$298,194
Machinery and equipment	183,400	(164,201)	19,199	183,618	(162,647)	20,971
Vehicles	99,856	(80,950)	18,906	101,674	(76,497)	25,177
Furniture and fixtures	398,532	(364,230)	34,302	401,862	(365,075)	36,787
Leasehold improvements	1,138,039	(962,786)	175,253	1,086,518	(955,547)	130,971
Total fixed assets	4,475,199	(3,981,283)	493,916	4,471,844	(3,959,744)	512,100
Capital assets not subject to depreciation:
Construction in progress	24,813	–	24,813	65,888	–	65,888
Total fixed assets	$4,500,012	$(3,981,283)	$518,729	$4,537,732	$(3,959,744)	$577,988

For the three months ended March 31, 2022 and 2021, the Company recorded depreciation expense of $92,674 and $120,786, respectively.

6.	OTHER ASSETS

The following table sets forth the components of the Company’s other assets at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021

Capitalized website development costs	424,224	411,800
Prepublication costs	154,786	152,286
Produced and licensed content costs	186,052	76,701
Deposits	74,692	76,052
Other noncurrent assets	–	4,321
Total other assets	839,754	721,160

No amortization expense has yet to be recognized for website development costs, prepublication costs and produced and licensed content costs as these properties were still in development as of March 31, 2022.

F-11

7.	LEASES

The Company has entered into operating leases primarily for office space. These leases have terms which range from two years to six years, and often include one or more options to renew or in the case of equipment rental, to purchase the equipment. During the three months ended March 31, 2022, the Company recorded an additional $80,478 of right of use (“ROU”) assets and lease liabilities related to new operating leases.

In January 2022, the Company signed a new lease agreement to extend the term until March 2024 of the Company’s office space in Boca Raton, Florida. The total legally binding minimum lease payments for this agreement is approximately $94,898.

Based on the present value of the lease payments for the remaining lease term of the Company's existing leases, the Company recognized $583,414 in noncurrent ROU assets, $344,492 in current lease liabilities and $251,908 in noncurrent lease liabilities from operating leases as of March 31, 2022.

Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments.

Information related to the Company's operating ROU assets and related lease liabilities are as follows:

Three Months Ended March 31, 2022
Cash paid for operating lease liabilities	$110,274
Weighted-average remaining lease term	1.5
Weighted-average discount rate	10%

For the three months ended March 31, 2022 and 2021, the Company recorded rent expenses related to lease obligations of $105,340 and $90,993, respectively. Rent expenses related to lease obligations are allocated between cost of goods sold and selling, general and administrative expenses in the Company’s condensed consolidated statement of operations.

The maturities of the lease liabilities are as follows as of March 31, 2022:

Remainder of 2022	$320,246
2023	116,606
2024	52,430
2025	42,596
2026	44,726
Thereafter	42,962
Total future lease payments	623,566
Less: Imputed interest	(27,166)
Present value of lease liabilities	$596,400

F-12

8.	BUSINESS COMBINATIONS

Acquisition of Curiosity Ink Media, LLC

On July 29, 2021, the Company entered into a membership interest purchase agreement (the “Purchase Agreement”) with Curiosity Ink Media LLC, a Delaware limited liability company (“Curiosity”) and the holders of all of Curiosity’s outstanding membership interests (the “Sellers”), for the purchase of 80% of Curiosity’s outstanding membership interests (the “Purchased Interests”) from the Sellers (the “Acquisition).

On August 19, 2021, pursuant to the terms of the Purchase Agreement, the Company consummated the Acquisition and acquired the Purchased Interests in consideration for the issuance to the Sellers of an aggregate of 1,771,883 shares of the Company’s common stock to the Sellers, pro rata to their membership interests immediately prior to the closing of the Acquisition. The shares were valued at $2.82 per share which represents to the 20-day volume-weighted average price of the Company’s common stock on August 19, 2021.

Pursuant to the Purchase Agreement, the Company also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to Curiosity by Russell Hicks and Brett Watts.

The Note is convertible into shares of common stock of the Company at a conversion price of $3.28 per share but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The Note may be prepaid at any time, in whole or in part. The Note is subordinate to the Company’s senior indebtedness.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in stock) upon the achievement of certain performance milestones as of December 31, 2025.

In addition to the tangible assets, goodwill totaling $14,271,969 was recorded in connection with the acquisition. Goodwill was calculated as the excess of the consideration transferred over the net assets recognized and represents potential future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Goodwill is not expected to be deductible for tax purposes.

Consideration Paid:
Cash consideration	$400,000
Common stock issued	5,421,962
Convertible notes	278,000
Contingent purchase consideration	5,586,493
Total consideration	$11,686,455

The amounts in the table below represent the allocation of the purchase price. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash and cash equivalents	$26,408
Inventory	65,734
Produced and licensed content cost	187,920
Goodwill and intangible assets	14,271,969
Accounts payable	(113,462)
Noncontrolling interest	(2,752,114)
Total identifiable assets acquired, and liabilities assumed	$11,686,455

F-13

As of March 31, 2022, the initial accounting for the acquisition remains incomplete as the Company expects to finalize the purchase price allocation and valuations by June 30, 2022 to conclude its fair value assessment of the assets acquired and liabilities assumed, including any separately identifiable intangible assets.

The Company’s results of operations for the three months ended March 31, 2022 include results of operations for Curiosity. No pro forma information is presented for the Company’s results of operations as if the acquisition of Curiosity had occurred on January 1, 2021 as results of its operations are not considered material to the condensed consolidated financial statements as of and for the three months ended March 31, 2021.

9.	GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. At March 31, 2022 and December 31, 2021, the carrying amount of the Company’s goodwill was $22,376,025.

The following table sets forth the components of the Company’s intangible assets at March 31, 2022 and December 31, 2021:

	Current Year Period					Prior Year End
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Net Book Value
Intangible assets subject to amortization:
Customer relationships	10.00	1,526,282	(877,612)	–	648,670	1,600,286	(876,457)	(37,002)	686,827
Mobile software applications	2.00	–	–	–	–	282,500	(282,500)	–	–
NetSpective webfiltering software	2.00	–	–	–	–	1,134,435	(1,134,435)	–	–
Noncompete agreements	1.50	–	–	–	–	846,638	(846,638)	–	–
Subtotal	–	1,526,282	(877,612)	–	648,670	3,863,859	(3,140,030)	(37,002)	686,827
Intangible assets not subject to amortization:
Trade names	–	4,386,247	–	–	4,386,247	4,455,595	–	(69,348)	4,386,247
Total intangible assets	–	5,912,529	(877,612)	–	5,034,917	8,319,454	(3,140,030)	(106,350)	5,073,074

For the three months ended March 31, 2022 and 2021, the Company recorded amortization expense of $38,157 and $96,728, respectively.

The following table provides information regarding estimated remaining amortization expense for intangible assets subject to amortization for each of the following years ending December 31:

Remainder of 2022	$114,471
2023	152,628
2024	152,628
2025	152,628
2026	76,314
Total remaining intangible assets subject to amortization	$648,670

F-14

10.	ACCRUED LIABILITIES

The following table sets forth the components of the Company’s accrued liabilities at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021

Executive and employee compensation	$231,390	$238,669
Interest on convertible notes and promissory notes	30,079	31,997
Other accrued expenses and liabilities	178,109	129,663
Total accrued liabilities	$439,578	$400,329

11.	RELATED PARTY PAYABLES

Darren Marks’s Family

The Company has engaged the family of Darren Marks, its Chief Executive Officer, to assist in the development of the Grom Social website and mobile application. These individuals create and produce original short form content focusing on social responsibility, anti-bullying, digital citizenship, unique blogs, and special events. Sarah Marks, the wife of Mr. Marks, and Zach Marks, Luke Marks, Jack Marks, Dawson Marks, Caroline Marks and Victoria Marks, each Mr. Marks’s children, are, or have been, employed by or independently contracted with the Company.

For the three months ended March 31, 2022 and 2021, the Marks family was paid a total of $7,500, respectively.

Effective January 1, 2021, the Company entered into a marketing agreement with Caroline Marks, daughter of Mr. Marks, for a period of 60 months in exchange for 52,084 shares of the Company’s common stock. On March 2, 2022, the Board of Directors of the Company approved the issuance the shares of common stock at a fair market value of $53,647.

Compensation for services provided by the Marks family is expected to continue for the foreseeable future.

Liabilities Due to Executive Officers and Directors

On July 11, 2018, our director Dr. Thomas Rutherford loaned the Company $50,000. The loan bears interest at a rate of 10% per annum and was due on August 11, 2018. No notice of default or demand for payment has been received by the Company.

As of March 31, 2022 and December 31, 2021, the aggregate related party payables balance was $50,000, respectively.

F-15

12.	CONVERTIBLE NOTES

The following tables set forth the components of the Company’s convertible notes as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
8% Unsecured Convertible Note (Curiosity)	$278,000	$278,000
10% Senior Secured Convertible Note with Original Issuance Discount (L1 Capital Global Master Fund or “L1”)	–	4,125,000
10% Senior Secured Convertible Note with Original Issuance Discount (L1 – Second Tranche)	1,750,000	–
12% Senior Convertible Notes with Original Issuance Discounts (OID Notes)	75,000	75,000
12% Senior Secured Convertible Notes (TDH Secured Notes)	300,143	330,039
12% Senior Secured Convertible Notes (Additional Secured Notes)	56,636	63,099
Loan discounts	(598,165)	(1,550,540)
Total convertible notes, net	1,861,614	3,320,598
Less: current portion of convertible notes, net	(873,896)	(2,604,346)
Convertible notes, net	$987,718	$716,252

8% Unsecured Convertible Notes – Curiosity

On July 29, 2021, the Company entered into a membership interest purchase agreement with Curiosity and the holders of all of Curiosity’s outstanding membership interests, for the purchase of 80% of Curiosity’s outstanding membership interests from the sellers. Pursuant to the purchase agreement, the Company issued 8% eighteen-month convertible promissory notes in the aggregate principal amount $278,000 to pay-down and refinance certain outstanding loans and advances previously made by certain of its principals. The notes are convertible into shares of common stock of the Company at a conversion price of $3.28 per share but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The notes may be prepaid at any time, in whole or in part. The notes are subordinate to the Company’s senior indebtedness.

As of March 31, 2022, the principal balance of the Curiosity note was $278,000.

10% Senior Secured Convertible Note with Original Issuance Discount (L1)

On September 14, 2021, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with L1 Capital Global Master Fund (“L1”) pursuant to which it issued (i) a 10% original issue discount senior secured convertible note in the principal amount of $4,400,000 to L1 (the “L1 Note”) and (ii) a 5 five-year warrant to purchase 813,278 shares of the Company’s common stock at an exercise price of $4.20 per share (“Warrant Shares”) in exchange for $3,960,000 (the “First Tranche Financing”). The Purchase Agreement also provided, subject to shareholder approval, for the issuance, subject to certain conditions, of an additional $1,500,000 of notes and warrants to purchase 277,777 shares of common stock (the “Second Tranche Financing”) on the same terms.

The L1 Note is convertible by L1 into common stock of the Company at a price of $4.20 per share, or approximately 1,047,619 shares. It is repayable in equal monthly installments of $275,000 with certain deferments or an acceleration of up to three months' payments. The Company may repay the L1 Note in cash or shares of common stock at a price equal to the lesser of the then conversion price or 95% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the monthly payment date, but in no event less than $1.92. In the event that VWAP drops below $1.92, the Company will have the right to pay at such VWAP with any shortfall paid in cash. The L1 Note is senior to all other Company indebtedness and the Company’s obligations under the note are secured by all of the assets of the Company’s subsidiaries.

F-16

The Company estimated the fair value of the warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $2.70, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.79% and (iv) an expected volatility of the price of the underlying common stock of 299.8%. As a result, the Company allocated a fair value of $1,200,434 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On October 20, 2021, the Company and L1 entered into an amended and restated purchase agreement which increased the amount of the Second Tranche Financing from $1,500,000 to $6,000,000 and provides (i) for an amended and restated 10% original issue discount senior secured convertible note to be issued in exchange for the L1 Note pursuant to the Purchase Agreement and (ii) for the issuance of a five-year warrant to purchase 1,041,194 shares of the Company’s common stock at an exercise price of $4.20 per share.

In the event the principal amount of the L1 Note issued in the First Tranche Financing, when aggregated with the L1 Note to be issued in the Second Tranche Financing, exceeds 25% of the market capitalization of the Company’s common stock as reported by Bloomberg L.P, then the principal amount to be issued in the Second Tranche Financing will be limited to 25%, in the aggregate of both L1 Notes, unless waived in the sole discretion of the Purchaser.

During the three months ended March 31, 2022, the Company issued an aggregate 5,757,365 shares of common stock to L1 upon the conversion of $4,125,000 of outstanding principal. As of March 31, 2022, the principal balance was $0 and all associated loan discounts were fully amortized.

10% Senior Secured Convertible Note with Original Issuance Discount (L1– Second Tranche)

On January 20, 2022 (the “Second Tranche Closing”), the Company and LI Capital closed on the Second Tranche of the offering, resulting in the issuance of (i) a $1,750,000 10% Original Issue Discount Senior Secured Convertible Note, due July 20, 2023, (the “Second Tranche Note”); and (ii) a five year warrant to purchase 303,682 shares of Common Stock of the Company at an exercise price of $4.20 per share (the “Second Tranche Warrants”), in exchange for consideration of $1,575,000 (i.e. the face amount less the 10% Original Issue Discount of $175,000).

In connection with the Second Tranche Closing, the Company paid to EF Hutton a fee of $126,000.

The Second Tranche Note is convertible into common stock of the Company at a rate of $4.20 per share (the “Conversion Price”) into 416,667 shares of common stock (the “Second Tranche Conversion Shares”) and, is repayable in equal monthly installments of $111,563 commencing on the date that the SEC declares a registration statement with respect to the resale of such shares effective, with all remaining amounts due on July 20, 2023. The Second Tranche Note is repayable by payment of cash, or, at the discretion of the Company and if the below listed “Equity Conditions” are met, by issuance of shares of the common stock at a price of 95% of the lowest daily VWAP during the ten-trading day period prior to the respective monthly redemption dates (with a floor of $1.92) multiplied by 102% of the amount due on such date. In the event that the ten-trading day VWAP drops below $1.92 the Company will have the right to pay in stock at such ten-trading day VWAP with any shortfall paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54 (the “Monthly Conversion Price”).

The Company’s right to make monthly payments in stock in lieu of cash for the Second Tranche Note is conditioned on certain conditions (the “Equity Conditions”). The Equity Conditions required to be met each month in order to redeem the Second Tranche Note with stock in lieu of a monthly cash payment, among other conditions set forth therein, include without limitation, that a registration statement be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Second Tranche Note (or, that an exemption under Rule 144 is available), that no default be in effect, that the average daily trading volume of the Company’s common stock would have to be at least $550,000 during the five trading days prior to the respective monthly redemption and that the outstanding principal amounts of the First Tranche Note and Second Tranche Note combined, shall not exceed 30% of the market capitalization of the Company’s Common Stock as reported on Bloomberg L.P., which percentage is subject to increase by LI Capital at its sole discretion.

F-17

Other provisions of the Second Tranche Note, which is similar in terms to the First Tranche Note, include that the Second Tranche Note Conversion Price is subject to full anti-dilution price protections in the event of financings that are below the Conversion Price with a floor of $0.54.

In the event of an Event of Default as defined in the notes, if the stock price is below the Conversion Price at the time of default and only for so long as a default is continuing, the Second Tranche Notes would be convertible at a rate of 80% of the lowest VWAP in the ten prior trading days, provided, that if the default is cured the default conversion rate elevates back to the normal Conversion Price

As part of the Second Tranche Closing, the Company issued Second Tranche Warrants exercisable for five years from the date of issuance, at $4.20 per share which carry the same anti-dilution protection as the Second Tranche Notes, subject to the same adjustment floor. The Second Tranche Warrants are exercisable via cashless exercise only for so long as no registration statement covering resale of the shares is in effect.

The Second Tranche Note continues to be subject to (i) the repayment and performance guarantees by the subsidiaries of the Company pursuant to a subsidiary guaranty and, (ii) the Security Agreement pursuant to which the LI Capital was granted a security interest in all of the assets of the Company and certain of its subsidiaries, each as entered into in connection with the First Tranche closing on September 14, 2021.

As of March 31, 2022, the principal balance of these notes was $1,750,000 and remaining balance on the associated loan discounts was $557,774.

10% Secured Convertible Notes with Original Issuance Discounts (“OID Notes”)

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 10% convertible notes pursuant to which an aggregate of 647,954 shares of the Company’s Series B preferred stock (“Series B Stock”) were issued to noteholders for an aggregate of $411,223 of outstanding principal and accrued and unpaid interest.

On November 30, 2020, the Company entered into a debt exchange agreement with the remaining holder of these 10% convertible notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $111,250 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $46,750 as a result of the exchange.

On July 19, 2021, the Company repaid $6,329 of outstanding principal and accrued and unpaid interest to a 10% secured convertible noteholder.

As of March 31, 2022, the principal balance of these notes was $75,000 and all associated loan discounts were fully amortized. No notices of default or demands for payment have been received by the Company.

12% Senior Secured Convertible Notes (“TDH Secured Notes”)

On March 16, 2020, the Company sold (the “TDH Secured Notes Offering”) an aggregate $3,000,000 of its 12% senior secured convertible notes (the “TDH Secured Notes”), to eleven accredited investors (the “TDH Secured Note Lenders”), pursuant to a subscription agreement with the TDH Secured Note Lenders. Interest on the TDH Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the TDH Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Pursuant to the TDH Secured Notes, TD Holdings will pay amounts due under the TDH Secured Notes. Prepayment of amounts due under TDH Secured Notes is subject to a prepayment penalty in an amount equal to 4% of the amount prepaid.

The TDH Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $3.20 per share.

F-18

The Company’s obligations under the TDH Secured Notes, are secured by Grom Holdings’ shares of stock of TDH, and of its wholly owned subsidiary, TDAHK. The TDH Secured Notes rank equally and ratably on a pari passu basis with (i) the other TDH Secured Notes and (ii) the Original TDH Notes issued by the Company pursuant to TDH Share Sale Agreement.

If the Company sells the animation studio located in Manila, Philippines, which is currently owned by TDH through TDAHK (the “Animation Studio”), for more than $12,000,000, and so long as any amount of principal is outstanding under the TDH Secured Notes, the Company will pay the TDH Secured Notes holders from the proceeds of the sale (i) all amounts of principal outstanding under the TDH Secured Notes, (ii) such amount of interest which would be due and payable assuming the TDH Secured Notes were held to maturity (minus any amounts of interest previously paid hereunder), and (iii) an additional 10% of the amount of principal outstanding under the TDH Secured Notes within five days of the closing of such sale.

In connection with the issuance of the TDH Secured Notes, the Company issued to each TDH Secured Note holder shares of common stock equal to 20% of the principal amount of such holder’s TDH Secured Note, divided by $3.20. Accordingly, an aggregate of 187,500 shares of common stock were issued to the TDH Secured Note holders on March 16, 2020. These shares were valued at $420,000, or $2.24 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 1,739,580 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,101,000 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $598,042 as a result of the exchange.

On November 30, 2020, the Company entered into a debt exchange agreement with another holder of these 12% TDH Secured Notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $99,633 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $58,367 as a result of the exchange.

On February 17, 2021, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 2,106,825 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,256,722 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $850,103 as a result of the exchange.

As of March 31, 2022, the principal balance of these notes was $300,143 and the remaining balance on the associated loan discounts was $34,271.

12% Senior Secured Convertible Notes (Additional Secured Notes)

On March 16, 2020, the Company issued to seven accredited investors (the “Additional Secured Note Lenders”) an aggregate of $1,060,000 of its 12% senior secured convertible notes (the “Additional Secured Notes”) in a private offering pursuant to a subscription agreement with substantially the same terms as the TDH Secured Notes except that the Additional Secured Notes are secured by all of the assets of the Company other than the shares and other assets of TDH and TDAHK, pursuant to a security agreement by and among the Company and the Additional Secured Note Lenders.

Interest on the Additional Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the Additional Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Prepayment of the amounts due under the Additional Secured Notes is subject to a prepayment penalty of 4% of the amount prepaid.

The Additional Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $3.20 per share.

F-19

In connection with the issuance of the Additional Secured Notes, the Company issued to each Additional Secured Note Lender shares of common stock equal to 20% of the principal amount of such holder’s Additional Secured Note, divided by $3.20. Accordingly, an aggregate of 66,250 shares of common stock were issued. These shares were valued at $148,000, or $2.24 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% Additional Secured Notes pursuant to which an aggregate of 1,236,350 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $782,500 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $424,375 as a result of the exchange.

On February 17, 2021, the Company entered into debt exchange agreements with certain holders of these 12% Additional Secured Notes pursuant to which an aggregate of 288,350 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $182,500 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $97,077 as a result of the exchange.

As of March 31, 2022, the principal balance of these notes was $56,636 and the remaining balance on the associated loan discounts was $6,511.

Future Minimum Principal Payments

The remaining principal repayments based upon the maturity dates of the Company’s borrowings for each of the next five years are as follows:

Remainder of 2022	$1,340,940
2023	1,042,793
2024	76,046
2025 and thereafter	–
Total Convertible notes principal amount payable.	$2,459,779

13.	INCOME TAXES

In calculating the provision for income taxes on an interim basis, the Company uses an estimate of the annual effective tax rate based upon currently known facts and circumstances and applies that rate to its year-to-date earnings or losses. The Company’s effective tax rate is based on expected income and statutory tax rates and takes into consideration permanent differences between financial statement and tax return income applicable to the Company in the various jurisdictions in which the Company operates. The effect of discrete items, such as changes in estimates, changes in rates or tax status, and unusual or infrequently occurring events, is recognized in the interim period in which the discrete item occurs. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained or as the result of new judicial interpretations or regulatory or tax law changes.

The Company’s interim effective tax rate, inclusive of discrete items, for the three-month periods ended March 31, 2022 and 2021 was 0%, respectively. The decrease in the interim effective tax rate for the three months ended March 31, 2022 is primarily due to recurrent net losses for the periods presented.

14.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value of $0.001 per share.

F-20

Series A Preferred Stock

As of March 31, 2022 and December 31, 2021, the Company had no shares of Series A Stock issued and outstanding.

Series B Preferred Stock

On February 17, 2021, the Company entered into debt exchange agreements with holders of three of the Company’s convertible promissory notes in the aggregate amount of $1,700,905 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders exchanged the outstanding notes, and all amounts owed by the Company thereunder, for an aggregate of 2,564,175 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid in full and the notes were cancelled.

On February 17, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold the investors an aggregate of 300,000 shares of Series B Stock for aggregate gross proceeds of $300,000.

On March 31, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold the investors an aggregate of 650,000 shares of Series B Stock for aggregate gross proceeds of $650,000.

On May 20, 2021, the Company entered into exchange agreements with all of the holders of Series B Stock (the “Series B Holders”), pursuant to which the Series B Holders agreed to exchange all of the issued and outstanding shares of Series B Stock for shares of the Company’s newly designated Series C Stock, on a one for one basis. As a result of the exchange, all 9,215,059 issued and outstanding shares of Series B Stock was exchanged for 9,215,059 shares of Series C Stock, and all of the exchanged shares of Series B Stock were cancelled.

As of March 31, 2022 and December 31, 2021, the Company had no shares of Series B Stock issued and outstanding, respectively.

Series C Preferred Stock

On May 20, 2021, the Company filed with the Secretary of State of the State of Florida a Certificate of Designation of Preferences, Rights and Limitations of Series C Stock designating 10,000,000 shares as Series C Preferred Stock (the “Series C Stock”). The Series C Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

The holder may, at any time after the 6-month anniversary of the issuance of the shares of Series C Preferred Stock, convert such shares into common stock at a conversion rate of $1.92 per share. In addition, the Company may, at any time after the issuance of the shares, convert any or all of the outstanding shares of Series C Preferred Stock at a conversion rate of $1.92 per share.

Each share of Series C Stock entitles the holder to 1.5625 votes for each share of Series C Stock. The consent of the holders of at least two-thirds of the shares of Series C Stock is required for the amendment to any of the terms of the Series C Stock, to create any additional class of stock unless the stock ranks junior to the Series C Stock, to make any distribution or dividend on any securities ranking junior to the Series C Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Cumulative dividends accrue on each share of Series C Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in arrears quarterly commencing 90 days from issuance. The dividend shall be payable in shares of common stock (a “PIK Dividend”) and are be due and payable on the date on which such PIK Dividend was declared.

F-21

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Stock upon a liquidation until Series C stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

On May 20, 2021, the Company entered into exchange agreements with all of the holders of Series B Stock (the “Series B Holders”), pursuant to which the Series B Holders agreed to exchange all of the issued and outstanding shares of Series B Stock for shares of Series C Stock, on a one for one basis. As a result of the exchange, all 9,215,059 issued and outstanding shares of Series B Stock was exchanged for 9,215,059 shares of the Company’s Series C Stock, and all of the exchanged shares of Series B Stock were cancelled.

On June 11, 2021, the Company entered into subscription agreements with an accredited investor, pursuant to which the Company sold the investor an aggregate of 100,000 shares of Series C Stock for aggregate gross proceeds of $100,000.

On September 10, 2021, the Company entered into a debt exchange agreement with a holder of a 10% convertible note pursuant to which 85,250 shares of the Company’s Series C Stock was issued for $85,250 of outstanding principal and accrued and unpaid interest.

On January 24, 2022, the Company issued 20,573 shares of common stock to a stockholder upon the conversion of 39,500 shares of Series C preferred stock.

As of March 31, 2022 and December 31, 2021, the Company had 9,360,759 and 9,400,259 shares of Series C Stock issued and outstanding, respectively.

For the three months ended March 31, 2022, the Company declared cumulative dividends totaling $176,844 for amounts accrued on its Series C Stock.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.001 per share and had 18,725,967 and 12,698,192 shares of common stock issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.

Reverse Stock Split

On April 7, 2021, the board of directors of the Company approved, and on April 8, 2021, the Company’s shareholders approved, an increase to the range of the ratio for a reverse stock split to a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, the board fixed the ratio for a reverse stock split at 1-for-32 and, on May 7, 2021, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Florida to effect the reverse stock split which became effective as of May 13, 2021. The Company’s common stock began being quoted on the OTCQB on a post-reverse split basis beginning on May 19, 2021.

Common Stock Issued in Exchange for Consulting, Professional and Other Services

During the three months ended March 31, 2022, the Company issued 74,584 shares of common stock with a fair market value of $76,822 to contractors for services rendered.

During the three months ended March 31, 2021, the Company issued 16,782 shares of common stock with a fair market value of $80,130 to contractors for services rendered.

F-22

Common Stock Issued in Connection with the Conversion of Convertible Note Principal and Accrued Interest

During the three months ended March 31 2022, the Company issued 5,757,365 shares of common stock upon the conversion of $4,125,000 in convertible note principal and accrued interest.

Common Stock Issued in Connection with the Issuance of Convertible Notes

During the three months ended March 31, 2021, the Company issued 13,282 shares of common stock valued at $29,750 in connection with the issuance of convertible notes.

Common Stock Issued in Connection with Series C Stock Dividends

During the three months ended March 31, 2022, the Company issued 175,253 shares of common stock valued at $459,068 for cumulative dividends declared as of December 31, 2021 on its Series C Stock.

Stock Purchase Warrants

Stock purchase warrants are accounted for as equity in accordance with ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

The following table reflects all outstanding and exercisable warrants at March 31, 2022 and December 31, 2021. All warrants are exercisable for a period of three to five years from the date of issuance:

	Number of Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Yrs.)

Balance January 1, 2021	229,628	$7.34	1.66
Warrants issued	4,273,733	4.18
Warrants exercised	(249,480)	–
Warrants forfeited	(6,711)	–
December 31, 2021	4,247,170	$4.40	1.75
Warrants issued	303,682	$4.20
Warrants exercised	–	–
Warrants forfeited	–	–
Balance March 31, 2022	4,550,852	$4.39	1.61

As of March 31, 2022, the outstanding stock purchase warrants had an aggregate intrinsic value of $7,395.

F-23

Stock Options

The following table represents all outstanding and exercisable stock options as of March 31, 2022.

Year Issued	Options Issued	Options Forfeited	Options Outstanding	Vested Options	Weighted Average Exercise Price	Weighted Average Remaining Life (Yrs.)

2013	241,730	(26,063)	215,667	215,667	$7.68	1.47
2018	1,875	–	1,875	1,875	24.96	1.08
2021	208,500	–	208,500	208,500	$2.98	4.33
Total	452,105	(26,063)	426,042	426,042	$5.46	1.98

During the three months ended March 31, 2022, the Company recorded $48,142 in stock-based compensation costs related to stock options. No stock-based compensation costs related to stock options was recorded during the three months ended March 31, 2021.

As of March 31, 2022, there were $454,675 in total unrecognized stock-based compensation costs related to stock options. These costs are expected to be recognized over a weighted average period of 2.3 years.

As of March 31, 2022, the outstanding stock options had an aggregate intrinsic value of $0.

15.	COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company and its subsidiaries are subject to various pending and potential legal actions, arbitration proceedings, claims, investigations, examinations, regulatory proceedings, information gathering requests, subpoenas, inquiries and matters relating to compliance with laws and regulations (collectively, legal proceedings).

Based on the Company’s current knowledge, and taking into consideration its legal expenses, the Company does not believe it is a party to, nor are any of its subsidiaries the subject of, any legal proceeding that would have a material adverse effect on the Company’s consolidated financial condition or liquidity.

See also Note 7 (“Leases”).

See also Note 13 (“Income Taxes”).

16.	SUBSEQUENT EVENTS

Executive Separation Agreement and Departure of Director

On April 22, 2022, Grom Social Enterprises, Inc. (the “Company”), Grom Social, Inc. and Melvin Leiner entered into an Executive Separation Agreement (the “Separation Agreement”), pursuant to which Mr. Leiner retired from his positions as the Company’s Executive Vice President and Chief Operating Officer. Pursuant to the Separation Agreement, Mr. Leiner’s employment with the Company ended on April 22, 2022 and Mr. Leiner is to receive separation payments over a nine (9) month period equal to his base salary, as well as certain limited health benefits.

In accordance with the Separation Agreement, the Company will pay to Mr. Leiner the sum of $236,250 in biweekly installments over the nine (9) month period beginning on the first regular Company pay period after April 22, 2022 and ending on January 13, 2023. The Separation Agreement also contains non-disparagement covenants and a mutual release of claims by the parties thereto.

On the same day, Mr. Leiner resigned from the Company’s Board of Directors, effectively immediately. Mr. Leiner did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

F-24

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Grom Social Enterprises, Inc., (the Company) as of December 31, 2021, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman P.A.

We have served as the Company’s auditor since 2022.

Somerset, NJ

April 15, 2022

F-25

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Grom Social Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Grom Social Enterprises, Inc. (the “Company”) as of December 31, 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We served as the Company's auditor from 2015 to 2022

Lakewood, CO

April 13, 2021

F-26

GROM SOCIAL ENTERPRISES, INC.

Consolidated Balance Sheets

At December 31, 2021 and 2020

	December 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$6,530,161	$120,300
Accounts receivable, net	968,579	587,932
Inventory, net	91,361	48,198
Prepaid expenses and other current assets	457,578	386,165
Total current assets	8,047,679	1,142,595
Operating lease right of use assets	593,405	602,775
Property and equipment, net	577,988	965,109
Goodwill	22,376,025	8,380,504
Intangible assets, net	5,073,074	5,566,339
Deferred tax assets, net – noncurrent	465,632	531,557
Other assets	721,160	76,175
Total assets	$37,854,963	$17,265,054

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$467,711	$1,126,114
Accrued liabilities	400,329	1,794,232
Dividend payable	459,068	–
Advanced payments and deferred revenues	404,428	967,053
Convertible notes, net – current	2,604,346	2,349,677
Loans payable – current	36,834	189,963
Related party payables	50,000	143,741
Income taxes payable	–	102,870
Lease liabilities – current	333,020	304,326
Total current liabilities	4,755,736	6,977,976
Convertible notes, net of loan discounts	716,252	897,349
Lease liabilities	284,848	328,772
Loans payable	–	95,931
Contingent purchase consideration	5,586,493	–
Other noncurrent liabilities	390,833	367,544
Total liabilities	11,734,162	8,667,572

Commitments and contingencies (Note 16)	–	–

Stockholders' Equity:
Series A preferred stock, $0.001 par value. 2,000,000 shares authorized; 0 zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	–	–
Series B preferred stock, $0.001 par value. 10,000,000 shares authorized; 0 zero and 5,625,884 shares issued and outstanding as of December 31, 2021 and 2020, respectively	–	5,626
Series C preferred stock, $0.001 par value. 10,000,000 shares authorized; 9,400,259 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively	9,400	–
Common stock, $0.001 par value. 500,000,000 shares authorized; 12,698,192 and 5,886,073 shares issued and outstanding as of December 31, 2021 and 2020, respectively	12,698	5,886
Additional paid-in capital	89,851,309	64,417,218
Accumulated deficit	(66,404,190)	(55,791,914)
Accumulated other comprehensive income	(30,755)	(39,334)
Total Grom Social Enterprises, Inc. stockholders' equity	23,438,462	8,597,482
Noncontrolling interests	2,682,339	–
Total stockholders' equity	26,120,801	8,597,482
Total liabilities and equity	$37,854,963	$17,265,054

The accompanying notes are an integral part of the consolidated financial statements.

F-27

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2021 and 2020

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Sales	$6,297,922	$6,159,531
Cost of goods sold	3,707,267	3,352,640
Gross profit	2,590,655	2,806,891
Operating expenses:
Depreciation and amortization	495,480	449,379
Selling, general and administrative	5,811,792	4,643,539
Professional fees	2,773,510	623,014
Impairment of goodwill and other intangible assets	382,798	472,757
Total operating expenses	9,463,580	6,188,689
Loss from operations	(6,872,925)	(3,381,798)
Other income (expense)
Interest expense, net	(2,556,689)	(1,398,731)
Loss on settlement of debt	(947,179)	(1,312,983)
Unrealized gain on change in fair value of derivative liabilities	–	77,584
Other gains	174,853	48,468
Total other expense	(3,329,015)	(2,585,662)
Loss before income taxes	(10,201,940)	(5,967,460)
Provision for income taxes (benefit)	21,042	(224,027)
Net loss	(10,222,982)	(5,743,433)
Loss attributable to noncontrolling interest	(69,775)	–
Net loss attributable to Grom Social Enterprises Inc. stockholders	(10,153,207)	(5,743,433)

Preferred stock dividend payable on Series C convertible preferred stock	(459,069)	–
Deemed dividend accreted on beneficial conversion features of Series B convertible preferred stock	–	(277,500)

Net loss attributable to Grom Social Enterprises, Inc. common stockholders	$(10,612,276)	$(6,020,933)

Basic and diluted loss per common share	$(1.18)	$(1.07)

Weighted-average number of common shares outstanding:
Basic and diluted	9,018,306	5,630,699

Comprehensive loss:
Net loss	$(10,222,982)	$(5,743,433)
Foreign currency translation adjustment	8,579	58,226
Comprehensive loss	(10,214,403)	(5,685,207)
Comprehensive loss attributable to noncontrolling interests	(69,775)	–
Comprehensive loss attributable to Grom Social Enterprises, Inc. common stockholders	$(10,144,628)	$(5,685,207)

The accompanying notes are an integral part of the consolidated financial statements.

F-28

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended December 31, 2021 and 2020

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
	Shares	Value	Shares	Value	Shares	Value

Balance, December 31, 2019	925,000	$925	–	$–	–	$–

Net income (loss)	–	–	–	–	–	–
Change in foreign currency translation	–	–	–	–	–	–
Exchange of Series A preferred stock for Series B preferred stock	(925,000)	(925)	1,202,500	1,202	–	–
Accretion of Series B preferred stock	–	–	–	–	–	–
Deemed dividend on accretion of Series B preferred stock	–	–	–	–	–	–
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	483,500	484	–	–
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	3,939,884	3,940	–	–
Issuance of common stock as compensation to employees, officers and/or directors	–	–	–	–	–	–
Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	–	–
Issuance of common stock in lieu of cash for accounts payable, loans payable and other accrued obligations	–	–	–	–	–	–
Issuance of common stock in connection with the issuance of convertible notes	–	–	–	–	–	–
Issuance of common stock warrants in connection with the issuance of convertible notes	–	–	–	–	–	–
Conversion of convertible notes and accrued interest into common stock	–	–	–	–	–	–
Recognition of beneficial conversion features related to convertible notes	–	–	–	–	–	–

Balance, December 31, 2020	–	$–	5,625,884	$5,626	–	$–

Net income (loss)	–	–	–	–	–	–
Change in foreign currency translation	–	–	–	–	–	–
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	950,000	950	–	–
Issuance of Series B preferred stock in exchange for consulting, professional and other services	–	–	75,000	75	–	–
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	2,564,175	2,564	–	–
Exchange of Series B preferred stock for Series C preferred stock	–	–	(9,215,059)	(9,215)	9,215,059	9,215
Exchange of convertible notes and accrued interest for Series C preferred stock	–	–	–	–	85,200	85
Issuance of Series C preferred stock with common stock in connection with sales made under private offerings	–	–	–	–	100,000	100
Preferred stock dividend payable on Series C preferred stock	–	–	–	–	–	–
Issuance of common stock in connection with sales made under public offerings	–	–	–	–	–	–
Issuance of common stock in connection with the exercise of common stock purchase warrants	–	–	–	–	–	–
Issuance of common stock as compensation to employees, officers and/or directors	–	–	–	–	–	–
Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	–	–
Issuance of common stock in connection with the issuance of convertible notes	–	–	–	–	–	–
Issuance of common stock warrants in connection with the issuance of convertible notes	–	–	–	–	–	–
Issuance of common stock in connection with the acquisition of a business	–	–	–	–	–	–
Conversion of convertible notes and accrued interest into common stock	–	–	–	–	–	–
Fair value of a noncontrolling interest in an acquired business	–	–	–	–	–	–
Recognition of beneficial conversion features related to convertible notes	–	–	–	–	–	–
Stock based compensation expense related to stock options	–	–	–	–	–	–

Balance, December 31, 2021	–	$–	–	$–	9,400,259	$9,400

(continued)

F-29

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statement of Changes in Shareholders’ Equity (continued)

For the Years Ended December 31, 2021 and 2020

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Stockholders'
	Shares	Value	Capital	Deficit	Income	Interests	Equity

Balance, December 31, 2019	5,230,713	$5,231	$58,316,882	$(50,048,481)	$(97,560)	$–	$8,176,997

Net loss	–	–	–	(5,743,433)	–	–	(5,743,433)
Change in foreign currency translation	–	–	–	–	58,226	–	58,226
Exchange of Series A preferred stock for Series B preferred stock	–	–	(277)	–	–	–	–
Accretion of Series B preferred stock	–	–	277,500	–	–	–	277,500
Deemed dividend on accretion of Series B preferred stock	–	–	(277,500)	–	–	–	(277,500)
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	483,016	–	–	–	483,500
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	3,935,944	–	–	–	3,939,884
Issuance of common stock as compensation to employees, officers and/or directors	13,125	13	35,587	–	–	–	35,600
Issuance of common stock in exchange for consulting, professional and other services	202,741	203	578,442	–	–	–	578,645
Issuance of common stock in lieu of cash for accounts payable, loans payable and other accrued obligations	15,625	15	49,985	–	–	–	50,000
Issuance of common stock in connection with the issuance of convertible notes	339,678	340	735,674	–	–	–	736,014
Issuance of common stock warrants in connection with the issuance of convertible notes	–	–	63,991	–	–	–	63,991
Conversion of convertible notes and accrued interest into common stock	84,191	84	110,353	–	–	–	110,437
Recognition of beneficial conversion features related to convertible notes	–	–	107,621	–	–	–	107,621

Balance, December 31, 2020	5,886,073	$5,886	$64,417,218	$(55,791,914)	$(39,334)	$–	$8,597,482

Net loss	–	–	–	(10,153,208)	–	(69,775)	(10,222,982)
Change in foreign currency translation	–	–	–	–	8,579	–	8,579
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	949,050	–	–	–	950,000
Issuance of Series B preferred stock in exchange for consulting, professional and other services	–	–	74,925	–	–	–	75,000
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	2,561,611	–	–	–	2,564,175
Exchange of Series B preferred stock for Series C preferred stock	–	–	–	–	–	–	–
Exchange of convertible notes and accrued interest for Series C preferred stock	–	–	85,165	–	–	–	85,250
Issuance of Series C preferred stock with common stock in connection with sales made under private offerings	–	–	99,900	–	–	–	100,000
Preferred stock dividend payable on Series C preferred stock	–	–	–	(459,068)	–	–	(459,068)
Issuance of common stock in connection with sales made under public offerings	2,771,084	2,771	10,217,580	–	–	–	10,220,351
Issuance of common stock in connection with the exercise of common stock purchase warrants	208,966	209	32,792	–	–	–	33,001
Issuance of common stock as compensation to employees, officers and/or directors	157,943	158	410,494	–	–	–	410,652
Issuance of common stock in exchange for consulting, professional and other services	289,670	289	1,198,846	–	–	–	1,199,135
Issuance of common stock in connection with the issuance of convertible notes	17,746	18	39,732	–	–	–	39,750
Issuance of common stock warrants in connection with the issuance of convertible notes	–	–	1,895,078	–	–	–	1,895,078
Issuance of common stock in connection with the acquisition of a business	1,771,883	1,772	5,420,190	–	–	–	5,421,962
Conversion of convertible notes and accrued interest into common stock	1,594,827	1,595	2,047,202	–	–	–	2,048,797
Fair value of a noncontrolling interest in an acquired business	–	–	–	–	–	2,752,114	2,752,114
Recognition of beneficial conversion features related to convertible notes	–	–	318,616	–	–	–	318,616
Stock based compensation expense related to stock options	–	–	82,910	–	–	–	82,910

Balance, December 31, 2021	12,698,192	$12,698	$89,851,309	$(66,404,190)	$(30,755)	$2,682,339	$26,120,801

The accompanying notes are an integral part of the consolidated financial statements.

F-30

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

	Year Ended December 31,	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,222,982)	$(5,743,433)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	814,849	848,463
Amortization of debt discount	2,061,470	629,790
Provision for doubtful accounts	2,195	(35,341)
Common stock issued for financing costs	10,000	167,614
Common and preferred stock issued in exchange for fees and services	1,274,135	578,645
Convertible notes issued for financing costs	59,633	–
Deferred taxes	65,925	(292,976)
Impairment of goodwill and intangible assets	382,798	472,757
Stock based compensation	493,563	62,600
Loss on disposal of property and equipment	2,692	–
Loss on extinguishment of debt	718,267	1,312,983
Unrealized gain on change in fair value of derivative liabilities	–	(77,584)
Changes in operating assets and liabilities:	–	–
Accounts receivable	(382,843)	(6,929)
Inventory	22,571	(18,636)
Prepaid expenses and other current assets	(37,523)	(84,037)
Operating lease right of use assets	(6,123)	30,247
Other assets	(457,065)	2,891
Accounts payable	(770,656)	317,524
Accrued liabilities	(1,149,202)	347,514
Advanced payments and deferred revenues	(562,625)	339,970
Income taxes payable and other noncurrent liabilities	(79,581)	243,185
Related party payables	(95,741)	(318,395)
Net cash used in operating activities	(7,856,243)	(1,223,148)

Cash flows from investing activities:
Acquisition of a majority interest in a business, net of cash received	(373,592)	–
Purchase of fixed assets	(43,504)	(574,512)
Net cash used in financing activities	(417,096)	(574,512)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	1,050,000	483,500
Proceeds from issuance of common stock, net of issuance costs	10,220,351	–
Proceeds from exercise of common stock purchase warrants, net of issuance costs	33,001	–
Proceeds from issuance of convertible notes	4,516,700	4,143,500
Proceeds from loans payable	–	303,912
Repayments of convertible notes	(1,092,447)	(3,537,335)
Repayments of loans payable	(54,038)	(18,018)
Net cash provided by financing activities	14,673,567	1,375,559

Effect of exchange rates on cash and cash equivalents	9,633	36,182
Net increase (decrease) in cash and cash equivalents	6,409,861	(385,919)
Cash and cash equivalents at beginning of period	120,300	506,219
Cash and cash equivalents at end of period	$6,530,161	$120,300

Supplemental disclosure of cash flow information:
Cash paid for interest	$139,627	$420,802
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued related to acquisition of business	$5,421,962	$–
Common stock issued for financing costs incurred in connection with convertible and promissory notes	$29,750	$568,400
Common stock issued to reduce accounts payable and other accrued liabilities	$–	$50,000
Common stock warrants issued in connection with convertible promissory notes	$1,895,078	$33,056
Contingent purchase consideration	$5,586,493	$–
Conversion of convertible notes and accrued interest into common stock	$2,048,797	$110,436
Conversion of convertible notes and accrued interest into preferred stock	$1,702,246	$–
Debt issued related to acquisition of a business	$278,000	$–
Discount for beneficial conversion features on convertible notes	$318,616	$107,621
Preferred stock dividend payable on convertible preferred stock	$459,068	$–

The accompanying notes are an integral part of the consolidated financial statements.

F-31

GROM SOCIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

1.	NATURE OF OPERATIONS

Grom Social Enterprises, Inc. (the “Company”, “Grom” “we”, “us” or “our”), a Florida corporation f/k/a Illumination America, Inc. (“Illumination”), is a media, technology and entertainment company that focuses on delivering content to children under the age of 13 years in a safe secure platform that is compliant with the Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians.

The Company conducts its business through the following five operating subsidiaries:

•	Grom Social, Inc. (“Grom Social”) was incorporated in the State of Florida on March 5, 2012 and operates the Company’s social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”) was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two subsidiary companies: (i) Top Draw Animation Hong Kong Limited (“TDAHK”), a Hong Kong corporation and (ii) Top Draw Animation, Inc. (“Top Draw” or “TDA”), a Philippines corporation. The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”) was incorporated in the State of Florida on January 17, 2017. GES operates the Company’s web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”) was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has no operations since its inception.

•	Curiosity Ink Media, LLC (“Curiosity”) was incorporated in the State of Delaware on January 9, 2017, acquires and develops kids and family entertainment properties and associated business opportunities.

The Company owns 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of Curiosity. The Company is headquartered in Boca Raton, Florida with offices in Los Angeles, California; Salt Lake City, Utah; Norcross, Georgia; and Manila, Philippines.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Expression and Alleviation of Going Concern

At December 31, 2020, the consolidated financial statements of the Company were prepared assuming that the Company would continue as a going concern, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of the financial statements. On a consolidated basis, the Company has incurred significant operating losses since its inception. Because the Company did not expect that its existing operational cash flow would be sufficient to fund its anticipated operations, substantial doubt was raised about the Company’s ability to continue as a going concern.

On June 21, 2021, the Company sold an aggregate of 2,409,639 shares of its common stock, and warrants to purchase one share of its common stock (collectively, a “unit”), at a price to the public of $4.15 per unit for gross proceeds of approximately $10,000,000 in the Offering, before deducting underwriting discounts and commissions and other offering expenses.

On July 15, 2021, the Company sold an additional 361,445 units for total gross proceeds of approximately $1,500,000, before deducting underwriting discounts and commissions and other offering expenses.

On September 14, 2021, the Company entered into a securities purchase agreement with a lender pursuant to which it issued a 10% original issue discount senior secured convertible note in the principal amount of $4,400,000, before deducting underwriting discounts and commissions and other offering expenses.

As of December 31, 2021, the Company had $6,530,161 in cash and a working capital balance of $3,291,943. These factors have helped to alleviate the substantial doubt regarding the Company’s ability to continue as a going concern. The Company believes that it has adequate working capital to meet its needs for the next twelve months.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2021 and 2020, the consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Grom Social, TD Holdings, GES, and GNS. The Company recognizes noncontrolling interest related to its less-than-wholly-owned subsidiary, Curiosity, as equity in the consolidated financial statements separate from the parent entity’s equity. The net income (loss) attributable to noncontrolling interest is included in net income (loss) in the consolidated statements of operations and comprehensive loss. All intercompany accounts and transactions are eliminated in consolidation.

F-32

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Business Combinations

We generally account for business combinations using the acquisition method of accounting. The method requires the acquirer to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. Any transaction costs are expenses as incurred. The results of operations of businesses acquired by the Company have been included in the consolidated income statement since their respective date of acquisition. The Company may use independent valuation services to assist in determining the estimated fair values.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Animation Revenue

For years ended December 31, 2021 and 2021, the Company recorded a total of $5,602,466 and $5,483,332, respectively, of animation revenue from contracts with customers.

Animation revenue is primarily generated from contracts with customers for preproduction and production services related to the development of animated movies and television series. Preproduction activities include producing storyboards, location design, model and props design, background color and color styling. Production focuses on library creation, digital asset management, background layout scene assembly, posing, animation and after effects. The Company provides services under fixed-price contracts. Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent actual costs vary from estimated costs, the Company’s profit may increase, decrease, or result in a loss.

The Company identifies a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

F-33

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in the Company’s contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

The Company determines the transaction price for each contract based on the consideration it expects to receive for the distinct services being provided under the contract.

The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as it performs under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

For performance obligations recognized over time, revenue is recognized based on the extent of progress made towards completion of the performance obligation. The Company uses the percentage-of-completion cost-to-cost measure of progress because it best depicts the transfer of control to the customer as the Company incurs costs against its contracts. Under the percentage-of-completion cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation. The percentage-of-completion cost-to-cost method requires management to make estimates and assumptions that affect the reported amounts of contract assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the total estimated amount of costs that will be incurred for a project or job.

Web Filtering Revenue

For years ended December 31, 2021 and 2020, the Company recorded a total of $594,996 and $673,182, respectively, of web filtering revenue from contracts with customers.

Web filtering revenue from subscription sales is recognized on a pro-rata basis over the subscription period. Typically, a subscriber purchases computer hardware and a software and support service license for a period of use between one year to five years. The subscriber is billed in full at the time of the sale. The Company immediately recognizes revenue attributable to the computer hardware as it is non-refundable and control passes to the customer. The advanced billing component for software and service is initially recorded as deferred revenue and subsequently recognized as revenue on a straight-line basis over the subscription period.

Produced and Licensed Content Revenue

Since the acquisition of Curiosity to the period ended December 31, 2021, the Company recorded a total of $98,301, of produced and licensed content revenue from contracts with customers.

Produced and licensed content revenues are generated from the licensing of internally-produced films and television programs.

Licensed internally-produced films and television programming, each individual film or episode delivered represents a separate performance obligation and revenues are recognized when the episode is made available to the licensee for exhibition. For license agreements containing multiple deliverables, revenues are allocated based on the relative standalone selling price of each film or episode of a television series, which is based on licenses for comparable films or series within the marketplace. Agreements to license programming are often long term, with collection terms ranging from one to five years.

F-34

The advanced billing component for licensed content is initially recorded as deferred revenue and subsequently recognized as revenue upon completion of the performance obligation in accordance with the terms of licensing agreement.

Publishing Revenue

Since the acquisition of Curiosity to the period ended December 31, 2021, no publishing revenue has been recorded.

Publishing revenues are recognized when merchandise is shipped or electronically delivered to the consumer. Consumer print books are generally sold with a right of return. The Company records a returns reserve and corresponding decrease in revenue at the time of sale based upon historical trends. For publishing revenues, payments are due shortly after shipment or electronic delivery.

Contract Assets and Liabilities

Animation revenue contracts vary with movie contracts typically allowing for progress billings over the contract term while other episodic development activities are typically billable upon delivery of the performance obligation for an episode. These episodic activities typically create unbilled contract assets between episode delivery dates while movies can create contract assets or liabilities based on the progress of activities versus the arranged billing schedule. Revenues from web filtering contracts are all billed in advance and therefore represent contract liabilities until fully recognized on a ratable basis over the contract life.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

•	Level 3: Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and 2020. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

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The Company determines the fair value of contingent consideration based on a probability-weighted discounted cash flow analysis. The fair value remeasurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy. In each period, the Company reassesses its current estimates of performance relative to the stated targets and adjusts the liability to fair value. Any such adjustments are included as a component of Other Income (Expense) in the Consolidated Statements of Operations and Comprehensive Loss.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible and other promissory notes are reviewed to determine whether they contain embedded derivative instruments that are required to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Beneficial Conversion Features

In accordance with FASB ASC 470-20, Debt with Conversion and Other Options the Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

Cash and Cash Equivalents

The Company’s cash and cash equivalents are exposed to concentration of credit risk. The Company maintains cash at various regulated financial institutions which, at times, may be in excess of the federal depository insurance limit. The Company’s management regularly monitors these institutions and believes that the potential for future loss is remote. The Company considers liquid investments with original or acquired maturities of three months or less to be cash equivalents. At December 31, 2021 and 2020, the Company did not have any cash equivalents.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

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Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable includes unbilled accounts receivable. Unbilled accounts receivable is a contract asset related to amounts that are unbilled due to agreed-upon contractual terms in which billing occurs subsequent to revenue recognition. This situation typically occurs when the Company recognizes revenue for episodic development activities performed but not yet billed. Episodic development activities are typically billable upon delivery.

Inventory

Inventory consists of costs incurred to produce animated content for third parties customers. Costs incurred to produce the animated content to customers, which include direct production costs, production overhead and supplies are recognized as work-in-progress inventory. As animated content is completed in accordance with the terms stated by the customer, inventory is classified as finished products and subsequently recognized as cost of services as animated content is accepted by and available to the customer. Carrying amounts of animated content are recorded at the lower of cost or net realizable value. Cost is determined using a weighted average cost method for direct production costs, productions overhead and supplies used for completing animation projects.

At December 31, 2021 and 2020, the Company’s inventory totaled $91,361 and $48,198, respectively, and was comprised of work-in-progress of $77,501 and $48,198, respectively, and finished goods of $13,860 and $0, respectively.

Prepublication Costs

Prepublication costs include costs incurred to create and develop the art, prepress, editorial, digital conversion and other content required for the creation of the master copy of a book or other media. Prepublication costs are amortized on a straight-line basis over a two- to five-year period based on expected future revenue. The Company regularly reviews the recoverability of the capitalized costs based on expected future revenues.

Produced and Licensed Content Costs

Produced and licensed content costs include capitalizable direct costs, production overhead, interest and development costs and are stated at the lower of cost, less accumulated amortization, or fair value. Marketing, distribution and general and administrative costs are expensed as incurred.

Film, television and direct to consumers through streaming services production and residual costs are expensed over the product life cycle based upon the ratio of the current period’s revenues to estimated remaining total revenues (Ultimate Revenues) for each production. For film productions and direct to consumer services, Ultimate Revenues include revenues from all sources that will be earned within ten years from the date of the initial release. For television series, Ultimate Revenues include revenues that will be earned within ten years from delivery of the first episode, or if still in production, five years from delivery of the most recent episode, if later. Costs of film, television and direct to consumer productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company’s assumptions about how market participants would price the assets at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off. Costs for projects that have been abandoned are written off. Projects that have not been set for production within three years are also written off unless management has committed to a plan to proceed with the project and is actively working on and funding the project.

Capitalized Website Development Costs

The Company capitalizes certain costs associated with the development of its Santa.com website after the preliminary project stage is complete and until the website is ready for its intended use. Planning and operating costs are expensed as incurred. Capitalization begins when the preliminary project stage is complete, project plan is defined, functionalities are determined and internal and external resources are identified. Qualified costs incurred during the operating stage of our software applications relating to upgrades and enhancements are capitalized to the extent it is probable that they will result in added functionality, while costs that cannot be separated between maintenance of, and minor upgrades and enhancements to the websites are expensed as incurred.

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Capitalized website costs are amortized on a straight-line basis over their estimated useful life of three years beginning with the time when it is ready for intended use. Amounts amortized are presented through cost of sales. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Since the acquisition of Curiosity and to the period ended December 31, 2021, the Company capitalized $411,799 of website development costs. No amortization expense is yet to be recognize as website is still in development.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 5 years
Capitalized website development cost	3 years
Machinery and equipment	3 – 5 years
Vehicles	5 years
Furniture and fixtures	5 – 10 years
Leasehold improvements	Lesser of the lease term or estimated useful life

Construction in process is not depreciated until the construction is completed and the asset is placed into service.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of customer relationships and non-compete agreements. Their useful lives range from 1.5 to 10 years. The Company’s indefinite-lived intangible assets consist of trade names.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill and indefinite-lived assets during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

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Indefinite-lived intangible assets are evaluated for impairment at the individual asset level by assessing whether it is more likely than not that the asset is impaired (for example, that the fair value of the asset is below its carrying amount). If it is more likely than not that the asset is impaired, its carrying amount is written down to its fair value.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause the Company to perform an impairment test prior to scheduled annual impairment tests.

The Company performed its annual fair value assessment at December 31, 2021 on its subsidiaries with material goodwill and intangible asset amounts on their respective balance sheets and determined that an impairment charge of $362,798 was necessary. See Note 9 – Goodwill and Intangible Assets for more information.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances have indicated that an asset may not be recoverable. The long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows is less than the carrying value of the assets, the assets are written down to the estimated fair value.

The Company evaluated the recoverability of its long-lived assets on December 31, 2021, respectively on its subsidiaries with material amounts on their respective balance sheets and determined that no impairment exists.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Right of Use Assets and Lease Liabilities

FASB ASU No. 2016-02, “Leases” (ASC 842) requires lessees to recognize almost all leases on the balance sheet as a right of use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory, and permits the exclusion of leases with an original lease term of less than one year.

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Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company's leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current and operating lease liabilities, non-current on the Company's consolidated balance sheets.

Foreign Currency Translation

The functional and reporting currency of TD Holdings and TDAHK is the Hong Kong Dollar. The functional and reporting currency of Top Draw is the Philippine Peso. Management applies the guidance within FASB ASC 830, Foreign Currency Matters for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders' equity in the statement of stockholders' equity.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company's operating results as compared to the corresponding change in the allowance for doubtful accounts, accumulated depreciation, and accumulated amortization, respectively, due to foreign currency translation. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company's stockholders' equity.

Comprehensive Gain or Loss

FASB ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. At December 31, 2021 and 2020, the Company determined that it had items that represented components of comprehensive income (loss) and, therefore, has included a statement of comprehensive income (loss) in the financial statements.

Advertising Expenses

Advertising costs are expensed as incurred and included in selling, general and administrative expenses.

Interest

Cost associated with the refinancing or issuance of debt, as well as debt discounts or premiums, are recorded as interest over the term of the related debt using the effective interest method.

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Shipping and Handling Costs

Shipping and handling costs related to the acquisition of goods from vendors are included in the cost of sales.

Stock-Based Compensation

The Company grants stock-based compensation to its employees through awards of restricted stocks. The amount of stock-based compensation expense related to awards of restricted stock is based on the fair value of the Company’s common stock at the date of grant.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method, and convertible preferred stock and convertible debt using the if-converted method. These potentially dilutive shares include 1,193,885 shares from convertible notes, 4,895,968 shares from convertible preferred stock, 217,542 shares from vested stock options and 4,264,358 shares from stock purchase warrants. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis.

On November 15, 2019, the FASB issued ASU 2019-10, which (1) provides a framework to stagger effective dates for future major accounting standards and (2) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 amends the effective date for ASU 2017-04 to fiscal years beginning after December 15, 2022, and interim periods therein.

Early adoption continues to be permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods.

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In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment wase effective for public companies with fiscal years beginning after December 15, 2020. The Company adopted this ASU on January 1, 2021, which did not result in a material impact to the consolidated financial statements and disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modification or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”), which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. ASU 2021-04 provides guidance on modifications or exchanges of freestanding equity-classified written call options that are not within the scope of another Topic. Entities should treat a modification of the terms or conditions, or an exchange of a freestanding equity-classified written call option that remains equity-classified after modification or exchange, as an exchange of the original instrument for a new instrument. ASU 2021-04 provides further guidance on measuring the effect of such modifications or exchanges, and also provides guidance on the recognition of such modifications or exchanges on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. Management is evaluating the effect of the adoption of ASU 2021-04 on the consolidated financial statements. ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, and early adoption is permitted. The Company adopted this ASU on January 1, 2022, which did not result in a material impact to the consolidated financial statements and disclosures.

3.	ACCOUNTS RECEIVABLE, NET

The following table sets forth the components of the Company’s accounts receivable at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Billed accounts receivable	$822,536	$443,806
Unbilled accounts receivable	187,751	188,029
Allowance for doubtful accounts	(41,708)	(43,903)
Total accounts receivable, net	$968,579	$587,932

During the year ended December 31, 2021, the Company had four customers that accounted for 69.1% of revenues and two customers that accounted for 61.3% of accounts receivable. During the year ended December 31, 2020, the Company had three customers that accounted for approximately 68.5% of revenues and two customers that accounted for 29.9% of accounts receivable.

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4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

The following table sets forth the components of the Company’s prepaid expenses and other current assets at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Prepaid rent	$32,139	$18,679
Vendor advances	6,631	6,085
Prepaid service agreements	139,670	101,886
Employee advance and other payroll related items	192,339	74,773
Other prepaid expenses and current assets	86,799	184,742
Total prepaid expenses and other current assets	$457,578	$386,165

Prepaid expenses and other assets represent advances or prepayments made in the normal course and in which the economic benefit is expected to be realized within twelve months.

5.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment at December 31, 2021 and 2020:

	December 31, 2021			December 31, 2020
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers, software and office equipment	$2,698,172	$(2,399,978)	$298,194	$2,800,872	$(2,257,797)	$543,075
Machinery and equipment	183,618	(162,647)	20,971	192,988	(152,149)	40,839
Vehicles	101,674	(76,497)	25,177	163,525	(106,826)	56,699
Furniture and fixtures	401,862	(365,075)	36,787	422,234	(364,655)	57,579
Leasehold improvements	1,086,518	(955,547)	130,971	1,143,704	(903,381)	240,323
Total fixed assets	4,471,844	(3,959,744)	512,100	4,723,323	(3,784,808)	938,515
Capital assets not subject to depreciation:
Construction in progress	65,888	–	65,888	26,594	–	26,594
Total fixed assets	$4,537,732	$(3,959,744)	$577,988	$4,749,917	$(3,784,808)	$965,109

For the years ended December 31, 2021 and 2020, the Company recorded depreciation expense of $426,654 and $461,548 respectively.

6.	OTHER ASSETS

The following table sets forth the components of the Company’s other assets at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Capitalized website development costs	$411,800	$–
Prepublication costs	152,286	–
Produced and licensed content costs	76,701	–
Deposits	76,052	76,175
Other noncurrent assets	4,321	–
Total other assets	$721,160	$76,175

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Other noncurrent assets are comprised solely of guarantee deposits at TDA which are refundable upon termination of contract or delivery of subject matter of the contract. These are initially recorded at cost which is the fair value at the time of the transaction and are subsequently measured at amortized cost

7.	LEASES

The Company has entered into operating leases primarily for real estate. These leases have terms which range from two years to six years, and often include one or more options to renew or in the case of equipment rental, to purchase the equipment. During the year ended December 31, 2021, $281,575 of right of use assets and leases liabilities were added related to new operating leases.

The Company leases approximately 2,100 square feet of office space in Boca Raton, Florida at the rate of $4,000 per month pursuant to a three-year lease which was renewed for six months and expires in March 2022. The Florida office space is the location of the Company’s corporate headquarters and administrative staff. In January 2022, the Company signed a new lease agreement to extend the term until March 2024. The total legally binding minimum lease payments for this lease are approximately $94,898.

In September 2021, the Company signed a new lease to secure approximately 1,300 square feet of office space in Manila. The initial term of the lease is 72 months from the commencement date, January 1, 2022. The Company has the option to renew the lease term for an additional 12 months. The total legally binding minimum lease payments for this lease are approximately $270,293.

In October 2021, the Company signed a new lease to secure 1,720 square feet of office space in Los Angeles. The initial term of the lease is 24 months from the commencement date, November 29, 2021 and no renewal option. The total legally binding minimum lease payments for this lease are approximately $117,607.

The future minimum payment obligations at December 31, 2021 for operating leases are as follows:

2022	$420,990
2023	$117,281
2024	$53,101
2025	$43,306
2026	$45,471
Thereafter	$47,744

These operating leases are listed as separate line items on the Company's Consolidated Balance Sheets and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are also listed as separate line items on the Company's Consolidated Balance Sheets.

Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments.

Information related to the Company's operating right-of-use assets and related lease liabilities were as follows:

Year Ended December 31, 2021
Cash paid for operating lease liabilities	$387,360
Weighted-average remaining lease term (in years)	1.7
Weighted-average discount rate	10%

Total rent expense related to lease obligations, reflected in general and administrative costs line items on the consolidated income statements, for the years ended December 31, 2021 and 2020, were $380,297 and $363,974, respectively.

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The following table presents the amortization of the Company’s lease liabilities under ASC 842 at December 31, 2021:

2022	$333,020
2023	$50,751
2024	$27,238
2025	$32,024
2026	$37,391
Thereafter	$43,404

8.	BUSINESS COMBINATIONS

Acquisition of Curiosity Ink Media, LLC

On July 29, 2021, the Company entered into a membership interest purchase agreement (the “Purchase Agreement”) with Curiosity Ink Media LLC, a Delaware limited liability company (“Curiosity”) and the holders of all of Curiosity’s outstanding membership interests (the “Sellers”), for the purchase of 80% of Curiosity’s outstanding membership interests (the “Purchased Interests”) from the Sellers (the “Acquisition).

On August 19, 2021, pursuant to the terms of the Purchase Agreement, the Company consummated the Acquisition and acquired the Purchased Interests in consideration for the issuance to the Sellers of an aggregate of 1,771,883 shares of the Company’s common stock to the Sellers, pro rata to their membership interests immediately prior to the closing of the Acquisition. The shares were valued at $2.82 per share which represents to the 20-day volume-weighted average price of the Company’s common stock on August 19, 2021.

Pursuant to the Purchase Agreement, the Company also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to Curiosity by Russell Hicks and Brett Watts.

The Note is convertible into shares of common stock of the Company at a conversion price of $3.28 per share but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The Note may be prepaid at any time, in whole or in part. The Note is subordinate to the Company’s senior indebtedness.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in stock) upon the achievement of certain performance milestones as of December 31, 2025.

In addition to the tangible assets, goodwill total $14,271,969 was recorded in connection to the acquisition. Goodwill was calculated as the excess of the consideration transferred over the net assets recognized and represents potential future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Goodwill is not expected to be deductible for tax purposes.

Consideration Paid:
Cash consideration	$400,000
Common stock issued	5,421,962
Convertible notes	278,000
Contingent purchase consideration	5,586,493
Total consideration	$11,686,455

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The amounts in the table below represent the allocation of the purchase price. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash and cash equivalents	$26,408
Inventory	65,734
Produced and licensed content cost	187,920
Goodwill and intangible assets	14,271,969
Accounts payable	(113,462)
Noncontrolling interest	(2,752,114)
Total identifiable assets acquired, and liabilities assumed	$11,686,455

As of December 31, 2021, the initial accounting for the acquisition remains incomplete as the Company expects to finalize the purchase price allocation and valuations by June 30, 2022 to conclude its fair value assessment of the assets acquired and liabilities assumed, including any separately identifiable intangible assets.

9.	GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers.

The following table sets forth the changes in the carrying amount of the Company’s goodwill for the years ended December 31, 2021 and 2020:

Balance, January 1, 2020	$8,853,261
Impairment charge	(472,757)
Balance, December 31, 2020	8,380,504
Acquisition of Curiosity	14,271,969
Impairment charge	(276,448)
Balance, December 31, 2021	$22,376,025

At December 31, 2021, the Company performed its annual impairment tests as prescribed by ASC 350 on the carrying value of its goodwill and recorded an impairment charge totaling $276,448; all of which was attributed to the assets of NetSpective Webfilter business acquired in 2017. The determination was made as the result of the Company’s qualitative assessment of its webfiltering business, including a multi-year decline in sales revenue and the unexpected loss of certain renewal customer accounts.

At December 31, 2020, the Company performed its annual impairment tests as prescribed by ASC 350 on the carrying value of its goodwill and recorded an impairment charge totaling $472,757; of which $420,257 was attributed to the assets of Fyoosion LLC acquired in 2017 and $52,500 was attributed to the assets of Bonnie Boat and Friends acquired in 2018.

At December 31, 2021 and 2020, the carrying amount of the Company’s goodwill was $22,376,025 and $8,380,504, respectively.

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The following table sets forth the components of the Company’s intangible assets at December 31, 2021 and 2020:

	Current Year Period					Prior Year End
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Net Book Value
Intangible assets subject to amortization:
Customer relationships	10.00	1,600,286	(876,457)	(37,002)	686,827	1,600,286	(716,429)	–	883,857
Mobile software applications	2.00	282,500	(282,500)	–	–	282,500	(282,500)	–	–
NetSpective webfiltering software	2.00	1,134,435	(1,134,435)	–	–	1,134,435	(907,548)	–	226,887
Noncompete agreements	1.50	846,638	(846,638)	–	–	846,638	(846,638)	–	–
Subtotal		3,863,859	(3,140,030)	(37,002)	686,827	3,863,859	(2,753,115)	–	1,110,745
Intangible assets not subject to amortization:
Trade names	–	4,455,595	–	(69,348)	4,386,247	4,455,595	–	–	4,455,595
Total intangible assets		8,319,454	(3,140,030)	(106,350)	5,073,074	8,319,454	(2,753,115)	–	5,566,339

For the years ended December 31, 2021 and 2020, the Company recorded amortization expense for intangible assets subject to amortization of $386,916 and $386,916, respectively.

At December 31, 2021, the Company performed its annual impairment tests as prescribed by ASC 350 on the carrying value of its intangible assets and recorded an impairment charge totaling $106,350; all of which was attributed to the assets of NetSpective Webfilter business acquired in 2017.

The following table provides information regarding estimated amortization expense for intangible assets subject to amortization for each of the following years ending December 31:

2022	$152,628
2023	152,628
2024	152,628
2025	152,628
2026	76,315
Thereafter	–
$686,827

10.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Executive and employee compensation	$238,669	$1,642,959
Interest on convertible promissory notes	31,997	134,127
Other accrued expenses and liabilities	129,663	17,156
	$400,329	$1,794,242

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11.	RELATED PARTY PAYABLES AND ACTIVITY

Darren Marks’s Family

The Company has engaged the family of Darren Marks, its Chief Executive Officer, to assist in the development of the Grom Social website and mobile application. These individuals have created over 1,400 hours of original short form content. Sarah Marks, the wife of Darren Marks, our President and Chief Executive Officer, Zach Marks, Luke Marks, Jack Marks, Dawson Marks, Caroline Marks and Victoria Marks, each Darren Marks’s children, are, or have been, by the Company employed or independently contracted.

During the years ended December 31, 2021 and 2020, the Marks family was paid a total of $36,026 and $29,050, respectively.

Compensation for services provided by the Marks family is expected to continue for the foreseeable future. Each member of the Marks family is actively involved in the creation of content for the website and mobile app, including numerous videos focusing on social responsibility, anti-bullying, digital citizenship, unique blogs, and special events.

Liabilities Due to Officers and Directors

Pursuant to verbal agreements, Messrs. Marks and Leiner have made loans to the Company to help fund operations. These loans are non-interest bearing and callable on demand. During the years ended December 31, 2021 and 2020, Mr. Marks made no such loans and Mr. Leiner loaned $0 and $47,707, respectively, to the Company.

At December 31, 2021 and 2020, the outstanding amounts due to Mr. Marks were $0 and $43,429, respectively, and the outstanding amounts due to Mr. Leiner were $0 and $50,312, respectively.

On July 13, 2018, our director Dr. Thomas Rutherford loaned the Company $50,000. The loan bears interest at a rate of 10% per annum and was due on August 11, 2018. No notice of default or demand for payment has been received by the Company.

At December 31, 2021 and 2020, the aggregate related party payables were $50,000 and $143,741, respectively.

12.	OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are comprised solely of retirement benefit costs. The Philippine Republic Act (RA) No. 7641, mandates all private employers to provide retirement benefits to employees who upon reaching the age of sixty years or more, but not beyond sixty-five years, have served at least five years in the said establishment. The amount of retirement benefit was defined as “at least one-half month salary for every year of service, a fraction of at least six months being considered as one whole year”.

At December 31, 2021 and 2020, accrued retirement benefit costs were $390,833 and $367,544, respectively.

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13.	DEBT

Convertible Notes

The following tables set forth the components of the Company’s convertible notes at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
8% Unsecured Convertible Notes (Curiosity)	$278,000	$–
8% - 12% Convertible Promissory Notes (Bridge Notes)	–	373,587
10% Unsecured Convertible Redeemable Notes – Variable Conversion Price	–	265,000
10% Senior Secured Convertible Note with Original Issuance Discount (L1 Capital Global Master Fund or “L1”)	4,125,000	–
10% Secured Convertible Notes with Original Issuance Discounts (OID Notes)	75,000	153,250
12% Senior Secured Convertible Notes (Newbridge)	–	52,572
12% Senior Secured Convertible Notes (Original TDH Notes)	–	882,175
12% Senior Secured Convertible Notes (TDH Secured Notes)	330,039	1,645,393
12% Senior Secured Convertible Notes (Additional Secured Notes)	63,099	260,315
Loan discounts	(1,550,540)	(385,266)
Total convertible notes, net	3,320,598	3,247,026
Less: current portion of convertible notes, net	(2,604,346)	(2,349,677)
Convertible notes, net	$716,252	$897,349

8% Unsecured Convertible Notes (Curiosity)

On July 29, 2021, the Company entered into a membership interest purchase agreement with Curiosity and the holders of all of Curiosity’s outstanding membership interests, for the purchase of 80% of Curiosity’s outstanding membership interests from the sellers. Pursuant to the purchase agreement, the Company issued 8% eighteen-month convertible promissory notes in the aggregate principal amount $278,000 to pay-down and refinance certain outstanding loans and advances previously made by certain of its principals. The notes are convertible into shares of common stock of the Company at a conversion price of $3.28 per share but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The notes may be prepaid at any time, in whole or in part. The notes are subordinate to the Company’s senior indebtedness.

At December 31, 2021, the principal balance of the Curiosity notes was $278,000.

8% Convertible Promissory Notes (Bridge Notes)

On November 30, 2020, the Company entered into a securities purchase agreement with EMA Financial, LLC (“EMA”) pursuant to which the Company issued to EMA a nine-month 8% convertible promissory note in the principal amount of $260,000 (the “EMA Note”) for a $234,000 investment. The term of the EMA Note may be extended by EMA up to an additional year. The EMA Note is convertible into common stock of the Company at any time after 180 days from issuance. The conversion price of the EMA Note is equal to the lower of: (i) $1.92 per share, or (ii) 70% of the lowest trading price of the common stock during the ten consecutive trading days including and immediately preceding the conversion date.

F-49

On February 17, 2021, the terms of the EMA financing were amended to (i) reduce the conversion rate to $1.28, and (ii) add a three-year warrant to purchase up to 81,250 shares of the Company’s common stock, at an exercise price of $1.60 per share. On May 19, 2021, the terms of the EMA financing were further amended to (i) increase the interest rate to 12%, and (ii) add a three-year warrant (the “EMA Warrant”) to purchase up to 38,855 shares of the Company’s common stock, at an exercise price of $1.92 per share.

ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. In connection with the EMA warrant issuance, the Company allocated an aggregate fair value of $104,760 to the stock warrants and recorded a debt discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of the warrants at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant ranging between $1.60 and $4.48, (ii) the contractual term of the warrant of 3 years, (iii) a risk-free interest rate of 0.19% and (iv) an expected volatility of the price of the underlying common stock ranging between 224.9% and 258.6%.

On May 24, 2021, EMA Warrant was amended to delete the full-ratchet anti-dilution provision and the EMA Note was amended to delete the variable conversion price feature.

On June 2, 2021, the Company issued 10,000 shares of common stock to EMA upon the conversion of $11,800 in note principal and $1,000 in conversion fees. On June 17, 2021, the Company issued 100,000 shares of common stock to EMA upon the conversion of $127,000 in note principal and $1,000 in conversion fees. On August 20, 2021, the Company issued 108,978 shares of common stock to EMA upon the conversion of $121,200 in note principal and $17,292 in accrued interest and conversion fees.

At December 31, 2021, the principal balance of the EMA Note was $0 and all associated loan discounts were fully amortized.

On December 17, 2020, the Company entered into a note purchase agreement with Quick Capital, LLC (“Quick Capital”) pursuant to which the Company issued Quick Capital a nine-month convertible promissory note in the principal amount of $113,587 (the “Quick Note”) for a $100,000 investment, which included an original issuance discount of 8% and a $4,500 credit for Quick Capital’s transaction expenses. The Quick Note may be converted into shares of common stock at (i) a 30% discount to the lowest price per share of any debt or securities offering by the Company if the Company’s common stock is listed on NASDAQ or NYSE within 90 days of the Quick Note issuance; (ii) the lesser of (A) $1.28 or (B) a 30% discount to the average of the two lowest closing prices during the ten trading days prior to the conversion date; (iii) $1.28 per share, upon an event of default as described in the Note.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $12,621. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

In connection with the Quick Note issuance, the Company also issued a three-year warrant to purchase up to an aggregate of 36,975 shares of the Company’s common stock at an exercise price of $1.60 per share. ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. This resulted in the debt being recorded at a discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $1.60, (ii) the contractual term of the warrant of 3 years, (iii) a risk-free interest rate of 0.19% and (iv) an expected volatility of the price of the underlying common stock of 224.3%. As a result, the Company allocated a fair value of $33,056 to the stock warrants.

F-50

On May 21, 2021, the Quick Note was amended to replace the variable conversion price with a fixed conversion price of $1.28 per share and the Quick Warrant was amended to delete the full-ratchet anti-dilution provision.

On June 21, 2021, the Company issued 290,000 shares of common stock to Quick Capital upon the conversion of $27,487 in note principal and $65,313 in penalties and accrued interest. On June 28, 2021, the Company issued 269,061 shares of common stock to Quick Capital upon the conversion of $86,100 in note principal.

At December 31, 2021, the principal balance of the Quick Note was $0 and all associated loan discounts were fully amortized.

On February 9, 2021, the Company entered into a securities purchase agreement with Auctus Fund, LLC (“Auctus”) pursuant to which the Company issued to Auctus a twelve-month 12% convertible promissory note in the principal amount of $500,000 (the “Auctus Note”). The note is convertible into shares common stock at a conversion price of $1.92 per share. The Company received net proceeds of $428,000 after deducting fees and expenses related to the transaction.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $155,875. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

In connection with the note issuance, Auctus was also issued a five-year warrant (the “Auctus Warrant”) to purchase up to an aggregate of 195,313 shares of the Company’s common stock, at an exercise price of $1.92 per share. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $4.48, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.48% and (iv) an expected volatility of the price of the underlying common stock of 259.2%. As a result, the Company allocated a fair value of $272,125 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On May 25, 2021, Auctus Warrant was amended to delete the full-ratchet anti-dilution provision.

On July 14, 2021, the Company issued 274,427 shares of common stock to Auctus upon the conversion of $500,000 in note principal and $26,900 in accrued interest and conversion fees.

At December 31, 2021, the principal balance of the Auctus Note was $0 and all associated loan discounts were fully amortized.

On March 11, 2021, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) pursuant to which the Company issued to FirstFire a twelve-month 12% convertible promissory note in the principal amount of $300,000 (the “FirstFire Note”). The first twelve months of interest ($36,000) is guaranteed and deemed to be earned in full as of the date of issuance. At any time after 180 days from the date of issuance, FirstFire may convert any amount due under the note into shares of the Company’s common stock at a conversion price of $1.92 per share. The Company received net proceeds of $238,500 after deducting fees and expenses related to the transaction.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $93,220. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

F-51

In connection with the issuance of the note, FirstFire was also issued a five-year warrant (the “FirstFire Warrant”) to purchase up to an aggregate of 117,188 shares of the Company’s common stock, at an exercise price of $1.92 per share. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $4.16, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.78% and (iv) an expected volatility of the price of the underlying common stock of 258.6%. As a result, the Company allocated a fair value of $145,280 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On May 20, 2021, the FirstFire Note was amended to replace the variable conversion feature price with a fixed conversion price of $1.92 and the FirstFire Warrant was amended to delete the full ratchet anti-dilution provision.

On June 17, 2021, the Company issued 175,000 shares of common stock to FirstFire upon the conversion of $300,000 in note principal and $36,000 in accrued interest.

At December 31, 2021, the principal balance of the FirstFire Note was $0 and all associated loan discounts were fully amortized.

On April 16, 2021, the Company entered into a securities purchase agreement with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued to Labrys a one-year convertible promissory note in the principal amount of $300,000 (the “Labrys Note”). The Labrys Note bears interest at a rate of 12% per annum. The first twelve months of interest ($36,000) is guaranteed and deemed to be earned in full as of the date of issuance. Labrys may convert any amount due under the Labrys Note into shares of the Company’s common stock at a conversion price of $1.92 per share. The Company received net proceeds of $266,000, after deducting fees and expenses related to the transaction.

In connection with the issuance of the note, Labrys was also issued a five-year warrant to purchase up to an aggregate of 117,118 shares of the Company’s common stock (the “Labrys Warrant”), at an exercise price of $1.92 per share. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $6.37, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.84% and (iv) an expected volatility of the price of the underlying common stock of 251.2%. As a result, the Company allocated a fair value of $172,479 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On May 22, 2021, the Labrys Warrant was amended to delete the full-ratchet anti-dilution provision.

On June 17, 2021, the Company issued 175,000 shares of common stock to Labrys upon the conversion of $300,000 in note principal and $36,000 in accrued interest.

At December 31, 2021, the principal balance of the Labrys Note was $0 and all associated loan discounts were fully amortized.

10% Unsecured Convertible Redeemable Note – Variable Conversion Price

On July 9, 2019, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $100,000 less $5,000 in third party fees resulting in net cash proceeds to the Company of $95,000. The note accrues interest at a rate of 10% per annum, is due on July 9, 2020 and is convertible into common stock of the Company at the option of the noteholder six months after issuance at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $51,730. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

F-52

The Company also analyzed the conversion feature of the note for derivative accounting consideration and determined that the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate. The aggregate fair value of the derivative at the issuance date of the note was $85,410 which was recorded as a derivative liability on the balance sheet. The Company recorded a debt discount of $43,270 which was up to the face value of the convertible note with the excess fair value at initial measurement of $42,140 being recognized as derivative expense.

On January 13, 2020, the Company issued 8,103 shares of common stock to the noteholder upon the conversion of $10,000 in note principal and $5,000 of accrued interest. On March 2, 2020, the Company issued 7,790 shares of common stock to the noteholder upon the conversion of $13,636 in note principal and $1,364 of accrued interest. On June 30, 2020, the Company issued 20,313 shares of common stock to the noteholder upon the conversion of $23,503 in note principal and $2,545 of accrued interest. On October 2, 2020, the Company issued 47,985 shares of common stock to the noteholder upon the conversion of $52,861 in note principal and $1,527 of accrued interest.

At December 31, 2021, the principal balance of this note was $0, all associated loan discounts were fully amortized, and the derivative liability was relieved.

On March 1, 2020, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $100,000. The note accrues interest at a rate of 10% per annum, was due on August 31, 2020 and is convertible into common stock of the Company at the option of the noteholder at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $44,129. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

In connection with the note issuance, the Company also issued a five-year warrant to purchase up to an aggregate of 15,625 shares of the Company’s common stock at an exercise price of $3.20 per share. ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. This resulted in the debt being recorded at a discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $3.20, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.89% and (iv) an expected volatility of the price of the underlying common stock of 144.4%. As a result, the Company allocated a fair value of $30,935 to the stock warrants.

On April 14, 2021, the Company issued 62,500 shares of common stock to the noteholder upon the conversion of $100,000 in note principal and $11,205 of accrued interest.

At December 31, 2021, the principal balance of this note was $0 and all associated loan discounts were fully amortized.

On November 20, 2020, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $165,000 less a $15,000 original issuance discount resulting in net cash proceeds to the Company of $150,000. The note accrues interest at a rate of 10% per annum, is due on February 15, 2021 and is convertible into common stock of the Company at the option of the noteholder at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $50,871. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

F-53

On February 17, 2021, the Company entered into a debt exchange agreement with the holder of the convertible promissory note, in the aggregate amount of $169,000 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreement, the holder exchanged the outstanding note, and all amounts owed by the Company thereunder, for 169,000 shares of the Company’s 8% Series B convertible preferred stock. At the time of the exchange, all amounts due under the note was deemed to be paid in full and the note was cancelled. No extinguishment gain or loss was recognized as a result of the exchange.

At December 31, 2021, the principal balance of this note was $0 and all associated loan discounts were fully amortized.

10% Senior Secured Convertible Note with Original Issuance Discount (L1)

On September 14, 2021, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with L1 Capital Global Master Fund (“L1”) pursuant to which it issued (i) a 10% original issue discount senior secured convertible note in the principal amount of $4,400,000 to L1 (the “L1 Note”) and (ii) a five-year warrant to purchase 813,278 shares of the Company’s common stock at an exercise price of $4.20 per share (“Warrant Shares”) in exchange for $3,960,000 (the “First Tranche Financing”). The Purchase Agreement also provided, subject to shareholder approval, for the issuance, subject to certain conditions, of an additional $1,500,000 of notes and warrants to purchase 277,777 shares of common stock (the “Second Tranche Financing”) on the same terms.

The L1 Note is convertible by L1 into common stock of the Company at a price of $4.20 per share, or approximately 1,047,619 shares. It is repayable in equal monthly installments of $275,000 with certain deferments or an acceleration of up to three months' payments. The Company may repay the L1 Note in cash or shares of common stock at a price equal to the lesser of the then conversion price or 95% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the monthly payment date, but in no event less than $1.92. In the event that VWAP drops below $1.92, the Company will have the right to pay at such VWAP with any shortfall paid in cash. The L1 Note is senior to all other Company indebtedness and the Company’s obligations under the note are secured by all of the assets of the Company’s subsidiaries.

The Company estimated the fair value of the warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $2.70, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.79% and (iv) an expected volatility of the price of the underlying common stock of 299.8%. As a result, the Company allocated a fair value of $1,200,434 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On October 20, 2021, the Company and L1 entered into an amended and restated purchase agreement which increased the amount of the Second Tranche Financing from $1,500,000 to $6,000,000 and provides (i) for an amended and restated 10% original issue discount senior secured convertible note to be issued in exchange for the L1 Note pursuant to the Purchase Agreement and (ii) for the issuance of a five-year warrant to purchase 1,041,194 shares of the Company’s common stock at an exercise price of $4.20 per share.

In the event the principal amount of the L1 Note issued in the First Tranche Financing, when aggregated with the L1 Note to be issued in the Second Tranche Financing, exceeds 25% of the market capitalization of the Company’s common stock as reported by Bloomberg L.P, then the principal amount to be issued in the Second Tranche Financing will be limited to 25%, in the aggregate of both L1 Notes, unless waived in the sole discretion of the Purchaser.

On November 30, 2021, the Company issued 129,861 shares of common stock to L1 upon the conversion of $275,000 in principal and $5,500 in financing costs for the repayment of monthly installments required under the L1 Note.

As of December 31, 2021, the principal balance of these notes was $4,125,000 and the remaining balance on the associated loan discounts was $1,504,552.

F-54

10% Secured Convertible Notes with Original Issuance Discounts (OID Notes)

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 10% convertible notes pursuant to which an aggregate of 647,954 shares of the Company’s Series B preferred stock (“Series B Stock) were issued to noteholders for an aggregate of $411,223 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $185,448 as a result of the exchange.

On November 30, 2020, the Company entered into a debt exchange agreement with the remaining holder of these 10% convertible notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $111,250 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $46,750 as a result of the exchange.

On July 19, 2021, the Company repaid $6,329 of outstanding principal and accrued and unpaid interest to a 10% secured convertible noteholder.

At December 31, 2021, the principal balance of these notes was $75,000 and all associated loan discounts were fully amortized. No notices of default or demands for payment have been received by the Company.

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12% Senior Secured Convertible Notes (Original TDH Notes)

On June 20, 2016, the Company issued $4,000,000 of senior secured promissory notes to the shareholders of TD Holdings (the “TDH Sellers”) in connection with a share sale agreement pursuant to which the Company acquired 100% of the common stock of TD Holdings (“the TDH Share Sale Agreement”). The notes bear interest at 5.0% per annum and are due on the earlier of (i) June 20, 2018 or (ii) the date on which the Company successfully completes a qualified initial public offering as defined in the agreement. The notes are collateralized by all of the assets of TD Holdings.

First Amendment to the TDH Share Sale Agreement

On January 3, 2018, the Company entered into an amendment to the TDH Share Sale Agreement (the “First Amendment”). Under the terms of the First Amendment:

•	The maturity date of the notes was extended from July 1, 2018 until July 1, 2019.

•	The interest rate on the notes during for one-year extension period from July 2, 2018 to July 1, 2019 was increased to 10%.

•	Interest is payable quarterly in arrears during the one-year extension period, instead of annually in arrears. The first such quarterly interest payment of $100,000 is due on September 30, 2018.

•	Under the terms of the terms of TDH Share Sale Agreement, the TDH Sellers could earn up to an additional $5.0 million in contingent earnout payments. The original earnout period ended on December 31, 2018. The First Amendment extended the earnout period by one year to December 31, 2019.

As consideration to enter into the First Amendment, the Company issued 25,000 shares of its common stock valued at $480,000 to the TDH Sellers.

Second Amendment to the TDH Share Sale Agreement

On January 15, 2019, the Company entered into a second amendment to the TDH Share Sale Agreement (the “Second Amendment”). Under the terms of the Second Amendment:

•	The maturity date of the notes was extended from July 1, 2019 to April 2, 2020.

•	The TDH Sellers shall have the right to convert the notes at a conversion price of $8.64 per share, either in whole or in part at any time prior to the maturity, subject to the terms and conditions set forth in the Second Amendment.

•	In the event that the notes are not repaid prior to July 2, 2019, no funds will be transferred by TDH to the Company.

•	The payment terms of the contingent earnout was modified from 50% payable in cash and 50% payable in stock to 75% payable in cash and 25% payable in stock.

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As consideration to enter into the Second Amendment, the Company issued an additional 25,000 shares of its common stock valued at $220,000 to the TDH Sellers.

Due to the inclusion of a conversion feature, the Second Amendment was considered an extinguishment and subsequent reissuance of the notes under the guidelines of ASC 470-20-40-7 through 40-9. As a result, the Company recorded a loss on the extinguishment of debt of $363,468 related to the Second Amendment during the year ended December 31, 2019.

The principal value of the notes was reclassified to convertible notes, net – current on the Company’s consolidated financial statements.

Third Amendment to the TDH Share Sale Agreement

On March 16, 2020, the Company entered into a third amendment (the “Third Amendment”) to the TDH Share Sale Agreement, pursuant to which the Company’s subsidiary, Grom Holdings, had acquired 100% of the common stock of TDH (representing ownership of the animation studio) from certain individuals (the “TDH Sellers”). The Company used the proceeds received from the TDH Secured Notes Offering to pay the TDH Sellers $3,000,000 of the principal due under the Original TDH Notes, leaving a principal amount due to the TDH Sellers of $1,000,000 (plus accrued interest and costs). In addition, the accrued interest of $361,767 due to the TDH Sellers pursuant to the Original TDH Notes was paid in three monthly payments of $93,922, commencing April 16, 2020, and twelve-monthly installments of $6,667 commencing April 16, 2020.

Pursuant to the Third Amendment, the TDH Sellers and the Company agreed, among other things:

•	To extend the maturity date of the remaining Original TDH Notes by one year to June 30, 2021;

•	To increase the interest rate on the remaining Original TDH Notes to 12%;

•	To grant a first priority security interest on the shares of TDH and TDAHK to the TDH Sellers, pari passu with the holders of the TDH Secured Notes; and

•	To pay the balance of the Original TDH Notes monthly in arrears, amortized over a four-year period.

On August 18, 2021, the Company paid the TDH Sellers an aggregate of $834,760, representing all remaining amounts due and payable under the TDH Secured Notes. As a result, the TDH Sellers released the pledged shares of TDH and its subsidiary, Top Draw Animation Hong Kong Limited from escrow. The TDH Sellers have no further security interest in the assets of the Company or its subsidiaries.

At December 31, 2021, the principal balance of the Original TDH Notes was $0.

12% Senior Secured Convertible Notes (“TDH Secured Notes”)

On March 16, 2020, the Company sold (the “TDH Secured Notes Offering”) an aggregate $3,000,000 of its 12% senior secured convertible notes (the “TDH Secured Notes”), to eleven accredited investors (the “TDH Secured Note Lenders”), pursuant to a subscription agreement with the TDH Secured Note Lenders. Interest on the TDH Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the TDH Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Pursuant to the TDH Secured Notes, TD Holdings will pay amounts due under the TDH Secured Notes. Prepayment of amounts due under TDH Secured Notes is subject to a prepayment penalty in an amount equal to 4% of the amount prepaid.

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The TDH Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $3.20 per share.

The Company’s obligations under the TDH Secured Notes, are secured by Grom Holdings’ shares of stock of TDH, and of its wholly owned subsidiary, TDAHK. The TDH Secured Notes rank equally and ratably on a pari passu basis with (i) the other TDH Secured Notes and (ii) the Original TDH Notes issued by the Company pursuant to TDH Share Sale Agreement.

If the Company sells the animation studio located in Manila, Philippines, which is currently owned by TDH through TDAHK (the “Animation Studio”), for more than $12,000,000, and so long as any amount of principal is outstanding under the TDH Secured Notes, the Company will pay the TDH Secured Notes holders from the proceeds of the sale (i) all amounts of principal outstanding under the TDH Secured Notes, (ii) such amount of interest which would be due and payable assuming the TDH Secured Notes were held to maturity (minus any amounts of interest previously paid hereunder), and (iii) an additional 10% of the amount of principal outstanding under the TDH Secured Notes within five days of the closing of such sale.

In connection with the issuance of the TDH Secured Notes, the Company issued to each TDH Secured Note holder shares of common stock equal to 20% of the principal amount of such holder’s TDH Secured Note, divided by $3.20. Accordingly, an aggregate of 187,500 shares of common stock were issued to the TDH Secured Note holders on March 16, 2020. These shares were valued at $420,000, or $2.24 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 1,739,580 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,101,000 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $598,042 as a result of the exchange.

On November 30, 2020, the Company entered into a debt exchange agreement with another holder of these 12% TDH Secured Notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $99,633 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $58,367 as a result of the exchange.

On February 17, 2021, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 2,106,825 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,256,722 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $850,103 as a result of the exchange.

At December 31, 2021, the principal balance of these notes was $330,030 and the remaining balance on the associated loan discounts was $38,646.

12% Senior Secured Convertible Notes (Additional Secured Notes)

On March 16, 2020, the Company issued to seven accredited investors (the “Additional Secured Note Lenders”) an aggregate of $1,060,000 of its 12% senior secured convertible notes (the “Additional Secured Notes”) in a private offering pursuant to a subscription agreement with substantially the same terms as the TDH Secured Notes except that the Additional Secured Notes are secured by all of the assets of the Company other than the shares and other assets of TDH and TDAHK, pursuant to a security agreement by and among the Company and the Additional Secured Note Lenders.

Interest on the Additional Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the Additional Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Prepayment of the amounts due under the Additional Secured Notes is subject to a prepayment penalty of 4% of the amount prepaid.

The Additional Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $3.20 per share.

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In connection with the issuance of the Additional Secured Notes, the Company issued to each Additional Secured Note Lender shares of common stock equal to 20% of the principal amount of such holder’s Additional Secured Note, divided by $3.20. Accordingly, an aggregate of 66,250 shares of common stock were issued. These shares were valued at $148,000, or $2.24 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% Additional Secured Notes pursuant to which an aggregate of 1,236,350 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $782,500 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $424,375 as a result of the exchange.

On February 17, 2021, the Company entered into debt exchange agreements with certain holders of these 12% Additional Secured Notes pursuant to which an aggregate of 288,350 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $182,500 of outstanding principal and accrued and unpaid interest. The Company recognized an extinguishment loss of $97,077 as a result of the exchange.

At December 31, 2021, the principal balance of these notes was $63,098 and the remaining balance on the associated loan discounts was $7,343.

Future Minimum Principal Payments

The principal repayments based upon the maturity dates of the Company’s borrowings for each of the next five years are as follows:

2022	$3,828,891
2023	$996,165
2024	$46,082
2025	$–
2026 and thereafter	$–

14.	INCOME TAXES

The following table sets forth the components of income tax expense (benefit) for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Current:
Federal	$–	$–
State and local	–	–
Foreign	–	–
Total current	–	–
Deferred:
Federal	–	–
State and local	–	–
Foreign	21,042	(224,027)
Total deferred	21,042	(224,027)
Total	$21,042	$(224,027)

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The following table sets forth a reconciliation of income tax expense (benefit) at the federal statutory rate to recorded income tax expense (benefit) for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Tax benefit at the statutory federal rate	–%	–%
Increase (decrease) in rate(s) resulting from:
Foreign operations, net	(0.2)	3.8
Change in deferred taxes	21.2	17.2
Change in valuation allowance	(21.2)	(17.2)
Total	(0.2)%	3.8%

The following tables set forth the components of income taxes payable at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Federal	$–	$–
State and local	–	–
Foreign	–	–
Total	$–	$–

The following tables set forth the components of deferred income taxes at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Non-current deferred tax assets:
Retirement benefits	$105,178	$110,263
Write down of investment(s)	65,254	68,408
Deferred revenue net	142,235	149,112
Other	152,965	203,774
Net operating loss carryforwards	6,646,897	5,009,036
Less: valuation allowance	(6,646,897)	(5,009,036)
Total non-current deferred tax asset	465,632	531,557
Total deferred tax asset	$465,632	$531,557

The deferred tax asset relates solely to the Company’s foreign animation operations. The Company believes these assets are realizable in future periods due to the historic profitability of its animation business.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“TCJA”), which instituted fundamental changes to the taxation of multinational corporations, including a reduction the U.S. corporate income tax rate to 21% beginning in 2018.

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The TCJA also requires a one-time transition tax on the mandatory deemed repatriation of the cumulative earnings of certain of the Company’s foreign subsidiaries as of December 31, 2017. To determine the amount of this transition tax, the Company must determine the amount of earnings generated since inception by the relevant foreign subsidiaries, as well as the amount of non-U.S. income taxes paid on such earnings, in addition to potentially other factors. The Company believes that no such tax will be due since the foreign subsidiaries have paid taxes locally and that the cumulative undistributed earnings of the foreign subsidiaries are not material.

As of December 31, 2021, the Company had federal, state and foreign net operating loss carryforwards of approximately $31.7 million of which $15.2 million may be available to reduce future liabilities for income taxes through 2037 and $16.5 million may be available to reduce future liabilities for income taxes indefinitely. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years.

The Company remains subject to examination in federal, state and foreign jurisdictions in which the Company conducts its operations and files tax returns. These tax years range from 2015 through 2021. The Company believes that the results of current or any prospective audits will not have a material effect on its financial position or results of operations as adequate reserves have been provided to cover any potential exposures related to these ongoing audits.

The Company has made its assessment of the level of tax authority for each tax position, including the potential application of interest and penalties, based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

15.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value of $0.001 per share.

Series A Preferred Stock

On February 22, 2019, the Company designated 2,000,000 shares of its preferred stock as 10% Series A convertible preferred stock, par value $0.001 per share (“Series A Stock”). Each share of Series A Stock is convertible, at any time, into 0.15625 shares of common stock of the Company.

On each of February 27, 2019 and March 11, 2019, the Company received $400,000 from the sale of 400,000 shares of Series A Stock to accredited investors in private offerings pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As an inducement to purchase the Series A Stock, each investor also received 62,500 restricted shares of the Company’s common stock.

On April 2, 2019, the Company received $125,000 from the sale of 125,000 shares of Series A Stock to an accredited investor in a private offering pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act. As an inducement to purchase the Series A Stock, the investor also received 19,532 restricted shares of the Company’s common stock.

As a result of the issuance of the Series A Stock, the Company recorded a beneficial conversion feature and other discounts as a deemed dividend in its consolidated financial statements of $740,899.

On August 6, 2020, the Company entered into exchange agreements with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock pursuant to which such shares of Series A Stock were exchanged for an aggregate of 1,202,500 shares of the Company’s Series B Stock.

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At December 31, 2021 and December 31, 2020, the Company had no shares of Series A Stock issued and outstanding.

Series B Preferred Stock

On August 4, 2020, the Company filed with the Secretary of State of the State of Florida a Certificate of Designation of Preferences, Rights and Limitations of Series B Stock designating 10,000,000 shares as Series B Preferred Stock (the “Series B Stock”). The Series B Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, the Company at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Each share of Series B Stock entitles the holder to 1.5625 votes for each share of Series B Stock. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

On June 19, 2020, the Company received gross cash proceeds of $250,000 from one accredited investor, pursuant to the terms of a subscription agreement, and subsequently issued an aggregate of 250,000 shares of Series B Stock on August 6, 2020.

On August 6, 2020, the Company, entered into debt exchange agreements with holders of the Company’s (i) OID Notes in the aggregate amount of $411,223 of outstanding principal and accrued and unpaid interest; (ii) TDH Secured Notes, in the aggregate amount of $1,101,000 of outstanding principal and accrued and unpaid interest; and (iii) Additional Secured Notes, which were secured by all of the other assets of the Company in the aggregate amount of $782,500 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders of the notes exchanged outstanding and all amounts owed by the Company thereunder, for an aggregate of 3,623,884 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid-in-full and the notes were cancelled.

In addition, on August 6, 2020, the Company entered into exchange agreements (the “Series A Exchange Agreements”) with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock. Pursuant to the terms of the Series A Exchange Agreements, the holders of Series A Stock exchanged their shares for an aggregate of 1,202,500 shares of the Company’s Series B Stock. At the time of the exchange, all of the exchanged shares of Series A Stock were cancelled.

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On September 22, 2020, the Company received gross cash proceeds of $233,500 from two accredited investors, pursuant to the terms of a subscription agreement, and subsequently issued an aggregate of 233,500 shares of Series B Stock on November 30, 2020.

On November 30, 2020, the Company entered into debt exchange agreements with holders of the Company’s (i) OID Notes in the aggregate amount of $111,250 of outstanding principal and accrued and unpaid interest; and (ii) TDH Secured Notes, in the aggregate amount of $99,633 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders of the outstanding notes exchanged all amounts owed by the Company thereunder, for an aggregate of 316,000 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid-in-full and the notes were cancelled.

On February 17, 2021, the Company entered into debt exchange agreements with holders of three of the Company’s convertible promissory notes in the aggregate amount of $1,700,905 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders exchanged the outstanding notes, and all amounts owed by the Company thereunder, for an aggregate of 2,564,175 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid in full and the notes were cancelled.

On February 17, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold the investors an aggregate of 300,000 shares of Series B Stock for aggregate gross proceeds of $300,000.

On March 31, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold the investors an aggregate of 650,000 shares of Series B Stock for aggregate gross proceeds of $650,000.

On March 31, 2021, the Company issued 75,000 shares of Series B Stock with a fair market value of $75,000 to its attorneys for legal services rendered.

On May 20, 2021, the Company entered into exchange agreements with all of the holders of Series B Stock (the “Series B Holders”), pursuant to which the Series B Holders agreed to exchange all of the issued and outstanding shares of Series B Stock for shares of the Company’s newly designated Series C Stock, on a one for one basis. As a result of the exchange, all 9,215,059 issued and outstanding shares of Series B Stock was exchanged for 9,215,059 shares of Series C Stock, and all of the exchanged shares of Series B Stock were cancelled.

At December 31, 2021 and 2020, the Company had no shares and 5,625,884 shares of Series B Stock issued and outstanding, respectively.

Series C Preferred Stock

On May 20, 2021, the Company filed with the Secretary of State of the State of Florida a Certificate of Designation of Preferences, Rights and Limitations of Series C Stock designating 10,000,000 shares as Series C Preferred Stock (the “Series C Stock”). The Series C Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

The holder may, at any time after the 6-month anniversary of the issuance of the shares of Series C Preferred Stock, convert such shares into common stock at a conversion rate of $1.92 per share. In addition, the Company may, at any time after the issuance of the shares, convert any or all of the outstanding shares of Series C Preferred Stock at a conversion rate of $1.92 per share.

Each share of Series C Stock entitles the holder to 1.5625 votes for each share of Series C Stock. The consent of the holders of at least two-thirds of the shares of Series C Stock is required for the amendment to any of the terms of the Series C Stock, to create any additional class of stock unless the stock ranks junior to the Series C Stock, to make any distribution or dividend on any securities ranking junior to the Series C Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

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Cumulative dividends accrue on each share of Series C Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in arrears quarterly commencing 90 days from issuance. The dividend shall be payable in shares of common stock (a “PIK Dividend”) and are be due and payable on the date on which such PIK Dividend was declared.

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Stock upon a liquidation until Series C stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

On May 20, 2021, the Company entered into exchange agreements with all of the holders of Series B Stock (the “Series B Holders”), pursuant to which the Series B Holders agreed to exchange all of the issued and outstanding shares of Series B Stock for shares of Series C Stock, on a one for one basis. As a result of the exchange, all 9,215,059 issued and outstanding shares of Series B Stock was exchanged for 9,215,059 shares of the Company’s Series C Stock, and all of the exchanged shares of Series B Stock were cancelled.

On June 11, 2021, the Company entered into subscription agreements with an accredited investor, pursuant to which the Company sold the investor an aggregate of 100,000 shares of Series C Stock for aggregate gross proceeds of $100,000.

On September 10, 2021, the Company entered into a debt exchange agreement with a holder of a 10% convertible note pursuant to which 85,250 shares of the Company’s Series C Stock was issued for $85,250 of outstanding principal and accrued and unpaid interest.

As of December 31, 2021 and 2020, the Company had 9,400,259 shares and no shares of Series C Stock issued and outstanding, respectively.

Effective December 31, 2021, the Company declared cumulative dividends totaling $459,068 for amounts accrued on its Series C Stock.

Common stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.001 per share and had 12,698,192 and 5,886,073 shares of common stock issued and outstanding as of December 31, 2021 and 2020, respectively.

Reverse Stock Split

On April 7, 2021, the board of directors of the Company approved, and on April 8, 2021, the Company’s shareholders approved, an increase to the range of the ratio for a reverse stock split to a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, the board fixed the ratio for a reverse stock split at 1-for-32 and, on May 7, 2021, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Florida to effect the reverse stock split which became effective as of May 13, 2021. The Company’s common stock began being quoted on the OTCQB on a post-reverse split basis beginning on May 19, 2021.

Registered Offering

On June 21, 2021, the Company sold an aggregate of 2,409,639 units (“Units”), at a price to the public of $4.15 per Unit (the “Offering”), each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of common stock at an exercise price of $4.565 per share (the “Warrants”), pursuant to a underwriting agreement, dated as of June 16, 2021 (the “Underwriting Agreement”), between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative (“EF Hutton”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, the Company granted EF Hutton a 45-day option (the “Over-Allotment Option”) to purchase up to 361,445 additional Units, to cover over-allotments in connection with the Offering, which EF Hutton exercised with respect to Warrants exercisable for up to an additional 361,445 shares of common stock. The Company received gross proceeds of approximately $10,000,000 in the Offering, before deducting underwriting discounts and commissions and other offering expenses.

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On July 15, 2021, EF Hutton exercised in full the Over-Allotment Option with respect to all 361,445 additional shares of the Company’s common stock for total gross proceeds to the Company of approximately $1,500,000, before deducting underwriting discounts and commissions and other offering expenses.

Common Stock Issued as Compensation to Employees, Officers and/or Directors

During the year ended December 31, 2021, the Company issued 157,943 shares of common stock with a fair market value of $410,652 to an officer as compensation.

During the year ended December 31, 2020, the Company issued 13,125 shares of common stock with a fair market value of $35,600 to employees, officers and/or directors as compensation.

Common Stock Issued in Exchange for Consulting, Professional and Other Services

During the year ended December 31, 2021, the Company issued 289,670 shares of common stock with a fair market value of $1,199,135 to contractors for services rendered.

During the year ended December 31, 2020, the Company issued 202,741 shares of common stock with a fair market value of $578,645 to contractors for services rendered.

Common Stock Issued in lieu of Cash for Loans Payable and Other Accrued Obligations

During the year ended December 31, 2020, the Company issued 15,625 shares of common stock with a fair market value of $50,000 to satisfy loans payable and other accrued obligations.

Common Stock Issued in Connection with the Conversion of Convertible Note Principal and Accrued Interest

During the year ended December 31, 2021, the Company issued 1,594,827 shares of common stock upon the conversion of $2,048,797 in convertible note principal and accrued interest.

During the year ended December 31, 2020, the Company issued 84,191 shares of common stock upon the conversion of $110,437 in convertible note principal and accrued interest.

Common Stock Issued in Connection with the Issuance of Convertible Promissory Notes

During the year ended December 31, 2021, the Company issued 17,746 shares of common stock valued at $39,750 in connection with the issuance of convertible notes.

During the year ended December 31, 2020, the Company issued 339,678 shares of common stock valued at $736,014 in connection with the issuance of convertible notes.

Common Stock Issued in the Acquisition of a Business

During the year ended December 31, 2021, the Company issued 1,771,883 shares of common stock valued at $5,000,000 in connection with the acquisition of a business.

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Stock Purchase Warrants

Stock purchase warrants are accounted for as equity in accordance with ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

The following table reflects all outstanding and exercisable warrants at December 31, 2021 and 2020. All stock warrants are exercisable for a period ranging from three to five years from the date of issuance. See Note 13 – Debt for more information.

	Number of Warrants Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Contractual Life (Yrs.)
Balance January 1, 2020	177,028	$8.91	1.79
Warrants issued	52,600	$2.08
Warrants exercised	–	$–
Warrants forfeited	–	$–
December 31, 2020	229,628	$7.34	1.66
Warrants issued	4,273,733	$4.18
Warrants exercised	(249,480)	$–
Warrants forfeited	(6,711)	$–
Balance 31, 2021	4,247,170	$4.40	1.75

On June 24, 2021, the Company issued 105,648 shares of common stock to Labrys upon the cashless exercise of a warrant to purchase 117,188 shares of common stock.

On October 1, 2021, the Company issued 61,934 shares of common stock to EMA Financial upon the cashless exercise of a warrant to purchase 81,250 shares of common stock.

On October 27, 2021, the Company received gross proceeds of $33,001 and issued 17,188 shares of common stock upon the partial exercise of a warrant to purchase 17,188 shares of common stock.

On October 29, 2021, the Company issued 24,196 shares of common stock to EMA Financial upon the cashless exercise of a warrant to purchase 33,854 shares of common stock.

As of December 31, 2021, the outstanding stock purchase warrants had an aggregate intrinsic value of $7,395.

Stock Options

The following table represents all outstanding and exercisable stock options at December 31, 2021.

Year Issued	Options Issued	Options Forfeited	Options Outstanding	Vested Options	Strike Price	Weighted Average Remaining Life (Yrs.)
2013	241,730	(26,063)	215,667	215,667	$7.68	1.72
2016	169,406	(169,406)	–	–	$–	–
2018	1,875	–	1,875	1,875	24.96	1.33
2021	208,500	–	208,500	–	$2.98	4.58
Total	621,511	(195,469)	426,042	217,542	$5.46	2.23

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On July 29, 2021, the Company granted stock options to purchase an aggregate of 208,500 shares to new employees at an exercise price of $2.98. The options vest annually in equal installments over a three-year period and expire in five 5 years from the date of grant. Using the Black Sholes model with a volatility of 326.5%, with no dividends paid since inception and a risk-free interest rate of 0.37%; resulted in stock-based compensation expense of $585,728 which will be amortized over a 36-month period, or $16,270 per month.

During the year ended December 31, 2021, the Company recorded $82,910 in stock-based compensation expense related to stock options. No stock-based compensation expense related to stock options was recorded during the year ended December 31, 2020. Stock-based compensation expense is reported in selling, general and administrative on the Company’s Consolidated Statement of Operations and Comprehensive Loss.

As of December 31, 2021, the outstanding stock options had an aggregate intrinsic value of $0.

16.	COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, we and our subsidiaries are subject to various pending and potential legal actions, arbitration proceedings, claims, investigations, examinations, regulatory proceedings, information gathering requests, subpoenas, inquiries and matters relating to compliance with laws and regulations (collectively, legal proceedings).

Based on our current knowledge, and taking into consideration our legal expenses, we do not believe we are a party to, nor are any of our subsidiaries the subject of, any legal proceeding that would have a material adverse effect on our consolidated financial condition or liquidity.

See also Note 7 (“Leases”).

See also Note 14 (“Income Taxes”).

17.	SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2021 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements, except as follows:

Closing of Second Tranche with L1 Capital

On January 20, 2022 (the “Second Tranche Closing”), the Company and LI Capital closed on the Second Tranche of the offering, resulting in the issuance of (i) a $1,750,000 10% Original Issue Discount Senior Secured Convertible Note, due July 20, 2023, (the “Second Tranche Note”); and (ii) a five year warrant to purchase 303,682 shares of Common Stock of the Company at an exercise price of $4.20 per share (the “Second Tranche Warrants”), in exchange for consideration of $1,575,000 (i.e. the face amount less the 10% Original Issue Discount of $175,000).

In connection with the Second Tranche Closing, the Company paid to EF Hutton a fee of $126,000.

The Second Tranche Note is convertible into common stock of the Company at a rate of $4.20 per share (the “Conversion Price”) into 416,667 shares of common stock (the “Second Tranche Conversion Shares”) and, is repayable in 16 equal monthly installments commencing on the date that the SEC declares a registration statement with respect to the resale of such shares effective, with all remaining amounts due on July 20, 2023. The Second Tranche Note is repayable by payment of cash, or, at the discretion of the Company and if the below listed “Equity Conditions” are met, by issuance of shares of the common stock at a price of 95% of the lowest daily VWAP during the ten-trading day period prior to the respective monthly redemption dates (with a floor of $1.92) multiplied by 102% of the amount due on such date. In the event that the ten-trading day VWAP drops below $1.92 the Company will have the right to pay in stock at such ten-trading day VWAP with any shortfall paid in cash. The Conversion Price may be adjusted in the event of dilutive issuances but in no event to less than $0.54 (the “Monthly Conversion Price”).

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If the Company elects to repay the entire Second Tranche Note by issuance of shares, presuming recent stock prices, an aggregate of approximately 1,201,373 shares may be issued over 16 months plus interest.

The Company’s right to make monthly payments in stock in lieu of cash for the Second Tranche Note is conditioned on certain conditions (the “Equity Conditions”). The Equity Conditions required to be met each month in order to redeem the Second Tranche Note with stock in lieu of a monthly cash payment, among other conditions set forth therein, include without limitation, that a registration statement be in effect with respect to the resale of the shares issuable upon conversion or redemption of the Second Tranche Note (or, that an exemption under Rule 144 is available), that no default be in effect, that the average daily trading volume of the Company’s common stock would have to be at least $550,000 during the five trading days prior to the respective monthly redemption and that the outstanding principal amounts of the First Tranche Note and Second Tranche Note combined, shall not exceed 30% of the market capitalization of the Company’s Common Stock as reported on Bloomberg L.P., which percentage is subject to increase by LI Capital at its sole discretion.

Other provisions of the Second Tranche Note, which is similar in terms to the First Tranche Note, include that the Second Tranche Note Conversion Price is subject to full anti-dilution price protections in the event of financings that are below the Conversion Price with a floor of $0.54.

In the event of an Event of Default as defined in the notes, if the stock price is below the Conversion Price at the time of default and only for so long as a default is continuing, the Second Tranche Notes would be convertible at a rate of 80% of the lowest VWAP in the ten prior trading days, provided, that if the default is cured the default conversion rate elevates back to the normal Conversion Price

As part of the Second Tranche Closing, the Company issued Second Tranche Warrants exercisable for five years from the date of issuance, at $4.20 per share which carry the same anti-dilution protection as the Second Tranche Notes, subject to the same adjustment floor. The Second Tranche Warrants are exercisable via cashless exercise only for so long as no registration statement covering resale of the shares is in effect.

The Company is required to file a registration statement with the SEC which shall be declared effective on or prior to 75 days the closing of the Second Tranche.

The Second Tranche Note continues to be subject to (i) the repayment and performance guarantees by the subsidiaries of the Company pursuant to a subsidiary guaranty and, (ii) the Security Agreement pursuant to which the LI Capital was granted a security interest in all of the assets of the Company and certain of its subsidiaries, each as entered into in connection with the First Tranche closing on September 14, 2021.

On January 5, 2022, the Company issued 166,964 shares of common stock to L1 upon the conversion of $275,000 in principal and $5,500 in financing costs for the repayment of monthly installments required under the L1 Note.

On January 26, 2022, the Company issued 20,573 shares of common stock to a preferred stockholder upon the conversion of 39,500 shares of its Series C Stock.

On February 4, 2022, the Company issued 194,792 shares of common stock to L1 upon the conversion of $275,000 in principal and $5,500 in financing costs for the repayment of monthly installments required under the L1 Note.

On February 28, 2022, the Company was notified by L1 that repayment of its next monthly installment would be deferred given that the Company was not in compliance with the L1 Note Equity Conditions. Additionally, it provided the Company with a notice of conversion using the alternative conversion price of 80% of the lowest VWAP in the ten prior trading days as a result of the default. On February 28, 2022, the Company issued 357,143 shares of common stock to L1 upon the conversion of $300,000 in principal.

On March 8, 2022, the Company issued 175,253 shares of common stock to the holders of its Series C Stock for PIK Dividends declared and payable at December 31, 2021.

On March 10, 2022, the Company issued 461,539 shares of common stock to L1 upon the conversion of $300,000 in principal.

On March 11, 2022, the Company issued 192,308 shares of common stock to L1 upon the conversion of $125,000 in principal.

On March 17, 2022, the Company issued 461,539 shares of common stock to L1 upon the conversion of $300,000 in principal.

On March 18, 2022, the Company issued an aggregate 2,230,771 shares of common stock to L1 upon the conversion of $1,450,000 in principal.

On March 18, 2022, the Company issued an aggregate 1,384,616 shares of common stock to L1 upon the conversion of $900,000 in principal.

On March 23, 2022, the Company issued 307,693 shares of common stock to L1 upon the conversion of $200,000 in principal.

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3,544,423 Shares

GROM SOCIAL ENTERPRISES, INC.

COMMON STOCK

PROSPECTUS

June 27, 2022